Exhibit 4.21





           TERM LOAN AND WORKING CAPITAL AGREEMENT

                         dated as of

                      November 4, 1994

                            among

                   Rio Tinto Metal, S.A.,

                         the Lenders

                             and

                      Barclays Bank PLC

                          as Agent












                       TABLE OF CONTENTS

                                                        Page

                         DEFINITIONS

     Section 1.01.  Definitions . . . . . . . . . . . .    2
               (a)  Terms Generally . . . . . . . . . .    2
               (b)  Accounting Terms  . . . . . . . . .    2
               (c)  Other Terms . . . . . . . . . . . .    3

                         ARTICLE II

                       THE TERM LOANS

     Section 2.01.  The Term Loans  . . . . . . . . . .   25
     Section 2.02.  Procedure for Term Loans  . . . . .   25
     Section 2.03.  Repayment . . . . . . . . . . . . .   26
     Section 2.04.  Cancellation or Reduction of Term
                      Loan Commitment . . . . . . . . .   26
     Section 2.05.  Optional Prepayment . . . . . . . .   27
     Section 2.06.  Mandatory Prepayment  . . . . . . .   27

                         ARTICLE III

                  THE WORKING CAPITAL LOANS

     Section 3.01.  The Working Capital Loans . . . . .   28
     Section 3.02.  Procedure for Working Capital
                      Loans . . . . . . . . . . . . . .   29
     Section 3.03.  Repayment . . . . . . . . . . . . .   30
     Section 3.04.  Swing Line Loans  . . . . . . . . .   30
     Section 3.05.  Cancellation or Reduction of Work-
                      ing Capital Loan Commitment . . .   32
     Section 3.06.  Optional Prepayment . . . . . . . .   32
     Section 3.07.  Mandatory Prepayment  . . . . . . .   33

                         ARTICLE IV

                      INTEREST AND FEES

     Section 4.01.  Interest on Loans . . . . . . . . .   34
     Section 4.02.  Post Maturity Interest  . . . . . .   35
     Section 4.03.  Maximum Interest Rate . . . . . . .   35
     Section 4.04.  Certain Fees  . . . . . . . . . . .   36

                          ARTICLE V

                  DISBURSEMENT AND PAYMENT

     Section 5.01.  Pro Rata Treatment  . . . . . . . .   37
     Section 5.02.  Method of Payment; Evidence of
                      Debt  . . . . . . . . . . . . . .   37
     Section 5.03.  Compensation for Losses . . . . . .   38
               (a)  Compensation  . . . . . . . . . . .   38
               (b)  Certificate, etc. . . . . . . . . .   38
     Section 5.04.  Withholding, Reserves and Addi-
                      tional Costs  . . . . . . . . . .   38
               (a)  Withholding . . . . . . . . . . . .   38
               (b)  Additional Costs  . . . . . . . . .   40
               (c)  Notification and Lending
                    Office Designations . . . . . . . .   42
               (d)  Certificate, etc. . . . . . . . . .   42
               (e)  Substitution of Lender  . . . . . .   42
     Section 5.05.  Illegality  . . . . . . . . . . . .   43
     Section 5.06.  Working Capital Accounts  . . . . .   44
     Section 5.07.  Reserve Account . . . . . . . . .     44

                         ARTICLE VI

               REPRESENTATIONS AND WARRANTIES

     Section 6.01.  Representations and Warranties  . .   46
               (a)  Good Standing and Power . . . . . .   46
               (b)  Compliance with Laws  . . . . . . .   46
               (c)  Corporate Authority . . . . . . . .   46
               (d)  Authorizations  . . . . . . . . . .   46
               (e)  Binding Agreements  . . . . . . . .   47
               (f)  Taxes . . . . . . . . . . . . . . .   47
               (g)  Litigation  . . . . . . . . . . . .   47
               (h)  No Conflicts  . . . . . . . . . . .   47
               (i)  Financial Condition . . . . . . . .   48
               (j)  Information . . . . . . . . . . . .   48
               (k)  Use of Proceeds . . . . . . . . . .   49
               (l)  Title to Properties; Possession
                    Under Leases  . . . . . . . . . . .   49
               (m)  Not an Investment Company . . . . .   49
               (n)  The Security Documents  . . . . . .   49
               (o)  Environmental Protection  . . . . .   49
               (p)  Insurance . . . . . . . . . . . . .   50
               (q)  Material Agreements . . . . . . . .   50
               (r)  Consents  . . . . . . . . . . . . .   50
               (s)  Employment Law  . . . . . . . . . .   50
               (t)  Patents, etc. . . . . . . . . . . .   50
               (u)  Physical Operation of Project . . .   50
               (v)  Supply Contracts  . . . . . . . . .   50
               (w)  Affiliate Transactions  . . . . . .   51
               (x)  No Subsidiaries . . . . . . . . . .   51

                         ARTICLE VII

                    CONDITIONS OF LENDING

     Section 7.01.  Conditions to the Effectiveness of
                      this Agreement  . . . . . . . . .   51
               (a)  This Agreement  . . . . . . . . . .   51
               (b)  Evidence of Corporate Action
                    of Borrower . . . . . . . . . . . .   51
               (c)  Evidence of Corporate Action
                    of RTM  . . . . . . . . . . . . . .   52
               (d)  Evidence of Corporate Action
                    of FCX  . . . . . . . . . . . . . .   52
               (e)  Security Arrangements . . . . . . .   52
               (f)  Evidence of RTM Contribution  . . .   54
               (g)  Opinions of Counsel . . . . . . . .   54
               (h)  Notarial Deed . . . . . . . . . . .   55
               (i)  Modification of By-Laws . . . . . .   55
               (j)  Insurance . . . . . . . . . . . . .   55
               (k)  Authorizations  . . . . . . . . . .   55
               (l)  Report of the Independent
                    Engineer  . . . . . . . . . . . . .   56
               (m)  Project Documents . . . . . . . . .   56
               (n)  Environmental Report  . . . . . . .   56
               (o)  Off-take, Supply and Tolling
                    Contracts . . . . . . . . . . . . .   56
               (p)  Lurgi Certificate . . . . . . . . .   56
               (q)  Computer Model  . . . . . . . . . .   56
               (r)  Management Services Contract  . . .   56
               (s)  Other Indebtedness  . . . . . . . .   56
               (t)  Inducement Agreement  . . . . . . .   57
               (u)  Investor Capital Investment . . . .   57
               (v)  Payment of Fees and Expenses  . . .   57
               (w)  Litigation  . . . . . . . . . . . .   57
               (x)  Other Documents . . . . . . . . . .   57
     Section 7.02.  Conditions to All Loans . . . . . .   57
               (a)  Loan Request  . . . . . . . . . . .   57
               (b)  Use of Proceeds . . . . . . . . . .   57
               (c)  No Default  . . . . . . . . . . . .   57
               (d)  Representations and
                    Warranties; Covenants . . . . . . .   58
               (e)  Other Documents . . . . . . . . . .   58
     Section 7.03.  Conditions to All Term Loans  . . .   58
               (a)  Status of Construction  . . . . . .   58
               (b)  Certifications  . . . . . . . . . .   58
               (c)  Other Documents . . . . . . . . . .   59
     Section 7.04.  Conditions to All Working Capital
                      Loans and Swing Line Loans  . . .   59
               (a)  Borrowing Base Report . . . . . . .   60
               (b)  Security Documentation  . . . . . .   60
               (c)  Supplemental Security Documents . .   60
               (d)  Working Capital Loan Commitment   . . 60
               (e)  Other Documents . . . . . . . . . .   60

                        ARTICLE VIII

                          COVENANTS

     Section 8.01.  Affirmative Covenants . . . . . . .   61
               (a)  Financial Statements; Borrowing
                    Base Reports; etc.  . . . . . . . .   61
               (b)  Taxes . . . . . . . . . . . . . . .   63
               (c)  Insurance . . . . . . . . . . . . .   63
               (d)  Corporate Existence . . . . . . . .   64
               (e)  Authorizations  . . . . . . . . . .   64
               (f)  Maintenance of Records  . . . . . .   64
               (g)  Inspection  . . . . . . . . . . . .   64
               (h)  Maintenance of Property, etc. . . .   65
               (i)  Conduct of Business . . . . . . . .   65
               (j)  Notification of Defaults and
                    Adverse Developments  . . . . . . .   65
               (k)  Environmental Matters . . . . . . .   66
               (l)  Environmental Reports . . . . . . .   66
               (m)  Supply Contracts  . . . . . . . . .   67
               (n)  Hedging Arrangements  . . . . . . .   67
               (o)  Use of Proceeds . . . . . . . . . .   68
               (p)  Completion of Project . . . . . . .   69
               (q)  Management Services Contract  . . .   69
     Section 8.02.  Negative Covenants  . . . . . . . .   70
               (a)  Indebtedness  . . . . . . . . . . .   70
               (b)  Restricted Payments . . . . . . . .   72
               (c)  Mortgages and Pledges . . . . . . .   72
               (d)  Merger, Acquisition or Sales
                    of Assets . . . . . . . . . . . . .   72
               (e)  Contingent Liabilities  . . . . . .   72
               (f)  Loans and Investments . . . . . . .   72
               (g)  Capital Expenditures  . . . . . . .   73
               (h)  Subsidiaries  . . . . . . . . . . .   73
               (i)  Preferred Stock . . . . . . . . . .   73
               (j)  Stock of Subsidiaries . . . . . . .   73
               (k)  Related Agreements  . . . . . . . .   73
               (l)  Transactions with Affiliates  . . .   73
               (m)  Environmental Matters . . . . . . .   73
     Section 8.03.  Preparation of Forecast and Cover
                      Ratio Certificate . . . . . . . .   73
     Section 8.04.  Change Orders and Variance
                      Requests  . . . . . . . . . . . .   74
     Section 8.05.  Technical Non-Compliance  . . . . .   75
     Section 8.06.  Partial Release of Pledged Shares .   75

                         ARTICLE IX

                      EVENTS OF DEFAULT

     Section 9.01.  Events of Default . . . . . . . . .   76

                          ARTICLE X

                  THE AGENT AND THE LENDERS

     Section 10.01.  The Agency . . . . . . . . . . . .   79
     Section 10.02.  The Agent's Duties . . . . . . . .   80
     Section 10.03.  Sharing of Payment and Expenses  .   80
     Section 10.04.  The Agent's Liabilities  . . . . .   81
     Section 10.05.  The Agent as a Lender  . . . . . .   82
     Section 10.06.  Lender Credit Decision . . . . . .   82
     Section 10.07.  Indemnification  . . . . . . . . .   82
     Section 10.08.  Successor Agent  . . . . . . . . .   83
     Section 10.09.  Power of Attorney  . . . . . . . . . 84

                         ARTICLE XI

         CONSENT TO JURISDICTION; JUDGMENT CURRENCY

     Section 11.01.  Consent to Jurisdiction  . . . . .   84
     Section 11.02.  Judgment Currency  . . . . . . . .   85

                         ARTICLE XII

                        MISCELLANEOUS

     Section 12.01.  APPLICABLE LAW . . . . . . . . . .   85
     Section 12.02.  Right of Set-off . . . . . . . . .   85
     Section 12.03.  Expenses . . . . . . . . . . . . .   86
     Section 12.04.  Amendments . . . . . . . . . . . .   86
     Section 12.05.  Cumulative Rights and No Waiver  .   87
     Section 12.06.  Notices  . . . . . . . . . . . . .   87
     Section 12.07.  Separability . . . . . . . . . . .   88
     Section 12.08.  Assignments and Participations . .   88
     Section 12.09.  WAIVER OF JURY . . . . . . . . . .   90
     Section 12.10.  Confidentiality  . . . . . . . . .   90
     Section 12.11.  Indemnity  . . . . . . . . . . . .   90
     Section 12.12.  Execution in Counterparts  . . . .   91


                          EXHIBITS

                                                        Page


EXHIBIT A    Form of Master Assignment Agreement  . .    A-1
EXHIBIT B    Eligible Account Documentation . . . . .    B-1
EXHIBIT C    Form of Borrowing Base Report  . . . . .    C-1
EXHIBIT D    Form of Certificate of Independent
               Engineer . . . . . . . . . . . . . . .    D-1
EXHIBIT E    Huelva Expansion Project Completion
               Test . . . . . . . . . . . . . . . . .    E-1
EXHIBIT E-1  Form of Borrower's Completion
               Certificate  . . . . . . . . . . . . .  E-1-1
EXHIBIT E-2  Form of Completion Certificate of
               the Independent Engineer . . . . . . .  E-2-1
EXHIBIT F    Scope of Work  . . . . . . . . . . . . .    F-1
EXHIBIT G    Form of Cover Ratio Certificate  . . . .    G-1
EXHIBIT H    Form of Assignment of Contracts  . . . .    H-1
EXHIBIT I    Form of Inducement Agreement . . . . . .    I-1
EXHIBIT J    Form of Lurgi Certificate  . . . . . . .    J-1
EXHIBIT K    Form of Mortgage . . . . . . . . . . . .    K-1
EXHIBIT L    Form of Pledge of Shares . . . . . . . .    L-1
EXHIBIT M    Form of Pledge on Authorized
               Investments  . . . . . . . . . . . . .    M-1
EXHIBIT N    Form of Pledge Without Displacement  . .    N-1
EXHIBIT O    Form of Swing Line Loan Request  . . . .    O-1
EXHIBIT P    Form of Term Loan Request  . . . . . . .    P-1
EXHIBIT Q    Form of Working Capital Loan Request . .    Q-1
EXHIBIT R    Form of Opinion of Davis Polk &
               Wardwell . . . . . . . . . . . . . . .    R-1
EXHIBIT S    Form of Opinion of J&A Garrigues . . . .    S-1
EXHIBIT T    Opinion of the Independent Insurance
               Advisor  . . . . . . . . . . . . . . .    T-1
EXHIBIT U-1  Minimum Requirements for Supply and
               Off-take Contracts and Letters of
               Intent at Closing  . . . . . . . . . .  U-1-1
EXHIBIT U-2  Minimum Requirements for Supply and
               Off-take Contracts by January 1,
               1997 . . . . . . . . . . . . . . . . .  U-2-1
EXHIBIT V    Form of Officer's Certificate:  Status
               of Construction  . . . . . . . . . . .    V-1
EXHIBIT W    Form of Opinion of Sullivan & Cromwell .    W-1
EXHIBIT X    Form of Opinion of Uria & Menendez . . .    X-1
EXHIBIT Y    Form of Shutdown Certificate of the
               Borrower . . . . . . . . . . . . . . .    Y-1
EXHIBIT Z    Form of Shutdown Certificate of the
               Independent Engineer . . . . . . . . .    Z-1
EXHIBIT AA   Form of Assignment and Acceptance  . . .   AA-1



                          Schedules

Schedule I        -  Commitments
Schedule 1.01(c)  -  Project Documents
Schedule 6.01(o)  -  Environmental Protection
Schedule 6.01(v)  -  Supply Contracts
Schedule 7.01(k)  -  Authorizations






           TERM LOAN AND WORKING CAPITAL AGREEMENT


                     TERM LOAN AND WORKING CAPITAL
AGREEMENT, dated as of November 4, 1994 (the "Agreement"), among RIO TINTO METAL, S.A., a corporation organized under the laws of the Kingdom of Spain (the "Borrower"), each of the financial institutions identified on the signature pages hereof (each, a "Lender" and, collectively, the "Lenders") and BARCLAYS BANK PLC, as Agent for the Lenders (the "Agent").

                    W I T N E S S E T H:

                     WHEREAS, the Borrower has requested the
Lenders to provide a $290,000,000 working capital and term loan facility to the Borrower for the purpose of financing the costs of construction, expansion and operation of a copper smelting and refining complex at Huelva, Spain and for other related purposes; and

                     WHEREAS, the Borrower has requested
that such facility consist of a $65,000,000 working capital loan facility ($10,000,000 of which may be used for swing line loans) and a $225,000,000 term loan facility; and

                     WHEREAS, the Borrower is currently a
wholly owned subsidiary of Rio Tinto Minera, S.A., a corporation organized under the laws of the Kingdom of Spain
("RTM"); and

                     WHEREAS, by a public deed executed
before the Notary Public of Madrid, Mr. Jose Antonio Torrente Secorum, on June 23, 1994, under number 2,298 of his files of public records and entered at the Commercial Registry of Huelva, Spain on June 28, 1994, in Volume 282 General, Book 142 of the General Companies Section, Folio 203, page number H-3041, entry 6, RTM transferred to the Borrower the assets and certain of the liabilities of RTM's business relating to the copper smelter and refinery in Huelva, Spain, including RTM's rights and obligations under the Revolving Credit Agreement (as defined below), the Gold-Silver Loan Agreement (as defined below) and the ESP 1.62 Billion Loan Agreement (as defined below); and

                     WHEREAS, the Borrower is willing to
secure all of its obligations hereunder by pledging or assigning to the Lenders the collateral described in the Security Documents (as defined below);

                     NOW, THEREFORE, the parties hereby
agree as follows:


                          ARTICLE I

                         DEFINITIONS

                     Section 1.01.  Definitions.

                     (a)Terms Generally.  The definitions
ascribed to terms in this Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.
All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sec-tions of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America and all reference to "pesetas" shall be deemed references to the lawful money of the Kingdom of Spain. All conversions from dollars into any other currency or from any other currency into dollars made in connection with this Agreement shall be made at the selling rate ("cambio vendedor") which appears on the display designated as page "FXFX" or page "FXFY", as appropriate, on the Reuters Monitor Money Rates Service ("Reuters") (or such other page as may replace either such page on that service for purposes of displaying the rate of exchange from dollars into other currencies or other currencies into dollars) at or around 11:00 a.m., Madrid time, on the relevant date of conversion.

                     (b)  Accounting Terms.  Except as
otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Spanish GAAP (as defined below), as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VIII, such terms shall be construed in accordance with Spanish GAAP as in effect on the date of this Agreement applied on a basis consistent with the construction thereof applied in preparing the Borrower's audited financial statements delivered to the Lenders immediately preceding the date of this Agreement. In the event there shall occur a change in Spanish GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in
Article VIII, the Borrower and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to Spanish GAAP as so changed while affording the Lenders the protection afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms pending the execution by the Borrower and the Lenders of any such amendment).

                     (c)Other Terms.  The following terms
shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                     "Additional Completion Amounts" shall
mean agreed expenditure amounts, if any, in excess of those projected to be required pursuant to the Project Development Plan, to be used by the Borrower to complete the Project.

                     "Adjusted Pro Rata Share" shall mean,
with respect to the sharing of payments due any Lender at any time pursuant to this Agreement, the proportion of such Lender's total outstanding Loans and the sum of the net liabilities and other amounts owing to such Lender by the Borrower under each type of Hedging Arrangement with such Lender secured pursuant to Section 8.01(n) to the aggregate amount of outstanding Loans and the total amount of such liabilities and other amounts owing by the Borrower under each type of Hedging Arrangement to all Lenders at such time.

                     "Affiliate" shall mean, with respect to
any Person, any other Person (i) which has a 20% or more beneficial equity interest in such first Person, (ii) in which such first Person has a 20% or more beneficial equity interest, (iii) in which any Person which has a 20% or more beneficial equity interest in such first Person has a 20% or more beneficial equity interest or (iv) any Person defined as an Affiliate ("asociado") under Spanish law.

                     "Applicable Margin" shall mean for the
period from the date hereof until the Contract Date, 1.85% per annum, for the period from the Contract Date until the third anniversary thereof, 1.60% per annum, for the period from the third anniversary of the Contract Date until the sixth anniversary thereof, 1.75% per annum, and from and after the sixth anniversary of the Contract Date, 1.90% per annum.

                     "Assignment of Contracts"  shall mean
each Assignment of Contracts by the Borrower in favor of the Lenders and the Agent substantially in the form of Exhibit H hereto creating in favor of the Agent an assignment of certain of the Borrower's supply and off-take agreements, described in Exhibits U-1 and U-2 hereto, and the Lurgi Contract.

                     "Authorized Investments" shall mean (i)
certificates of deposit of, or other time deposits or bank accounts evidenced by an acceptable instrument that may be pledged with, OECD-nation chartered banks (or with their branches) with a rating of at least "A" as rated by Standard & Poor's Corporation or Moody's Investors Service, Inc., or the reasonable equivalent; (ii) investments in readily marketable money market funds having assets in excess of one billion dollars, which assets have an average life of less than one year and an average quality of at least "A" as rated by Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.; and (iv) securities issued by the Kingdom of Spain in each case having a maturity not to exceed one year.

                     "Barclays LIBOR" shall mean, with
respect to any Swing Line Interest Period for a Dollar Swing Line Loan, the rate per annum at which deposits in dollars are offered to the Agent by leading banks in the London interbank market two Business Days prior to the first day of such Swing Line Interest Period in an amount substantially equal to the outstanding principal amount of such Swing Line Loan and for a period equal to such Swing Line Interest Period.

                     "Barclays MIBOR" shall mean, with
respect to any Swing Line Interest Period for a Peseta Swing Line Loan, the rate per annum at which deposits in pesetas are offered to Barclays Bank, S.A. by leading banks in the Madrid interbank market one Business Day prior to the first day of such Swing Line Interest Period in an amount substantially equal to the outstanding principal amount of such Swing Line Loan and for a period equal to such Swing Line Interest Period.

                     "Base Case" shall mean the agreed upon
base case described in a letter agreement dated the date hereof between the Borrower and the Agent.

                     "BEX Gold Loan" shall mean the Gold
Loan, dated December 18, 1990, as amended, between RTM, as borrower, and Banco Exterior Industrial, S.A., as lender.

                     "Borrowing Base" shall mean the sum of
75% of Eligible Inventory plus 75% of Eligible Accounts plus 100% of cash plus 100% of the value of Authorized Investments in which Lenders (including Lenders providing Hedging Arrangements to the Borrower) have a valid and perfected first priority security interest under all applicable laws; provided that with respect to any Peseta Swing Line Loan, the Borrowing Base shall not include Eligible Inventory and, provided, further, that the Borrowing Base shall not include the Reserve Account Balance. The value of any Authorized Investment shall initially be its value as of the date of delivery to the Agent and, thereafter, its value shall be determined as of the date of any subsequent Borrowing Base Report which includes such Authorized Investment.

                     "Borrowing Base Report" shall mean a
report signed by an authorized officer of the Borrower as to Eligible Inventory and Eligible Accounts to be delivered on the date of delivery of the Working Capital Loan Request for each Working Capital Loan and, if required, on the date of delivery of the Swing Line Loan Request for each Swing Line Loan and monthly as specified in Section 7.04(a) and 8.01(a)(ii), such report to be substantially in the form of Exhibit C hereto.

                     "Borrowing Date" shall mean the date
set forth in each Swing Line Loan Request, each Working
Capital Loan Request and each Term Loan Request as the date upon which the Borrower desires to borrow Swing Line Loans, Working Capital Loans or Term Loans, as the case may be, pursuant to the terms of this Agreement.

                     "Business Day" shall mean any day on
which commercial banks are open for domestic and inter-national business (including dealings in U.S. dollar deposits) in The City of New York, New York, London, England and Madrid, Spain.

                     "Capital Lease Obligation" shall mean,
with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a capital lease on a balance sheet of such Person in accordance with Spanish GAAP.

                     "Certificate of the Independent
Engineer" shall mean the Certificate of the Independent
Engineer in the form of Exhibit D hereto.

                     "Change in Tax Law" shall mean, as to
each Lender, the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law
(or in the application or official interpretation of any law), including an amendment, modification or revocation of an applicable tax treaty or a change in official position regarding the application or interpretation thereof, occurring after the date hereof or, if later, the date on which such Lender first becomes a party hereto.

                     "Change Order" shall have the meaning
ascribed to such term in the Lurgi Contract.

                     "Collateral" shall mean the collateral
described and defined in each of the Security Documents.

                     "Commitment" of any Lender shall mean,
collectively, its Working Capital Loan Commitment and Term
Loan Commitment.

                     "Committed Government Grants" shall
mean the dollar amount (or peseta equivalent amount as of the date of any calculation referencing such amount) of government grants that have been committed to by appropriate Governmental Authorities subject to no contingencies or material conditions other than the progress of construction toward completion of the Project in accordance with the Project Development Plan and the hiring of employees and expenditures relating thereto.

                     "Completion Date" shall mean the date
on which all requirements of the Completion Test have been met or otherwise waived by the Required Lenders.

                     "Completion Test" shall have the
meaning ascribed to such term in Exhibit E.

                     "Computer Model" shall mean the
computer model delivered in the form of a diskette and a printout, as represented in the Information Memorandum and acknowledged by each of the Borrower and the Agent pursuant to Section 7.01(q) and as amended or replaced from time to time by agreement between the Borrower and the Agent.

                     "Construction Report" shall mean a
construction report of the Borrower substantially in the form of the reports previously provided to the Agent.

                     "Constructive Total Loss" shall mean
(i) the physical destruction of the Project as a consequence of flooding, earthquake, volcanic activity, collapse or other act of God rendering such property damaged beyond repair or permanently unfit for use as contemplated by the Project Documents; or (ii) any damage to the Project or any condemnation, confiscation or seizure of the Project that results in an insurance settlement with respect to such property on the basis of a total loss.

                     "Contract Date" shall mean the first
date after the Completion Date upon which (i) all contracts required by Exhibit U-2 are in effect, in the case of concentrate supply contracts, substantially in a form previously approved by the Agent or in a form which is substantially comparable to a form previously approved by the Agent or is otherwise in form and substance reasonably satisfactory to the Agent (it being understood that only for purposes of determining compliance with Section 8.01(m) and Exhibit U-2 the Agent shall have an opportunity to review and approve material changes in procedures for establishing treatment and refining charge pricing under concentrate supply contracts using formula pricing but not actual prices resulting therefrom) and (ii) the Borrower submits to the Agent a Forecast demonstrating that the Loan Life Cover Ratio is equal to or greater than 1.6 to 1.0 and the Two Year Cover Ratio is equal to or greater than 1.3 to 1.0 and such Forecast has been approved in accordance with Section 8.03.

                     "Cover Ratio Certificate" shall mean a
certificate of the Borrower, dated as of a Forecast Date, substantially in the form of Exhibit G hereto, setting forth the Borrower's calculation of the Loan Life Cover Ratio and the Two Year Cover Ratio at the relevant Forecast Date as derived from the Forecast attached as an annex thereto.

                     "Default" shall mean any event or
circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                     "Dollar Swing Line Loans" shall have
the meaning ascribed to such term in Section 3.04.

                     "Eligible Accounts" shall mean any
outstanding trade accounts receivable of the Borrower, with a maturity of up to 90 days or such longer maturity as may be approved by the Required Lenders and on documentation substantially in the form of Exhibit B or other documentation acceptable to the Required Lenders, with respect to amounts due in the ordinary course of the Borrower's business as to which the Borrower has furnished reasonably detailed information to the Lenders in the Borrowing Base Report, and as to which the Lenders have a valid and perfected first priority security interest under all applicable laws, determined after deducting from the aggregate amount thereof all amounts due thereon considered by the Agent, in its reasonable discretion, to be difficult to collect or uncollectible by reason of return, rejection, or loss of the property giving rise thereto, quality or other disputes, rights of setoff of the account debtor, insolvency of the account debtor or any other reason the Agent considers such account receivable difficult to collect or uncollectible. Trade accounts receivable from any single obligor (other than the government of Spain, to the extent provided below) shall be considered Eligible Accounts up to a maximum of $10,000,000 (or, subject to the restrictions described below, the aggregate equivalent in pesetas, Deutsche marks, French francs, Italian lira, Pounds sterling or any other currency that is approved by the Required Lenders as of the date of the relevant Borrowing Base Report) outstanding at any one time; provided, however, that, in the case of dollar denominated Eligible Accounts only, FCX shall not be subject to such limitation. Eligible Accounts shall not include any accounts receivable (i) in which any other Person has a security interest, (ii) which singly or collectively with respect to a single account debtor, are 60 days or more overdue in an amount in excess of $0.5 million or (iii) unless otherwise agreed by the Agent, payable by any obligor which has previously defaulted in payment to the Borrower. In addition to the foregoing, accounts receivable due (without contingency of any type) from the government of Spain with respect to (i) payments to the Borrower of government grants provided in consideration of the Huelva Expansion Program and (ii) reimbursements of Impuesto sobre de Valor Anadido paid to Lurgi, in each case with a maturity of up to 180 days and as to which the Lenders have a valid and perfected first priority security interest under all applicable laws, shall be deemed to be Eligible Accounts, provided that such accounts receivable are evidenced by documentation acceptable to the Required Lenders. The Borrower must maintain in the Borrowing Base dollar denominated Eligible Accounts and Eligible Inventory valued in dollars at all times equal to or exceeding the amount of the outstanding Dollar Swing Line Loans. The Borrower must maintain in the Borrowing Base peseta denominated Eligible Accounts at all times equal to or exceeding the amount of the outstanding Peseta Swing Line Loans. For purposes of Working Capital Loans up to an aggregate maximum of $10,000,000 outstanding at any one time, otherwise eligible accounts denominated in pesetas (which are not otherwise maintained in the Borrowing Base in respect of Peseta Swing Line Loans), Deutsche marks, French francs, Italian lira, Pounds sterling or any other currency that is approved by the Required Lenders shall be deemed to be Eligible Accounts. For purposes of all other Working Capital Loans, only accounts denominated in dollars shall be deemed to be Eligible Accounts.

                     "Eligible Inventory" shall mean an
amount calculated in dollars equal to the sum of (a) the value of the copper, gold and silver content of all of the anodes in the Borrower's inventory, such value to be calcu-lated, in the case of (i) copper, by reference to the LME Grade A cash, P.M. unofficial price, (ii) gold, by reference to the London P.M. daily fix price and (iii) silver, by reference to the London daily fix price, (b) the value of the copper content of all of the cathodes in the Borrower's inventory, such value to be calculated by reference to LME Grade A cash, P.M. unofficial price, (c) the acquisition price of all of the fully paid copper concentrate in the Borrower's inventory, (d) the value of the copper content of the Borrower's wire-rod located either at the Borrower's premises or at the Cordoba plant of Metalcable, S.A., by reference to the LME Grade A cash, P.M. unofficial price, and (e) the value of the gold and silver content of all of the slimes in the Borrower's inventory, such value to be calculated, in the case of (i) gold, by reference to the London P.M. daily fix price and (ii) silver, by reference to the London daily fix price, all as to which the Lenders have a valid and perfected first priority security interest under all applicable laws, determined after taking into account all charges and liens (other than carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) of all kinds against such inventory all as determined by the Agent in its reasonable discretion. Inventory shall immediately lose its status as Eligible Inventory when the Borrower sells it, otherwise passes title thereto or consumes it in such a manner that it no longer qualifies as Eligible Inventory, or the Lenders release, at the Borrower's request, their security interest therein, or when accounts receivable arise by virtue of constituting proceeds of such inventory. Eligible Inventory shall not include any inventory in which any other Person has a secur-ity interest (other than carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business).

                     "Engineer's Report" shall mean the
Huelva Expansion Project Report of Technical Audit, dated
May 1994, prepared by the Independent Engineer, as amended and supplemented prior to the date of the Initial Loans.

                     "Environmental Advisor" shall mean
Dames & Moore, International Division or such alternate advisor as may be agreed upon by the Borrower and the Agent.

                     "Environmental Claim" shall mean any
claim, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order involving any Hazardous Substance, Environmental Law, noise or odor pollution or any injury or threat of injury to human health, property or the environment.

                     "Environmental Laws" shall mean any
statute or regulation, rule, order or permit now or hereafter enacted by any competent body of the European Union, or the Kingdom of Spain (including but not limited to those enacted by the Spanish Parliament, the Central Government or any of its Ministries, the Parliament of the relevant Autonomous Communities, the Governing Body of such Communities or any of its Departments, and those now or hereafter enacted by any other competent Local Authority) and all other applicable national, regional, and local laws, ordinances, regulations, rules, orders, permits, and the like, which are directed at the protection of human health or the protection or restoration of the environment.

                     "Environmental Report" shall mean the
Environmental Due Diligence Assessment for Barclays Bank
Mining Finance Final Report, dated July, 1994, prepared by the Environmental Advisor.

                     "ESP 1.62 Billion Loan Agreement" shall
mean the ESP 1.62 Billion Pesetas Credit Agreement, dated
June 15, 1993, as amended from time to time, between the Borrower and Barclays Bank, S.A.

                     "Event of Default" shall mean any of
the events described in Section 9.01.

                     "Expropriatory Action" shall mean any
action or series of actions that is taken, authorized, ratified or condoned by the Kingdom of Spain, its Central Government, any of its Autonomous Communities or any other Local Authority or any agency or instrumentality thereof, for the appropriation, confiscation, expropriation or nationalization (by intervention, condemnation or other form of taking), whether with or without compensation and whether under color of law or otherwise, of the ownership interest of the Borrower in the Project.

                     "FCX" shall mean Freeport-McMoRan
Copper & Gold Inc.

                     "Financing Documents" shall mean this
Agreement, the Security Documents, the Inducement Agreement, and any other financing agreements entered into between the Lenders (or the Agent on their behalf) and the Borrower or any other Person relating to the Project and documents with any Lender with respect to Hedging Arrangements.

                     "Force Majeure" shall mean an act of
God, labor dispute and industrial action of any kind (including, without limitation, a strike, interruption, slowdown and other similar action on the part of organized labor), a lockout, act of the public enemy, war (declared or undeclared), civil war, sabotage, blockage, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, tidal wave, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, expropriation, nationalization, act of eminent domain, laws, rules, regulations or orders of government authority, explosion, breakage or accident to machinery or equipment or facility embargo, inability to obtain or delay in obtaining equipment, materials, transport or any event whether similar to the foregoing or not which is not within the reasonable control of the Borrower, as the case may be, and which makes continued construction of the Project impracticable or has a Material Adverse Effect on the ability of the Borrower to develop or operate the Project as contemplated by the Project Development Plan.

                     "Forecast" shall mean a forecast
prepared by the Borrower applying to the variables contained in the Computer Model such assumptions as the Borrower believes are appropriate as of the relevant Forecast Date and delivered in accordance with the terms hereof, setting forth (a) projections of the Forecast Net Cash Flow for each period from the Forecast Date to the Maturity Date; (b) the Loan Life Cover Ratio as at the relevant Forecast Date; (c) the Two Year Cover Ratio as at the relevant Forecast Date; and (d) the amount of any mandatory prepayments required pursuant to Section 2.06 to maintain the Loan Life Cover Ratio and the Two Year Cover Ratio at the required levels for the applicable period; provided, that if the Forecast so prepared by the Borrower is not accepted by the Required Lenders pursuant to Section 8.03, "Forecast" shall be deemed to refer to the Forecast as modified by the Required Lenders in accordance with Section 8.03.

                     "Forecast Assumptions" shall have the
meaning ascribed to such term in Section 8.03.

                     "Forecast Date" shall mean the earlier
of (i) the Completion Date and (ii) September 30, 1996, and, thereafter, any subsequent date selected by the Borrower occurring not less than six months nor more than one year following the immediately preceding Forecast Date, and any Recalculation Date and any additional date selected by the Borrower in connection with the establishment of the Contract Date.

                     "Forecast Net Cash Flow" shall mean, in
respect of any period, the aggregate receipts and revenues estimated to be received by the Borrower during such period less the aggregate of all Permitted Payments made or estimated to be made during such period in accordance with the terms hereof.

                     "FTX" shall mean Freeport-McMoRan Inc.

                     "Gold-Silver Loan Agreement" shall mean
the Gold-Silver Loan, dated December 13, 1989, between the
Borrower, as borrower, and Barclays Structured Finance
Limited and The Bank of Nova Scotia, as lenders, and Barclays Bank PLC, as agent.

                     "Governmental Authority" shall mean any
nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including but not limited to the competent bodies of the European Union, the Kingdom of Spain, the Central Government, Autonomous Communities, Provinces, Municipalities or any other Local Authority.

                     "Guarantee" by any Person shall mean
any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or
(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guaran-tor" shall have meanings correlative to the foregoing).

                     "Hazardous Substance" shall mean
(a) any substance, in any concentration, that is listed, classified or regulated pursuant to any Environmental Law;
(b) any petroleum product or by-product, asbestos containing material, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance where human exposure is regulated by any Governmental Authority or any Environmental Law.

                     "Hedging Arrangement" shall mean any
customary agreement, contract or similar arrangement for the forward assurances against adverse fluctuations (but which need not be on a fixed forward basis) of interest rates, metal prices or currency exchange rates, including but not limited to Interest Rate Protection Agreements and Optional Currency Hedging Arrangements.

                     "Huelva Expansion Program" shall mean
the expansion and improvement program at the Huelva Smelter as contemplated by (a) the Lurgi Contract and (b) the scope of work description contained in Exhibit F hereto.

                     "Huelva Smelter" shall mean the
Borrower's copper smelter and refining complex in Huelva, Spain, as more fully described in the Project Development
Plan.

                     "Indebtedness" of any Person shall
mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services having an original maturity greater than 180 days (including all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, bankers' acceptance facilities, Hedging Arrangements or other similar facilities including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of busi-ness, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person,
(e) all Indebtedness referred to in clause (a), (b), (c) or
(d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (f) all Indebtedness of others Guaranteed by such Person.

                     "Independent Engineer" shall mean Hatch
Associates Limited or such alternate engineer as may be agreed upon by the Borrower and the Agent.

                     "Independent Insurance Advisor" shall
mean Fenchurch Insurance Brokers Limited.

                     "Inducement Agreement" shall mean the
Inducement Agreement, dated as of December 7, 1994, from RTM and FCX to the Agent substantially in the form of Exhibit I hereto and any amendments or successor agreements thereto.

                     "Information Memorandum" shall mean the
Information Memorandum: $290 Million Project Finance of Copper Smelter and Refinery Expansion, Huelva, Spain dated September, 1994, as supplemented with the Base Case and an updated Term Sheet reflecting the terms hereof.

                     "Initial Loan" shall mean the first
Loan which is made pursuant to the terms hereof.

                     "Interest Period" shall mean each one,
two, three, six, nine or twelve month period or such longer period acceptable to the Lenders, such period being the one selected by the Borrower pursuant to Section 2.02 or 3.02 hereof and commencing on the date the relevant Loan is made or the last day of the current Interest Period, as the case may be, provided, however, that the Borrower may elect to have one Interest Period of a different duration at any one time outstanding in order to avoid payments under Section
5.03(a) in respect of funding losses that, absent such election, would be incurred by the Borrower on each Repayment Date.

                     "Interest Rate Protection Agreement"
shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement used by a Person to mitigate interest rate risk on Indebtedness.


                     "Investor" shall mean FCX indirectly
through Subsidiaries providing $30,000,000 of equity to the Borrower.

                     "LIBOR" shall mean, with respect to any
Interest Period for a Loan, the rate per annum determined by the Agent to be the arithmetic mean (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%) of the respective rates of interest communicated by the Reference Lenders to the Agent as the rate at which dollar deposits are offered to the Reference Lenders by leading banks in the London interbank deposits market at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective Reference Amounts for a term equal to such Interest Period.

                     "Lien" shall mean, with respect to any
asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                     "LME" shall mean the London Metal
Exchange.

                     "Loan Life Cover Ratio" shall mean, on
any date, the ratio of (a) the Forecast Net Cash Flow through the Maturity Date calculated and discounted as in the most recent Forecast to (b) an amount equal to the aggregate principal amount of Term Loans outstanding on such date less the Reserve Account Balance on such date.

                     "Loans" shall mean, collectively, the
Working Capital Loans, Swing Line Loans and Term Loans outstanding hereunder from time to time.

                     "Lurgi" shall mean Lurgi Espanola, S.A.

                     "Lurgi Certificate" shall mean a
Certificate of Lurgi in the form of Exhibit J hereto, delivered by the Borrower to the Agent as a condition precedent to the effectiveness of this Agreement and in each calendar month prior to the Completion Date.

                     "Lurgi Contract" shall mean
collectively (i) the contracts between RTM and Lurgi for the modification of the acid plant for RTM 1 and RTM 2, Phase 1 dated July 30, 1993 and Phase 2 dated December 14, 1993 and
(ii) the Turn Key Lump Sum Contract, dated June 2, 1994, between RTM and Lurgi for the expansion of the Huelva Smelter, as the same may be supplemented, modified or amended from time to time, each as assigned by RTM to the Borrower.

                     "Management Services Contract" shall
mean the Management Services Contract, effective as of January 1, 1994, between FTX and RTM and its subsidiaries, including the Borrower.

                     "Master Assignment Agreement" shall
mean the Master Assignment Agreement by the Borrower in favor of the Lenders and the Agent substantially in the form of Exhibit A hereto creating in favor of the Agent an assignment of the Borrower's receivables (to the extent such items constitute a portion of the Borrowing Base).

                     "Material Adverse Effect" shall mean a
material adverse effect, taking into account all facts and circumstances (i) on the business, properties, condition (financial or otherwise) or operations of the Borrower which has had, or could reasonably be expected to have, a material adverse effect on the ability of the Borrower to perform its obligations under any Financing Document or (ii) on the ability of the Borrower to construct, develop, operate, or use the Project as contemplated in the Project Development Plan, or (iii) on the validity or enforceability of any Project Document or Financing Document or the validity, perfection or priority of any security interest purported to be granted by the Borrower or RTM in favor of the Lenders thereunder.

                     "Maturity Date" shall mean the earlier
of (a) June 30, 2005 and (b) the prepayment in full of all Term Loans.

                     "Mortgage" shall mean the Mortgage on
Real Estate by the Borrower in favor of the Lenders and the Agent, substantially in the form of Exhibit K hereto, granting the Agent a first priority mortgage on all of the Borrower's real estate and concessions and related assets and initially securing a dollar amount equal to 25% (as the same may be subsequently increased as provided herein and therein) of the Total Term Loan Commitment.

                     "Net Cash" shall mean for any date the
total cash balances and Authorized Investments of the Borrower on such date (after giving effect to the payment of all payment obligations of the Borrower hereunder due through such date and any optional prepayments noticed through such date) less cash or Authorized Investments subject to Liens or included in the Borrowing Base.

                     "OECD" shall mean the Organization for
Economic Cooperation and Development.

                     "Operating Report" shall mean a
management report of the Borrower substantially in the form of the reports previously provided to the Agent.

                     "Optional Currency Hedging
Arrangements" shall have the meaning ascribed to such term in Section 8.01(n).

                     "Participant" shall have the meaning
ascribed to such term in Section 12.08(b).

                     "Permitted Capital Expenditures" shall
mean for any fiscal year prior to the Contract Date, the aggregate capital expenditures of the Borrower and its Subsidiaries in an amount not to exceed $5,000,000, or any additional amounts approved by the Required Lenders in such fiscal year, and for any year after the Contract Date, any amounts available for Restricted Payments and not utilized therefor.

                     "Permitted Encumbrances" shall mean (i)
Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves (in accordance with Spanish GAAP) are being maintained, (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, in each case arising in the ordinary course of business (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature, in each case arising in the ordinary course of business, (iv) mechanics', workers', materialmen's or other like Liens, in each case arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, (v) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable, (vi) immaterial existing easements or future easements arising by operation of law, in each case provided such easements do not materially adversely affect marketability of title, (vii) any mortgage, encumbrance or other Lien upon, or security interest in, any property here-after acquired by the Borrower or its Subsidiaries, created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any Lien without the assumption thereof; provided, that (x) the Indebtedness secured by all such Liens shall not exceed $2,500,000 in the aggregate or its equivalent in another currency and (y) each such Lien shall attach only to the property so acquired and fixed improvements thereon, (viii) Liens granted to the Agent and the Lenders pursuant to the Financing Documents (including Liens granted to secure interest, currency and commodity hedging arrangements with the Agent or any Lender pursuant to Section 8.01(n)), (ix) existing mortgages dis-closed in the Borrower's most recent financial statements (or the notes thereto), (x) Liens on accounts receivable securing the Peseta Loan, (xi) in the event the Borrower has sufficient Net Cash available to permit it to make Restricted Payments, in lieu of making all or a portion of such Restricted Payments, Liens in an amount of up to $10,000,000 at any one time outstanding in respect of cash margin obligations related to commodity hedging arrangements made in the ordinary course of business, and (xii) Liens or other reserved interests of a seller of copper concentrate in copper concentrate sold to the Borrower in favor of such seller securing the purchase price thereof prior to payment in full for such copper concentrate by the Borrower.

                     "Permitted Payments" shall mean for any
relevant period, all payments paid, or forecast to be payable, by the Borrower during that period, calculated on an actual rather than an accrual basis, in respect of (a) capital costs; (b) operating costs; (c) any taxes; (d) any amount of interest, fees or other expenses and any amounts of scheduled principal the Borrower expects to pay and not refinance during such period in connection with the Peseta Loan and other permitted Indebtedness; and (e) any other costs and liabilities as the Borrower and the Required Lenders may agree. Permitted Payments do not include any amount of principal or interest payable under this Agreement.

                     "Person" shall mean any corporation, an
association, a partnership, an organization, a business, an individual, a government or any political subdivision thereof or a governmental agency.

                     "Peseta Loan" shall mean, collectively,
borrowings of the Borrower in an amount of up to $20,000,000 or its equivalent in another currency under other facilities provided by Spanish or other OECD-nation chartered banks determined as of the date of the relevant Peseta Loan.

                     "Peseta Swing Line Loans" shall have
the meaning ascribed to such term in Section 3.04.

                     "Pledge of Shares" shall mean the
Pledge of Shares, dated as of August 3, 1994 and subsequently amended, by RTM in favor of the Lenders and the Agent substantially in the form of Exhibit L hereto creating a pledge to the Agent of the shares, initially representing 100% of the capital stock of the Borrower, as the same subsequently may be reduced to 51% as provided herein and therein.

                     "Pledge on Authorized Investments"
shall mean each Pledge on Authorized Investments by the Borrower in favor of the Lenders and the Agent, to be dated as of the date of the pledge of the Authorized Investments referred to therein, substantially in the form of Exhibit M hereto creating a pledge to the Agent of such Authorized
Investments as are delivered to the Agent for inclusion in the Borrowing Base in connection with each such Pledge on Authorized Investments.

                     "Pledge Without Displacement" shall
mean the Pledge Without Displacement (Prenda Sin
Desplazamiento) by the Borrower in favor of the Lenders and the Agent substantially in the form of Exhibit N hereto creating a pledge to the Agent of the Borrower's fully paid inventories which are at any time located in the Huelva
Smelter and, in the case of wire-rod and cathodes, located at the Cordoba plant of Metalcable, S.A..

                     "Prescribed Forms" shall mean such duly
executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of an income tax treaty or other applicable rule, regulation, directive or similar authorization between Spain and the country of residence of the Lender providing the form(s) or statement(s), permit the Borrower to make payments hereunder for the account of such Lender free of deduction or withholding for or on account of taxes.

                     "Project" shall mean the Huelva
Expansion Project as described in the Project Development
Plan.

                     "Project Development Plan" shall mean
the plan and agreement to expand the capacity of and operate the Huelva Smelter as contained in the (i) Huelva Expansion Program and (ii) assumptions applied in the preparation of the Base Case and, following the Completion Date, the most recent Forecast Assumptions.

                     "Project Documents" shall mean each
document specified on Schedule 1.01(c) hereto.

                     "Pro Rata Share" shall mean, with
respect to each of the facilities for each Lender at any time, the proportion of such Lender's Working Capital Loan Commitment or Term Loan Commitment, as the case may be, to the Total Working Capital Loan Commitment or the Total Term Loan Commitment, as the case may be, of all the Lenders or, if the Working Capital Loan Commitment or the Term Loan Commitment, as the case may be, shall have been cancelled or reduced to $0 or expired, the proportion of such Lender's then outstanding Working Capital Loans or Term Loans, as the case may be, to the aggregate amount of Working Capital Loans or Term Loans, as the case may be, then outstanding. Each Lender's Pro Rata Share of the Term Loan Commitment Fees which accrue prior to cancellation of the Revolving Credit Agreement shall be calculated with respect to the amount of such Lender's Term Loan Commitment less the amount of such Lender's outstanding Revolving Loan Commitment under the Revolving Credit Agreement.

                     "Recalculation Date" shall mean the
date of recalculation of a Forecast at the direction of the Required Lenders, or in the circumstances permitting them to determine that a Recalculation Event has occurred, any three Lenders or Lenders collectively having 40% of the aggregate Commitments, as the case may be, as a result of the occurrence of a Recalculation Event.

                     "Recalculation Event" shall mean any
event or circumstance, as determined by the Required Lenders, that has caused, or that can with reasonable certainty be expected to cause, one or more of the assumptions used in the most recently completed Forecast to no longer be reasonable or appropriate in light of all facts and circumstances, and, as a result thereof, indicates a material change exists in the cover ratios that were previously calculated on the basis thereof; provided, however that (i) at any time (A) the Commitment of the Agent is greater than or equal to 25% of the aggregate Commitments of all of the Lenders, and (B) the Agent has received a notice from the Borrower pursuant to Section 8.01(j)(vii) or
Section 8.01(j)(x) in respect of a material contract, then any three Lenders may determine that the circumstances described in such notice represent a Recalculation Event and
(ii) at any time (A) the Commitment of the Agent is less than 25% of the aggregate Commitments of all of the Lenders and (B) the Agent has received a notice from the Borrower pursuant to Section 8.01(j)(vii) or Section 8.01(j)(x) in respect of a material contract, then Lenders collectively having at least 40% of the aggregate Commitments may determine that the circumstances described in such notice represent a Recalculation Event.

                     "Reference Amount", with respect to any
Reference Lender and Interest Period, shall mean (a) if that Reference Lender is a Lender, the amount of that Lender's Loan scheduled to be outstanding during that Interest Period, or (b) if that Reference Lender has assigned any portion of its Loan to an affiliate, the amount scheduled to be outstanding during that Interest Period of the Loan at the office of that Reference Lender without taking into account any reduction in the amount of any Lender's Loan through any such assignment or transfer, in each case rounded up to the nearest integral multiple of $1,000,000.

                     "Reference Lender" shall mean each of
Barclays Bank PLC, ABN AMRO Bank N.V. and National
Westminster Bank Plc.

                     "Repayment Date" shall have the meaning
ascribed to such term in Section 2.03.

                     "Required Insurance" shall mean the
insurance coverage that in the written opinion of the Independent Insurance Advisor, dated on or prior to the date hereof, is all of the insurance which is required to be in effect both prior to and following the Completion Date; provided, that specifications therein for insurance to be effective following the Completion Date, will refer to the type of insurance and basis for determining at future dates the coverage amount thereof, but not specific coverage amounts.

                     "Required Lenders" shall mean at any
date Lenders having at least 66 2/3% of the Commitments or, if the Commitments have been cancelled or terminated, holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                     "Required Reserve Account Balance"
shall have the meaning ascribed to such term in Section
5.07.

                     "Reserve Account" shall have the
meaning ascribed to such term in Section 5.07.

                     "Reserve Account Balance" shall mean
the amount in the Reserve Account as such term is defined in
Section 5.07.

                     "Restricted Payments" shall mean any
dividends on any shares of any class of any Person's capital stock, or application of any of its property or assets to the purchase, redemption or other retirement of, or the setting apart of any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or any other payment or distribution of assets in respect of, shares of capital stock of such Person.

                     "Revolving Credit Agreement" means the
Amended and Restated Revolving Credit Agreement, dated as of February 28, 1994, and amended and restated as of August 3, 1994, and further amended as of November 4, 1994, among the Borrower, RTM, the Banks referenced therein and Barclays Bank PLC, as agent.

                     "RTM" shall have the meaning ascribed
to such term in the Recitals hereto.

                     "RTM Capital Contribution" shall have
the meaning ascribed to such term in Section 5.07.

                     "Security Documents" shall mean the
Mortgage, the Pledge Without Displacement, each Pledge on
Authorized Investments, the Pledge of Shares, each
Assignment of Contracts and the Master Assignment Agreement.

                     "Spanish GAAP" shall mean Spanish
generally accepted accounting principles set forth in the Commercial Code and the General Accounting Chart ("Plan
General de Contabilidad" as approved by Royal Decree
1642/1990, of December 20) and any relevant implementing plans for special sectors of industry, opinions and pronouncements of the Instituto de Contabilidad y Auditoria de Cuentas or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                     "Subsidiary" shall mean any corporation
or partnership the majority of the voting shares or voting interests of which at the time are owned directly or indirectly by the Borrower and/or by one or more
Subsidiaries of the Borrower.

                     "Swing Line Interest Period" shall mean
each one-, two- or three-week or one-month period, such period being the one selected by the Borrower pursuant to
Section 3.04 hereof and commencing on the date the relevant Swing Line Loan is made.

                     "Swing Line Limit" shall have the
meaning ascribed to such term in Section 3.04.

                     "Swing Line Loan Request" shall mean a
written request by the Borrower to borrow a Swing Line Loan pursuant to the terms hereof, which shall be substantially in the form of Exhibit O, shall be signed by the Chief
Financial Officer and another authorized officer of the Borrower and shall specify, with respect to such requested
Swing Line Loan, (i) the requested Borrowing Date, (ii) the requested principal amount (in U.S. dollars or pesetas) of the Swing Line Loan and (iii) the requested term of the Swing Line Interest Period thereafter.

                     "Swing Line Loans" shall have the
meaning ascribed to such term in Section 3.04.

                     "Swing Line Payment" shall have the
meaning ascribed to such term in Section 4.04(b).

                     "Taxes" shall have the meaning ascribed
to such term in Section 5.04(a).

                     "Technical Non-Compliance" shall have
the meaning ascribed to such term in Section 8.05.

                     "Term Loan Commitment" shall mean, in
the case of each Lender, the amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on
Schedule I hereof, as such amount may be reduced from time to time pursuant to Section 2.04.

                     "Term Loan Commitment Fee" shall have
the meaning ascribed to such term in Section 4.04.

                     "Term Loan Commitment Termination Date"
shall mean the earlier to occur of (i) the Completion Date and (ii) the date, if any, on which the Term Loan Commitment is reduced to $0 pursuant to Section 2.04.

                     "Term Loan Request" shall mean a
written request by the Borrower to borrow Term Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit P, shall be signed by the Chief Financial Officer and another authorized officer of the Borrower and shall specify, with respect to such requested Term Loans, (i) the requested Borrowing Date, (ii) the aggregate amount of Term Loans which the Borrower desires to borrow on such date, (iii) the requested term of the initial Interest Period therefor and (iv) the intended use of proceeds of such Term Loans.

                     "Term Loans" shall have the meaning
ascribed to such term in Section 2.01.

                     "Term Sheet" shall mean the Summary of
Terms and Conditions for $290 Million Term Loan and Working
Capital Facility executed July 6, 1994, as subsequently revised.

                     "Total Term Loan Commitment" shall mean
the aggregate Term Loan Commitments of all the Lenders.

                     "Total Working Capital Loan Commitment"
shall mean the aggregate Working Capital Loan Commitments of all the Lenders.

                     "Two Year Cover Ratio" shall mean on
any date, the ratio of (a) the Forecast Net Cash Flow during the two years commencing on the most recent Forecast Date plus, for all purposes hereunder other than as used in application of the terms of Sections 2.06(b) and 8.02(b), the Reserve Account Balance on such date to (b) an amount equal to the sum of all scheduled payments of principal and interest with respect to the Term Loans over such two years.

                     "Unrestricted Government Grant Amount"
shall mean, as of any date, an amount in dollars (or its peseta equivalent calculated by reference to the exchange rate in effect on such date) equal to the aggregate amount of Committed Government Grants of the Borrower on such date less $15,000,000 (or its peseta equivalent on such date calculated as above).

                     "Variance Request" shall have the
meaning ascribed to such term in Section 8.04(d).

                     "Wholly owned Subsidiary" shall mean
any Subsidiary all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or one or more Wholly owned Subsidiaries of the Borrower.

                     "Working Capital Account" shall have
the meaning ascribed to such term in Section 5.06.

                     "Working Capital Commitment Fee" shall
have the meaning ascribed to such term in Section 4.04.

                     "Working Capital Loan Commitment" shall
mean, in the case of each Lender, the amount set forth opposite such Lender's name under the heading "Working Capital Loan Commitment" on Schedule I hereof, as such amount may be reduced from time to time pursuant to Section 3.05.

                     "Working Capital Loan Commitment
Termination Date" shall mean the earlier to occur of (i) the Maturity Date and (ii) the date, if any, on which the Working Capital Loan Commitment is reduced to $0 pursuant to
Section 3.05.

                     "Working Capital Loan Request" shall
mean a written request by the Borrower to borrow Working Capital Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit Q, shall be signed by the Chief Financial Officer and another authorized officer of the Borrower and shall specify, with respect to such requested Working Capital Loans, (i) the requested Borrowing Date, (ii) the aggregate amount of Working Capital Loans which the Borrower desires to borrow on such date, and (iii) the requested term of the initial Interest Period therefor.

                     "Working Capital Loans" shall have the
meaning ascribed to such term in Section 3.01.


                         ARTICLE II

                       THE TERM LOANS

                     Section 2.01.  The Term Loans.  On or
before the Term Loan Commitment Termination Date, and subject to the terms and conditions hereof, each Lender, severally and not jointly with the other Lenders, agrees to make term loans ("Term Loans") to the Borrower from time to time in an aggregate principal amount not to exceed such Lender's Term Loan Commitment.

                     Section 2.02.  Procedure for Term
Loans. (a) The Borrower may borrow Term Loans by deliver-ing a written Term Loan Request to the Agent by 10:00 A.M., London time, not less than three Business Days prior to the requested Borrowing Date therefor. The Borrower also shall
(a) deliver to the Agent the certificate specified in
Section 7.03(a) and (b) cause to be delivered to the Agent the certificates specified in Section 7.03(b), all of the foregoing to be delivered not less than three Business Days before the Borrowing Date provided, that only three Term
Loan Requests may be delivered during any calendar month.
Term Loans shall be in the minimum aggregate amount of $2,500,000.

                     (b)  Upon receipt of any Term Loan
Request from the Borrower, the Agent shall forthwith give notice to each Lender of the substance thereof. On the Borrowing Date specified in such Term Loan Request, each
Lender shall make available to the Agent in immediately available funds at the office of the Agent at its address set forth on the signature pages hereof, such Lender's Pro
Rata Share of the requested Term Loans.

                     (c)  Upon receipt by the Agent of all
such funds and upon the satisfaction by the Borrower or waiver by the Required Lenders of each of the conditions precedent contained in Article VII applicable thereto, the Agent shall disburse to the Borrower on the requested Borrowing Date the Term Loans requested in such Term Loan Request. The Agent may, but shall not be required to, advance on behalf of any Lender such Lender's Pro Rata Share of the Term Loans on a Borrowing Date unless such Lender shall have notified the Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Term Loans on such date. If the Agent makes such advance, the Agent shall be entitled to recover such amount on demand from the Lender on whose behalf such advance was made, and if such Lender does not pay the Agent the amount of such advance on demand, the Borrower shall promptly repay such amount to the Agent. Until such amount is repaid to the Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Term Loan made by the Agent. The Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Agent, at a rate per annum equal to the applicable rate on the Term Loans made on the Borrowing Date.

                     Section 2.03.  Repayment.  (a)  The
outstanding principal balance of the Term Loans shall be repaid in thirty-six equal quarterly installments payable on the last day of each calendar quarter (each, a "Repayment Date"), the first such Repayment Date being September 30, 1996; provided, that the outstanding Term Loans shall be paid in full no later than June 30, 2005.

                     (b)  The Borrower shall have the right
to elect to defer payment of all or a portion of any one such scheduled quarterly installment in the event of a planned shutdown of the Huelva Smelter provided that
(i) notice of such election shall be given to the Agent in writing no later than the second preceding Repayment Date and (ii) any amount so deferred shall be repaid in full in either one, two or three equal installments payable on the next successive Repayment Dates.

                     (c)  Subject to the approval of the
Required Lenders, the Borrower may request to defer payment of all or a portion of any one additional scheduled quarterly installment provided that (i) notice of such request shall be given to the Agent in writing no later than the second preceding Repayment Date and (ii) any amount so deferred shall be repaid in full in either one, two or three equal installments payable on the next successive Repayment Dates.

                     Section 2.04.  Cancellation or
Reduction of Term Loan Commitment. The Borrower shall have the right, upon not less than three Business Days' written notice to the Agent and upon payment of the Term Loan Commitment Fee accrued through the date of such cancellation or reduction, to cancel the Total Term Loan Commitment in full or to reduce the amount thereof. Partial reductions of the Total Term Loan Commitment shall be in the amount of $5,000,000 or, if greater, an integral multiple thereof (or, if the outstanding aggregate amount of Term Loans is less than $5,000,000, then all of such lesser amount). All such cancellations or reductions shall be permanent. Notwith-standing the foregoing, the Borrower may reduce or cancel the Term Loan Commitment prior to the Completion Date only upon its written certification in form and substance reason-ably satisfactory to the Required Lenders and acceptance thereof by the Agent on behalf of the Required Lenders, of its ability to fund the remaining costs of construction of the Huelva Smelter to the Completion Date with the remaining Term Loan Commitment and/or Working Capital Loan Commitment and other available funds.

                     Section 2.05.  Optional Prepayment.
The Borrower shall have the right, on not less than three Business Days' written notice to the Agent, to prepay the Term Loans in whole or in part, without premium or penalty, in the aggregate principal amount of $5,000,000 or, if greater, an integral multiple thereof (or if the outstanding aggregate amount of Term Loans is less than $5,000,000 then such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and the amounts required by Section 5.03. Each partial prepayment shall be applied ratably to installments of principal of all outstanding Term Loans. All prepayments of Term Loans pursuant to this Section 2.05 shall be permanent.

                     Section 2.06.  Mandatory Prepayment.
(a) After the Completion Date, in the event that (i) the Loan Life Cover Ratio at any time is less than 1.6 to 1.0 but equal to or greater than 1.4 to 1.0, then so long as such ratio exists, 75% of Net Cash on each Repayment Date shall be applied to repay outstanding Term Loans and 25% of Net Cash on such date may be either retained by the Borrower for working capital purposes or shall be available for distribution in accordance with Section 8.02(b) hereof (subject to any required payments to the Reserve Account as specified in Section 8.02(b)), and (ii) the Loan Life Cover Ratio at any time is less than 1.4 to 1.0, then, so long as such ratio exists, 100% of Net Cash on each Repayment Date shall be applied to repay outstanding Term Loans.

                     (b)  After the Completion Date, in the
event that (i) the Two Year Cover Ratio at any time is less than 1.3 to 1.0 but equal to or greater than 1.2 to 1.0, then, so long as such ratio exists, 75% of Net Cash on each Repayment Date shall be applied to repay outstanding Term Loans and 25% of Net Cash on such date may be either retained by the Borrower for working capital purposes or shall be available for distribution in accordance with Sec-tion 8.02(b) hereof (subject to any required payments to the Reserve Account as specified in Section 8.02(b)), and (ii) the Two Year Cover Ratio at any time is less than 1.2 to 1.0, then, so long as such ratio exists, 100% of Net Cash on each Repayment Date shall be applied to repay outstanding Term Loans.

                     (c)Whichever of the tests referred to
in subclauses (a) and (b) above requires the larger mandatory prepayment by the Borrower shall govern.

                     (d)  In the event the Completion Date
does not occur on or prior to September 30, 1996, then 100% of Net Cash shall be applied on each Repayment Date occurring on or after such date until the Completion Date to prepay outstanding Term Loans, subject to the provisions of
Section 8.05.

                     (e)In the event the events described in
clauses (i) and (ii) in the definition of "Contract Date" have not occurred on or prior to January 1, 1997 and the provisions of Section 2.06(d) are not applicable, then 100% of Net Cash shall be applied on each Repayment Date occurring on or after such date until the Contract Date to prepay outstanding Term Loans.

                     (f)  Any mandatory prepayments will be
applied first to the repayment of all Term Loans ratably across all remaining scheduled installments of principal and, following repayment of the Term Loans in full, to any Working Capital Loans or Swing Line Loans as specified in
Section 3.07, provided, however, that any mandatory prepayments made during the deferral period referenced in
Section 2.03(b) or (c) shall be applied first to any installment of principal so deferred.


                         ARTICLE III

                  THE WORKING CAPITAL LOANS

                     Section 3.01.  The Working Capital
Loans. Prior to the Working Capital Loan Commitment Termination Date, and subject to the terms and conditions of this Agreement, upon the request of the Borrower, and upon the satisfaction by the Borrower or the waiver by the Required Lenders of each of the conditions precedent contained in Article VII applicable thereto, each of the Lenders, severally and not jointly with the other Lenders, agrees to make one or more working capital loans ("Working Capital Loans") to the Borrower from time to time in an aggregate principal amount at any one time outstanding not to exceed its Working Capital Loan Commitment; provided, however, that the aggregate outstanding Working Capital Loans and the Dollar Equivalent Amount of the Swing Line Loans may not exceed the lesser of (i) the Total Working Capital Loan Commitment and (ii) the Borrowing Base as specified in the then most recent Borrowing Base Report; and provided, further, that Working Capital Loans may only be made in dollars. Up to an aggregate of $10,000,000 in principal amount of Working Capital Loans outstanding at any one time may be made against pledges of Eligible Accounts denominated in pesetas, Deutsche marks, French francs, Italian lira, Pounds sterling or any other currency that is approved by the Required Lenders. Only Eligible Accounts denominated in dollars may be included in the Borrowing Base maintained with respect to other Working Capital Loans.

                     Section 3.02.  Procedure for Working
Capital Loans. (a) The Borrower may borrow Working Capital Loans by delivering a written Working Capital Loan Request to the Agent by 10:00 A.M., London time, not less than four Business Days prior to the requested Borrowing Date therefor (or such shorter period as may be agreed upon by the Borrower and the Agent); provided, that only one Working Capital Loan Request may be delivered during any calendar month. Working Capital Loans shall be in the minimum aggregate amount of $2,500,000.

                     (b)  Upon receipt of any Working
Capital Loan Request from the Borrower, the Agent shall forthwith give notice to each Lender of the substance thereof. On the Borrowing Date specified in such Working
Capital Loan Request, each Lender shall make available to the Agent in immediately available funds at the office of the Agent at its address set forth on the signature pages hereof, such Lender's Pro Rata Share of the requested
Working Capital Loans.

                     (c)  Upon receipt by the Agent of all
such funds and upon the satisfaction by the Borrower or waiver by the Required Lenders of each of the conditions precedent contained in Article VII applicable thereto, the Agent shall disburse to the Borrower on the requested Borrowing Date the Working Capital Loans requested in such Working Capital Loan Request. The Agent may, but shall not be required to, advance on behalf of any Lender such Lender's Pro Rata Share of the Working Capital Loans on a Borrowing Date unless such Lender shall have notified the Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Working Capital Loans on such date. If the Agent makes such advance, the Agent shall be entitled to recover such amount on demand from the Lender on whose behalf such advance was made, and if such Lender does not pay the Agent the amount of such advance on demand, the Borrower shall promptly repay such amount to the Agent. Until such amount is repaid to the Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Working Capital Loan made by the Agent. The Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Agent, at a rate per annum equal to the applicable rate on the Working Capital Loans made on the Borrowing Date.

                     Section 3.03.  Repayment.  The Working
Capital Loans shall mature and be payable on the Maturity
Date.

                     Section 3.04.  Swing Line Loans.
(a) Subject to the terms and conditions hereof, the Agent, as an administrative convenience to the Borrower and each other Lender, may, but shall not be obligated to, make swing line loans ("Swing Line Loans"; Swing Line Loans denominated in pesetas being also referred to from time to time as "Peseta Swing Line Loans" and Swing Line Loans denominated in dollars being also referred to from time to time as "Dollar Swing Line Loans") to the Borrower from time to time prior to the Working Capital Loan Commitment Termination Date in accordance with the procedures set forth in this
Section 3.04; provided that (i) the aggregate principal amount of all Swing Line Loans at any one time outstanding shall not exceed $10,000,000 (or the equivalent thereof in pesetas calculated as described below) (the "Swing Line Limit"), (ii) the aggregate principal amount of all Swing Line Loans and Working Capital Loans at one time outstanding shall not exceed the lesser of (A) the Borrowing Base as specified in the most recent Borrowing Base Report and (B) the Total Working Capital Loan Commitment, subject to the qualification that Peseta Swing Line Loans may only be made against pledges of Eligible Accounts denominated in pesetas and Dollar Swing Line Loans may only be made against pledges of Eligible Accounts denominated in dollars and Eligible Inventory valued in dollars, (iii) the proceeds of Swing Line Loans will be used only to finance short-term working capital needs of the Borrower (as specified in Sec-tion 8.01(o)) for a period of one month or less, and (iv) in no event may Swing Line Loans be borrowed hereunder if
(x) the Agent shall have received notice from the Borrower or the Required Lenders specifying that a Default or Event of Default shall have occurred and be continuing and
(y) such Default or Event of Default shall not have been subsequently cured or waived. All Swing Line Loans made by the Agent hereunder shall constitute usage of the Working Capital Loan Commitment. Amounts borrowed under this
Section 3.04 may be prepaid, repaid and, up to but excluding the Working Capital Loan Commitment Termination Date, reborrowed.

                     (b)  The Borrower may borrow Swing Line
Loans by delivering a written Swing Line Loan Request to the Agent (along with the Borrowing Base Report or certificate referred to in Section 7.04(a)) prior to 11:00 A.M., Madrid time, not less than two Business Days prior to the requested Borrowing Date for each Peseta Swing Line Loan and four Business Days prior to the requested Borrowing Date for each Dollar Swing Line Loan. Each Swing Line Loan shall be in a minimum aggregate principal amount of $1,000,000 (or 150,000,000 pesetas) or an integral multiple of $1,000,000 (or 50,000,000 pesetas) in excess thereof. Upon the satisfaction by the Borrower or waiver by the Required Lenders of each of the conditions precedent contained in
Article VII applicable thereto, the Agent shall make the proceeds of each Swing Line Loan available to the Borrower on the requested Borrowing Date in same day funds. Each Swing Line Loan shall be due and payable in the currency in which such Loan was made on the last day of the applicable Swing Line Interest Period.

                     (c)  In the event that a Peseta Swing
Line Loan is to be made, the amount of any such requested Loan and of any outstanding Peseta Swing Line Loans (the "Dollar Equivalent Amount") shall be deemed to be, for purposes of determining compliance with the Swing Line Limit and other provisions of this Agreement, equal to an amount in dollars calculated as set forth in Section 1.01(a), such determination to be made as of the close of business on the date which is one day prior to the date of delivery of the Swing Line Loan Request for each such Loan. In the event that on the date of delivery of a Swing Line Loan Request for a Peseta Swing Line Loan, the Dollar Equivalent Amount of the requested Peseta Swing Line Loan and outstanding Peseta Swing Line Loans (as so calculated) plus the aggregate principal amount of outstanding Working Capital Loans and Dollar Swing Line Loans exceeds the Total Working Capital Loan Commitment, the amount of the requested borrowing shall be appropriately reduced.

                     (d)  Although the Agent may as an
administrative convenience from time to time fund the Swing Line Loans, each Lender severally, unconditionally, and without regard to the occurrence of any Default or Event of Default, agrees that it shall purchase from the Agent a participating interest in all outstanding Swing Line Loans upon written request to such effect by the Agent. Upon receipt of any such request, each Lender will transfer to the Agent, in immediately available funds, the amount of its participation which amount shall be equal to such Lender's Pro Rata Share of the outstanding Swing Line Loans, each such purchase to be made either in the currency or currencies in which the outstanding Swing Line Loans are denominated or, if any Lender so requests, in dollars in an amount representing such Lender's Pro Rata Share of the outstanding Swing Line Loans as calculated by the Agent. In the event any Lender defaults in its obligation to purchase a participation in outstanding Swing Line Loans, the Borrower, upon demand by the Agent, shall repay outstanding Swing Line Loans in a principal amount equal to the relevant unfunded participation.

                     Section 3.05.  Cancellation or
Reduction of Working Capital Loan Commitment. (a) The Borrower shall have the right, upon not less than three Business Days' written notice to the Agent and upon payment of the Working Capital Commitment Fee accrued through the date of such cancellation or reduction, to cancel the Total Working Capital Loan Commitment in full or to reduce the amount thereof; provided, however, that the Total Working Capital Loan Commitment may not be cancelled so long as any Working Capital Loan or Swing Line Loan remains outstanding; and provided, further, the Total Working Capital Loan Commitment may not be reduced to an amount that is less than the aggregate outstanding principal amount of Working Capital Loans and Swing Line Loans. Partial reductions of the Total Working Capital Loan Commitment shall be in the amount of $5,000,000 or, if greater, in integral multiples thereof (or, if the aggregate outstanding amount of Working Capital Loans is less than $5,000,000, then all of such lesser amount). All such cancellations or reductions shall be permanent. Notwithstanding the foregoing, the Borrower may reduce or cancel the Working Capital Loan Commitment prior to the Completion Date only upon its written certification to the Lenders and acceptance thereof by the Agent on behalf of the Lenders, of its ability to fund the remaining costs of the expansion of the Huelva Smelter to the Completion Date with the remaining Working Capital Commitment and/or Term Loan Commitment and other available funds.

                     (b)  In the event that the Term Loans
outstanding at any time are paid in full pursuant to the mandatory prepayment provisions of Section 2.06, any further amounts which would be required to be prepaid pursuant to such Section 2.06 shall instead be applied to permanently reduce the Working Capital Loan Commitment and the Borrower shall make any prepayments as may be required by
Section 3.07.

                     Section 3.06.  Optional Prepayment.
(a) The Borrower shall have the right, on not less than three Business Days' written notice to the Agent to prepay
Working Capital Loans in whole or in part, without premium or penalty, in the aggregate principal amount of $5,000,000 or in integral multiples of $5,000,000 in excess thereof
(or, if the outstanding aggregate amount of such Working
Capital Loan is less than $5,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and the amounts required by Section 5.03. Subject to the terms and conditions hereof, prepaid Working Capital Loans may be reborrowed.

                     (b)  The Borrower shall have the right,
upon three Business Day's written notice to the Agent, to prepay the Swing Line Loans in whole or in part, without premium or penalty, in the aggregate principal amount of $1,000,000 (or 150,000,000 pesetas) or an integral multiple of $1,000,000 (or 50,000,000 pesetas), together with accrued interest on the principal amount being prepaid to the date of prepayment and the amounts required by Section 5.03.

                     Section 3.07.  Mandatory Prepayment.
At any time that the aggregate outstanding principal amount of Working Capital Loans and the Dollar Equivalent Amount of the Swing Line Loans exceeds the Borrowing Base, the Borrower shall (i) immediately cause additional Collateral to be provided pursuant to the terms of this Agreement and the Security Documents in an amount sufficient to cause the Borrowing Base to equal or exceed such principal amount, or
(ii) prepay Working Capital Loans and/or Swing Line Loans in such amounts as are necessary to reduce such outstanding principal amount to an amount equal to or less than the Borrowing Base on the date of prepayment. Notwithstanding the foregoing, in the event that the outstanding principal amount of Working Capital Loans and the Dollar Equivalent Amount of the Swing Line Loans on any date exceeds the Borrowing Base on such date solely as a result of a decline in the dollar equivalent value of Eligible Inventory since the date of the most recent Borrowing Base Report delivered to the Agent, the Borrower shall have no obligation as a consequence thereof to reduce outstanding Working Capital Loans and/or Swing Line Loans, or increase the amount of Collateral included in the Borrowing Base, until the earlier of (i) the first date upon which such decline exceeds 5% of the value of such Eligible Inventory as reflected in such Borrowing Base Report, and (ii) the date upon which the Borrower next delivers a Borrowing Base Report to the Agent. At any time that the aggregate outstanding principal amount of Working Capital Loans and the Dollar Equivalent Amount of the Swing Line Loans exceeds the Working Capital Loan Commitment, the Borrower shall prepay Working Capital Loans and/or Swing Line Loans in such amounts as are necessary to reduce such outstanding principal amount to an amount equal to or less than the Working Capital Loan Commitment on the date of prepayment.


                         ARTICLE IV

                      INTEREST AND FEES

                     Section 4.01.  Interest on Loans.
(a) Each Working Capital and Term Loan shall bear interest from the date of such Loan until maturity, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the last day of each three month period after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum (on the basis of a 360-day year for the actual number of days elapsed), determined by the Agent with respect to each Interest Period, equal to the sum of (i) the Applicable Margin and (ii) LIBOR. On the first interest payment date to occur subsequent to the Contract Date, the Borrower shall deduct from the interest installment due on such date an amount equal to (i) the amount of interest paid in respect of the period from the delivery date of the Forecast delivered in respect of the Contract Date less (ii) the amount of interest that would have been payable in respect of such period if the Applicable Margin had been reduced to 1.60% per annum on such delivery date.

                     (b)  The Interest Period for each such
Loan shall be selected by the Borrower at least three
Business Days prior to the beginning of such Interest
Period. If the Borrower fails to notify the Agent of the Interest Period for any such Loan at least three Business
Days prior to the last day of the then current Interest
Period for such Loan, then such Loan shall at the end of such current Interest Period have a new Interest Period of one month.

                     (c)  Notwithstanding the foregoing:
(i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (iii) no Interest Period for a Working Capital Loan may extend beyond the Working Capital Loan Commitment Termination Date and no Interest Period for a Term Loan may extend beyond the Maturity Date; and (iv) no more than 10 Interest Periods for all Term Loans and Working Capital Loans hereunder shall be in effect at any one time.

                     (d)  Each Swing Line Loan shall bear
interest from the date of such Swing Line Loan until maturity, payable in arrears, on the last day of the Swing Line Interest Period for such Swing Line Loan or any earlier date of prepayment under Section 3.06(b), at a rate per annum (on the basis of a 360-day year for the actual number of days elapsed), determined by the Agent with respect to each Swing Line Interest Period, equal to the sum of (i) the Applicable Margin and (ii) in the case of Dollar Swing Line Loans, Barclays LIBOR or, in the case of Peseta Swing Line Loans, Barclays MIBOR. Notwithstanding the foregoing: (i) if any Swing Line Interest Period would otherwise end on a day which is not a Business Day, such Swing Line Interest Period shall be extended to the next succeeding Business Day; and (ii) no Swing Line Interest Period may extend beyond the Working Capital Loan Commitment Termination Date.

                     Section 4.02.  Post Maturity Interest.
Upon default in any payment of any installment of principal of or interest on any Loan when due (whether by acceleration or otherwise) and until such default is cured, interest rates on all outstanding principal amounts of Loans will, following the lapse of any applicable grace period, increase by 2% per annum and any overdue amounts (other than overdue principal) will accrue interest from the date due until paid at the rate per annum applicable to Loans with an Interest Period of one month, or at the reasonable discretion of the Lenders, such shorter period as they may determine, plus 2%.

                     Section 4.03.  Maximum Interest Rate.
(a) Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 12.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of any other applicable law.

                     (b)  If the amount of interest payable
for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article IV, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

                     (c)  If the amount of interest payable
for the account of any Lender in respect of any interest computation period is reduced pursuant to clause (b) of this
Section 4.03 and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this
Section 4.03.

                     Section 4.04.  Certain Fees.  (a)  The
Borrower shall pay to the Agent for the account of the Lenders a fee (the "Working Capital Commitment Fee") equal to 0.65% per annum (calculated by the Agent on the basis of a 360-day year for the actual number of days elapsed) on the daily average unused portion of the Working Capital Commitment from the earlier of the date of the Initial Loan and December 7, 1994 to the Working Capital Loan Commitment Termination Date. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing on the first such date after the date of the Initial Loan, and on the Working Capital Loan Commitment Termination Date, payment to be due to the Agent five Business Days after the receipt of advice.

                     (b)  Upon receipt of each payment of
the Working Capital Commitment Fee and subject to the Borrower's having paid in full all interest payments owed to date on all Swing Line Loans, pursuant to clause (a) above, the Agent shall pay, out of funds received by the Agent in respect of outstanding Swing Line Loans, to each Lender its Pro Rata Share of an additional amount (the "Swing Line Payment") obtained by calculating the Working Capital Commitment Fee that would otherwise have been payable by the Borrower on that portion of the Working Capital Loan Commitment utilized for Swing Line Loans with respect to which participations have not been purchased by the Lenders. The Swing Line Payment shall be calculated by the Agent in arrears as of the last day of each calendar quarter and as of the Working Capital Loan Commitment Termination Date.

                     (c)  The Borrower shall pay to the
Agent for the account of the Lenders a fee (the "Term Loan Commitment Fee") equal to 0.65% per annum (calculated by the Agent on the basis of a 360-day year for the actual number of days elapsed) on the daily average unused portion of the Total Term Loan Commitment less, until cancellation of the Revolving Credit Agreement, an amount equal to the maximum available total commitments of all of the Lenders thereunder, from the earlier of the date of the Initial Loan and December 7, 1994 to the Term Loan Commitment Termination Date. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing on the first such date after the date of the Initial Loan, and on the Term Loan Commitment Termination Date, payment to be due to the Agent five Business Days after the receipt of advice.

                     (d)  The Borrower shall pay to the
Agent certain upfront fees and agency fees in accordance with the terms of a fee letter, dated as of July 27, 1994, as amended from time to time, between the Borrower and the Agent.


                          ARTICLE V

                  DISBURSEMENT AND PAYMENT

                     Section 5.01.  Pro Rata Treatment.
Each borrowing by the Borrower from the Lenders hereunder and each payment of the Working Capital Commitment Fee, the Term Loan Commitment Fee and the Swing Line Payment and each reduction of the Working Capital Loan Commitment and the Term Loan Commitment shall be apportioned among the Lenders in proportion to each Lender's Pro Rata Share. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans (other than Swing Line Loans with respect to which participations have not been purchased by the Lenders) shall be made in proportion to each Lender's Pro Rata Share.

                     Section 5.02.  Method of Payment;
Evidence of Debt. (a) All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Agent, for its account or for the account of the Lender or Lenders entitled thereto, as the case may be, in lawful money of the United States or in pesetas, as the case may be, and in immediately available funds at the office of the Agent in Madrid, Spain on the date when due.

                     (b)(i) Each Lender shall maintain in
accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                     (ii)The Agent shall maintain an
internal account in which shall be recorded for each Lender
(A) the date and amount of each Loan hereunder, (B) any Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or to become due and payable from the Borrower with respect thereto and (D) the amount of any sum received by the Agent from the Borrower with respect thereto.

                     (iii)  The entries made in such
internal account in respect of the Loans shall be conclusive and binding for all purposes, absent manifest error.

                     Section 5.03.  Compensation for Losses.
(a) Compensation. In the event that the Borrower makes a repayment under Section 2.03 or a prepayment under Section 2.05, 2.06, 3.04, 3.06 or 3.07, or in the event the Borrower revokes any notice given under Section 2.02, 3.02 or 3.04, or in the event the Loans or portions thereof are prepaid pursuant to Section 5.05, or the Loans shall be declared to be due and payable prior to the scheduled maturity thereof pursuant to Section 9.01, the Borrower shall pay to each Lender promptly after its demand an amount which will compensate such Lender for any loss or premium or penalty incurred by such Lender as a result of such repayment, prepayment, conversion, declaration or revocation of notice in respect of funds obtained for the purpose of making or maintaining such Lender's Loans, or any part thereof (but not for any loss of profit in respect of any such event).

                     (b)Certificate, etc.  Each Lender shall
promptly notify the Borrower, with a copy to the Agent, upon becoming aware that the Borrower may be required to make any payment pursuant to this Section 5.03. When requesting payment pursuant to this Section 5.03, each Lender shall provide to the Borrower, with a copy to the Agent, a cer-tificate, signed by an officer of such Lender, setting forth the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, such certificate shall be conclusive and binding on the Borrower as to the amount so required to be paid by the Borrower to such Lender.

                     Section 5.04.  Withholding, Reserves
and Additional Costs. (a) Withholding. (i) Except as required by law, any and all payments by the Borrower hereunder shall be made in accordance with Section 5.02 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the Kingdom of Spain or any political subdivision thereof, excluding taxes imposed on the net income of the Agent or any Lender and franchise taxes imposed on the Agent or any Lender (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If as a result of a Change in Tax Law the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.04) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. The Borrower shall also hold each Lender harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Financing Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 5.04(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith, plus interest thereon at a rate per annum (based on a 360-day year for the actual number of days elapsed) equal to the sum of 1% and the interest rate then applicable to the Loans, changing as and when such rate shall change, from the date which is six Business Days after demand for such payment or payments are made by such Lender to the date of reimbursement by the Borrower. The Borrower shall deliver to the Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder.

                     (ii) At the time it becomes a party to
this Agreement, and from time to time as required by Spanish law, each Lender that is not a Spanish resident person for Spanish tax purposes or that is not acting through a permanent establishment in Spain shall deliver to the Borrower the Prescribed Forms and such documents or other evidence, properly completed and duly executed by such Lender or the Agent or by its corresponding tax authorities, which, other than in the case of a Change in Tax Law, permit and justify that the payments to such Lender are (i) not subject to Spanish final tax on income or withholding tax or
(ii) exempt from both Spanish final tax on income and withholding tax. Unless the Borrower has received the Prescribed Forms properly completed and duly executed and such other documents or evidence which indicate the payments hereunder are not subject to or exempt from final tax on income and withholding tax, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this Section 5.04(a) and (b), as the case may be, on account of such deductions or withholdings) final tax on income, withholding or other similar taxes imposed by the Kingdom of Spain from interest, fees or other amounts payable hereunder for the account of any Lender; provided, that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

                     (iii)  The failure of any Lender to
give the 90 day notice required pursuant to Section 5.04(c) shall excuse the Borrower from its obligation to pay additional amounts pursuant to this Section 5.04(a) incurred prior to the giving of such notice.

                     (b)  Additional Costs.  (i)  If after
the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof or the enactment of any law or regulation shall either (1) change the basis of the taxation of payments to any Lender of principal of or interest on its Loans or other fees and amounts payable hereunder, or any combination of the foregoing (other than any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of any Lender by any jurisdiction in which such Lender maintains an office unless the presence of such office is solely attributable to the enforcement of any rights hereunder with respect to an Event of Default);
(2) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Lenders' Commitments or the Loans or (3) impose on any Lender any other condition regarding this Agreement, its Commitment or the Loans and the result of any event referred to in clause
(1), (2), or (3) of this clause (b) shall be to increase the cost to any Lender of maintaining its Commitment or the Loans (which increase in cost shall be calculated in accordance with each Lender's reasonable averaging and attribution methods) by an amount which any such Lender deems to be material, then, upon written demand by such Lender, the Borrower shall pay to such Lender within 15 Business Days of such written demand an amount equal to such increase in cost; provided, that in respect of any Loan, no such compensation shall be payable to the extent that, in the reasonable opinion of such Lender, the interest rate on the Loans has been adjusted to account for such increased cost. Such amount shall bear interest from the date which is six Business Days after receipt by the Borrower of such demand until payment in full thereof, at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 1% and the interest rate then applicable to the Loans, changing as and when such rate shall change.

                     (ii) If any Lender shall have
determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made or issued after the date hereof, has or would have the effect of reducing the rate of return on capital for any such Lender or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, plus interest thereon at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 1% and the interest rate then applicable to the Loans, changing as and when such rate shall change, from the date which is six Business Days after such demand by such Lender to the date of payment by the Borrower.

                     (iii)  Failure on the part of any
Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital within the 90 days required under Section
5.04(c) shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in capital for any period after the date that is 90 days prior to the date of the delivery of demand for compensation.

                     (c)  Notification and Lending Office
Designations. Any Lender (or transferee) claiming any additional amounts payable pursuant to this Section 5.04 shall give notice to the Agent and the Borrower within 90 days of the Change in Tax Law or change in law or regulation or interpretation by any court or administrative or Governmental Authority and use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or transferee).

                     (d)  Certificate, etc.  When requesting
payment pursuant to this Section 5.04, each Lender shall provide to the Borrower, with a copy to the Agent, a certificate, signed by an officer of such Lender, setting forth the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Determinations and allocations by such Lender for purposes of this Section 5.04 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. In the absence of manifest error, such certificate shall be conclusive and binding on the Borrower as to the amount so required to be paid by the Borrower to such Lender.

                     (e)  Substitution of Lender.  If and on
each occasion that a Lender makes a demand for compensation pursuant to clause (a) or (b) above, the Borrower may, upon at least three Business Days' prior irrevocable written notice to each of such Lender and the Agent, in whole permanently replace the Commitment of such Lender; provided that such notice must be given not later than the 60th day following the date of a demand for compensation made by such Lender; and provided that the Borrower shall replace such Commitment with the Commitment of a commercial bank satisfactory to the Agent in its sole discretion. Such notice from the Borrower shall specify an effective date for the termination of such Lender's Commitment which date shall not be later than the tenth day after the date such notice is given. On the effective date of any termination of such Lender's Commitment pursuant to this clause (e), the Borrower shall pay to the Agent for the account of such Lender (A) any Term Loan Commitment Fees or Working Capital Commitment Fees on the amount of such Lender's Commitment so terminated accrued to the date of such termination, (B) the principal amount of any outstanding Loans held by such Lender plus accrued interest on such principal amount to the date of such termination and (C) the amount or amounts requested by such Lender pursuant to clause (a) or (b), as applicable. The Borrower will remain liable to such terminated Lender for any loss or expense that such Lender may sustain or incur as a consequence of such termination being made on a day other than the last day of an Interest Period as set forth in Section 5.03. Upon the effective date of termination of any Lender's Commitment pursuant to this clause (d), such Lender shall cease to be a "Lender" hereunder; provided that no such termination of any such Lender's Commitment shall affect (i) any liability or obligation of the Borrower or any other Lender to such terminated Lender which accrued on or prior to the date of such termination or (ii) such terminated Lender's rights hereunder in respect of any such liability or obligation.

                     Section 5.05.  Illegality.  If at any
time any Lender shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Lender's Loans has been made unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), then the Agent, upon notification to it of such determination by such Lender, shall forthwith advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Agent, upon notification to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, the obligation of only such Lender to allow borrowing and renewals of Loans bearing interest as specified in Section
4.01 shall be suspended and the Borrower shall either (i) prepay the Loan (without regard to the requirements of Section 2.05 or 3.06, as the case may be), such prepayment to become due on the last day of the last Interest Period to end prior to the effectiveness of the applicable change in law or such earlier date as may be required by the relevant law or regulation or (ii) negotiate with such Lender as to an alternate rate of interest to be applied to such Lender's Loans; provided, however, that if the Borrower and such Lender fail to agree upon such alternate rate of interest, the Borrower may continue to borrow from and renew Loans of such Lender at a rate of interest equal to such Lender's cost of obtaining funds to maintain such Loan (as certified in writing by such Lender to the Borrower, which certification shall be conclusive evidence of such cost in the absence of manifest error) plus the Applicable Margin.

                     Section 5.06.Working Capital Accounts.
The Agent has established with Barclays Bank S.A., Madrid a peseta current account and a dollar current account (each, a "Working Capital Account") in the name of Barclays Bank PLC, as Agent, and the Lenders and under the sole dominion and control of the Agent, on behalf of the Lenders. The Working Capital Accounts are subject to the terms of this Agreement and the Security Documents and have been established for the purpose of administering certain funds payable to the Borrower from time to time in respect of the Collateral.
The Borrower shall deposit, or cause to be deposited, in the appropriate Working Capital Account all funds required to be so deposited pursuant to the terms of any of the Security Documents.

                     From time to time the Borrower may
request the Agent to release funds on deposit in the Working Capital Accounts and, upon any such request, the Agent shall cause funds subject to any such request to be transferred to an unrestricted account of the Borrower, or otherwise to the Borrower or its order, provided, however, that the Agent shall have no obligation to transfer funds to the Borrower or its order if, after giving effect thereto, any (i) Default or Event of Default has occurred and is continuing, or (ii) the Borrowing Base is insufficient to otherwise meet the requirements hereunder and under the Security Documents with respect to then outstanding Loans.

                     Section 5.07.  Reserve Account.  (a)
The Agent will establish and maintain an account (the "Reserve Account") for the purpose of holding as Collateral certain reserves of cash and/or Authorized Investments. The Borrower shall place, or cause to be placed, in the Reserve Account (i) all payments to the Borrower of government grants provided in consideration of the Huelva Expansion Program in excess of the Unrestricted Government Grant Amount up to a maximum amount of $15,000,000 (or the equivalent in pesetas) less the amount of proceeds of any government grants used to fund Additional Completion Amounts which proceeds were not required to be placed in the Reserve Account or (ii) in the event RTM and FCX are required to make the capital contribution to the Borrower (the "RTM Capital Contribution") required by Section 4.02 of the Inducement Agreement, the capital contribution in the amount of 1.8 billion pesetas described therein. Upon the earlier of (a) the Contract Date and (b) the date of delivery of the written evidence regarding receipt of government grants specified in Section 4.02 of the Inducement Agreement, the then remaining amount, if any, deposited pursuant to clause
(ii) above shall be released from the Reserve Account. From and after the Contract Date, the Borrower shall maintain, place, or cause to be placed, as the case may be, subject to and in accordance with the next succeeding sentence, in the Reserve Account and shall maintain or cause to be maintained therein at all times thereafter until the Maturity Date an amount (the "Required Reserve Account Balance"), not to exceed $15,000,000, equal to the sum of (i) the principal amount of Term Loans due on the next scheduled Repayment Date and (ii) all interest to accrue in respect of the Term Loans for the next two succeeding quarterly periods calculated for such period at a rate per annum equal to six-month LIBOR which appears on the display designated as page "LIBO" (or such other page as may replace such page on that service for purposes of displaying six-month LIBOR) on the applicable Repayment Date plus the Applicable Margin. The Required Reserve Account Balance shall be calculated as of the Contract Date and each Repayment Date thereafter (other then any Repayment Date as to which payment of the scheduled quarterly installment of principal of the Term Loans has been deferred pursuant to Section 2.03(b) or (c)) and shortfalls from the Required Reserve Account Balance shall be paid into the Reserve Account to the extent of the Borrower's Net Cash after making all scheduled and mandatory payments hereunder and before making any Restricted Payments as of each such date. As of the date of any such calculation, the Borrower may request that any excess balances be released from the Reserve Account.

                     (b)  Prior to the Contract Date, and so
long as no Default or Event of Default has occurred and is continuing, the Borrower may request in writing that the Agent withdraw funds from the Reserve Account and make such funds available to the Borrower to pay satisfactorily documented Additional Completion Amounts, such request to be delivered to the Agent three Business Days prior to the requested withdrawal date and to be accompanied by the certificates specified in Section 7.03(b)(iv). At all times, upon the occurrence and continuance of any Default or Event of Default, amounts in the Reserve Account may be applied by the Agent as additional collateral to any amounts due and payable by the Borrower to the Lenders.

                     (c)  All cash amounts in the Reserve
Account initially shall be deposited in a peseta account or a dollar account in the name of Barclays Bank PLC, as Agent, and the Lenders and under the sole dominion and control of the Agent, on behalf of the Lenders, and thereafter shall be maintained in the form of Authorized Investments subject to a valid and perfected first priority security interest under all applicable laws in favor of the Agent and the Lenders. Prior to an Event of Default, the Agent will invest the amounts in the Reserve Account in accordance with the instructions of the Borrower.


                         ARTICLE VI

               REPRESENTATIONS AND WARRANTIES

                     Section 6.01.  Representations and
Warranties. The Borrower represents and warrants to the Lenders that:

                     (a)Good Standing and Power.  The
Borrower is a corporation, duly organized and validly existing under the laws of the Kingdom of Spain, and has the corporate power and authority to own its property and to carry on its business as now being conducted.

                     (b)  Compliance with Laws.  The
Borrower is not in violation of (a) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental Laws) applicable to it or its properties or assets except where such violation could not reasonably be expected to have a Material Adverse Effect or (b) its articles of incorporation, by-laws or any similar document.

                     (c)Corporate Authority.  The Borrower
has full corporate power and authority to execute, deliver and perform each of the Financing Documents and Project Documents to which it is a party, to grant to the Lenders the security interests and liens described therein, to make the borrowings contemplated hereby, to incur the obligations provided for herein and therein, and to complete the Project in accordance with the Project Development Plan, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders which previously has not been obtained is required as a condition to the validity or performance or the exercise by the Agent or the Lenders of any of their rights or remedies under any of the Financing Documents.

                     (d)Authorizations.  All authorizations,
consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons which are necessary for the borrowings hereunder, the grant of the security interests in and liens on the Collateral, the execution and delivery of the Financing Documents and the Project Documents by the Borrower, the performance by the Borrower of its obligations hereunder and thereunder, the exercise by the Agent and the Lenders of their remedies hereunder and thereunder except for any such authorizations, consents, approvals, registrations, notices, exemptions and licenses which may become necessary in the future to effect enforcement of remedies, and the completion of the Project in accordance with the Project Development Plan, have been effected or obtained and are in full force and effect except (a) where the failure to effect or obtain such authorizations, consents, approvals, registrations, notices, exemptions and licenses could not reasonably be expected to have a Material Adverse Effect and (b) for those authorizations, consents, approvals, registrations, notices, exemptions and licenses not yet required to be obtained but which are expected to be obtained in the ordinary course.

                     (e)Binding Agreements.  Each of this
Agreement and each of the other Financing Documents and Project Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                     (f)  Taxes.  The Borrower has filed or
caused to be filed all required tax returns and has paid all taxes, assessments, penalties or other charges imposed on it or any of its property by any Governmental Authority which are due, except for those which are being contested in good faith and for which adequate reserves have been established in accordance with Spanish GAAP.

                     (g)Litigation.  There are no
proceedings or investigations pending or, to the knowledge of the officers of the Borrower, threatened with an objectively reasonable possibility of an adverse determination, against the Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower, could reasonably be expected to have a Material Adverse Effect.

                     (h)No Conflicts.  There is no statute,
regulation, rule, order or judgment, no provision of the Borrower's governing articles or by-laws and no provision of any agreement or instrument binding on the Borrower, or affecting its property, which would prohibit, conflict with or in any way prevent the execution, delivery, or perfor-mance of the terms of the Financing Documents or the Project Documents or the incurrence of the obligations provided for herein and therein or the completion of the Project in accordance with the Project Development Plan, or result in or require the creation or imposition of any Lien on any of the Borrower's property as a consequence of the execution, delivery and performance of any Financing Document or Project Document or the transactions contemplated hereby and thereby or the completion of the Project in accordance with the Project Development Plan, other than as contemplated in the Security Documents and no consents or waivers of other lenders to the Borrower are required for the execution, delivery or carrying out of the terms of the Financing Documents or the Project Documents.

                     (i)Financial Condition.  (i) Except as
noted by the independent certified public accountants in their auditor's report, the individual and consolidated financial statements of RTM dated December 31, 1993 fairly present the individual and consolidated financial condition of RTM, as of that date, and the results of its operations for the year then ended and have been prepared in accordance with Spanish GAAP. The initial balance sheet of the Borrower dated June 20, 1994 prepared by the Borrower and reviewed by the independent certified public accountants of the Borrower to the extent indicated in their letter dated June 28, 1994, fairly presents the financial condition of the Borrower as of such date.

                      (ii)  There has been no material
adverse change in the business, properties, condition
(financial or otherwise) or operations, present or prospective, of the Borrower nor has there occurred any fact, event or condition which could reasonably be expected to have a Material Adverse Effect since June 20, 1994.

                     (j)Information.  The information
relating to the Borrower and the Project delivered to the Lenders in connection with the Financing Documents including the information contained in the Information Memorandum is, taken as a whole, complete and correct in all material respects as of the date hereof. The assumptions provided to the Agent by the Borrower and applied in the preparation of the Base Case were made in good faith by the management of the Borrower and in the view of Borrower's management are reasonable in light of all information known to management as of the date hereof. There are no facts, circumstances or developments of which the Borrower is aware which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect which has not been disclosed to the Lenders in writing.

                     (k)  Use of Proceeds.  The proceeds of
the Loans will be used by the Borrower for the purposes described in Section 8.01(o).

                     (l)  Title to Properties; Possession
Under Leases. The Borrower has good and marketable leasehold interests or concessions in all of its properties and assets, except for such minor defects that could not reasonably be expected to have a Material Adverse Effect.
All such assets and properties are free and clear of all Liens, except Permitted Encumbrances.

                     (m)Not an Investment Company.  The
Borrower is not, and, after giving effect to the transactions contemplated hereby will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                     (n)The Security Documents.  The
provisions of the Security Documents will be effective to create in favor of the Lenders valid, binding and enforceable security interests in all right, title and interest of the Borrower and RTM in the Collateral described therein, and constitute a fully perfected first and prior security interest, lien or mortgage, in all right, title and interest of the Borrower in such Collateral, superior in right to any Liens (subject to Permitted Encumbrances and such other exceptions as the Lenders may agree) existing or future, which the Borrower or any third Person may have against such Collateral or interests therein.

                     (o)Environmental Protection.  Except as
could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Borrower is not in violation of any Environmental Law applicable to it or its properties or assets; (ii) no real property owned or operated by the Borrower is contaminated with any Hazardous Substances requiring remediation under any Environmental Law; (iii) no real property formerly owned or operated by the Borrower was contaminated with Hazardous Substances at the time of ownership or operation; (iv) the Borrower is not subject to liability for any off-site dis-posal or contamination; (v) the Borrower has not been the subject of any Environmental Claims or threatened Environ-mental Claims; and (vi) to the knowledge of officers of the Borrower there are no circumstances involving the Borrower that could result in any Environmental Claims, liability, investigation costs or restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law, except as disclosed on Schedule 6.01(o).

                     (p)Insurance.  All of the properties
and operations of the Borrower are adequately insured, by financially sound and reputable insurers, against (i) loss or damage, (ii) loss of revenue and (iii) liability to others in respect of death, injury or damage, each of the foregoing of the kinds and in amounts customarily insured against by companies of established reputation engaged in the same or a similar business similarly situated. The
Huelva Smelter is insured for physical loss or damage on a replacement cost basis.

                     (q)  Material Agreements.  No default
has occurred by the Borrower under any material existing agreement to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

                     (r)  Consents.  The Borrower has
received all required consents to the assignment of all of the Collateral.

                     (s)  Employment Law.  The Borrower is
in compliance with all applicable employee benefit laws, collective agreements, Social Security and other laws or social regulations or contracts, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

                     (t)  Patents, etc.  The Borrower owns
or has a valid right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights or copyrights being used to conduct its business as now operated, except where the failure to own or have the right to use such patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights or copyrights could not reasonably be expected to have a Material Adverse Effect.

                     (u)  Physical Operation of Project.
The Borrower is operating the Project materially in accordance with the Forecast Assumptions relating to the physical operation of the Project set forth in the most recent Forecast or has delivered to the Agent the notice specified in Section 8.01(a)(ix) relating to material deviations from the Forecast Assumptions.

                     (v)  Supply Contracts.  The contracts
received at closing pursuant to Exhibit U-1 as specified in
Schedule 6.01(v) hereto or after the Contract Date pursuant to Exhibit U-2 are in full force and effect or have been extended or replaced in accordance with this Agreement and such extensions or replacements are in full force and effect.

                     (w)  Affiliate Transactions.  All
contracts between the Borrower and any Affiliate of the Borrower, including any management services agreements and/or cost reimbursement contracts, have been made or obtained on an arm's length basis.

                     (x)  No Subsidiaries.  The Borrower has
no Subsidiaries as of the date hereof.


                         ARTICLE VII

                    CONDITIONS OF LENDING

                     Section 7.01.  Conditions to the
Effectiveness of this Agreement. The effectiveness of this Agreement and the obligations of each Lender in connection with the Initial Loan are subject to the conditions precedent that, on the date of such Initial Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by the Required Lenders:

                     (a)This Agreement.  The Agent shall
have received this Agreement duly executed and delivered by each of the Lenders and the Borrower.

                     (b)Evidence of Corporate Action of
Borrower. The Agent shall have received a certificate, dated the date of the Initial Loan, and signed by the Secretary of the Borrower, certifying as to:

                   (i)  resolutions of the Borrower
                  authorizing all actions taken by the
                  Borrower in connection with this Agreement and each of the other Financing Documents to which it is a party;

                  (ii)  the names of the officer or officers
                  authorized to sign this Agreement and such other Financing Documents and the true signatures of such officer or officers;

                 (iii)  a copy of the By-Laws of the
                  Borrower; and

                  (iv)  copies of the organizational
                  documents of the Borrower, including its Articles of Incorporation as in effect on the date of the Initial Loan.

                     (c)Evidence of Corporate Action of RTM.
The Agent shall have received a certificate, dated the date of the Initial Loan, and signed by the Secretary of RTM, certifying as to:

                   (i)  resolutions of RTM authorizing all
                  actions taken by RTM in connection with
                  the Inducement Agreement and the Pledge of Shares;

                  (ii)  the names of the officer or officers
                  authorized to sign the Inducement
                  Agreement and the true signatures of such officer or officers;

                 (iii)  a copy of the By-Laws of RTM; and

                  (iv)  copies of the organizational
                  documents of RTM, including its Articles of Incorporation as in effect on the date of the Initial Loan.

                     (d)Evidence of Corporate Action of FCX.
The Agent shall have received a certificate, dated the date of the Initial Loan, and signed by the Secretary of FCX, certifying as to:

                   (i)  resolutions of FCX authorizing all
                  actions taken by FCX in connection with
                  the Inducement Agreement;

                  (ii)   the names of the officer or
                  officers authorized to sign the Inducement
                  Agreement and the true signatures of such officer or officers;

                 (iii)   a copy of the By-Laws of FCX; and

                  (iv)   copies of the organizational
                  documents of FCX, including its Articles of Incorporation as in effect on the date of the Initial Loan.

                     (e)Security Arrangements.  The
following shall have occurred with respect to the Security
Documents and other security arrangements except as otherwise indicated in clauses (i), (ii) and (iii):

                   (i)  the Agent shall have received the
                  Mortgage, in Spanish, conforming to the
                  requirements hereof and executed by a duly authorized officer of the Borrower by means of a Notarial Deed (escritura publica) before a Spanish Notary Public and an irrevocable power of attorney from the Borrower enabling it to extend the Mortgage to 100% of the outstanding Term Loans and to give evidence of the construction on the property or to adapt the entries in the Property Registry to the current status of the property in the event that (a) a Default or an Event of Default has occurred and is continuing,
                  (b) after the Completion Date, the Loan
                  Life Cover Ratio is less than 1.25 or (c) the Completion Date has not occurred on or prior to September 30, 1996. The Notarial Deed shall be filed before any disbursement of funds available hereunder and recorded to the extent required by the Mortgage at the Property Registry ("Registro de la Propiedad") within 30 days of the date of the Initial Loan;

                  (ii)  the Agent shall have received the
                  Pledge Without Displacement, in Spanish, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and the Pledge Without Displacement shall have been formalized before a Spanish Notary Public or an Official Commercial Stockbroker ("Corredor Colegiado de Comercio"). Within 30 days of the date of the Initial Loan, the Pledge Without Displacement shall be registered at the Chattel Mortgage and Pledge Without Displacement Registry ("Registro de Hipoteca Mobiliaria y Prenda sin Desplazamiento");

                 (iii)  at each such time as the Borrower
                  shall acquire any Authorized Investments, the Agent shall receive a Pledge on Authorized Investments, in Spanish, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and each pledge shall have been formalized before a Spanish Notary Public or Official Commercial Stockbroker. Within 30 days of the execution thereof, each Pledge on Authorized Investments shall be duly recorded, as necessary, before the Spanish Clearing House System (Registro Central de Anotaciones en Cuenta), and the Agent shall have received certificates and title to the Authorized Investments referred to therein;

                  (iv)  the Agent shall have received the
                  Pledge of Shares, in Spanish, conforming to the requirements hereof and executed by a duly authorized officer of RTM, and the pledge shall have been formalized before a Spanish Notary Public or Official Commercial Stockbroker and share certificates for and title to all shares being pledged pursuant to the Pledge of Shares shall have been delivered to the Agent duly endorsed (endoso en garantia) in accordance with Spanish law;

                   (v)  the Agent shall have received the
                  Master Assignment Agreement, in Spanish,
                  (which shall be updated from time to
                  time), conforming to the requirements
                  hereof and executed by a duly authorized officer of the Borrower and notarized before a Spanish Notary or an Official Commercial Stockbroker, and the Agent shall have received evidence satisfactory to it that each customer and other applicable contract party has been notified of such assignment and, if consent is required, has consented thereto in writing; and

                  (vi)  the Agent shall have received
                  appropriate Assignments of Contracts, in
                  Spanish, conforming to the requirements
                  hereof and executed by a duly authorized officer of the Borrower, and notarized before a Spanish Notary or Official Commercial Stockbroker, and the Agent shall have received evidence satisfactory to it that each supplier and other applicable contract party has been notified of such Assignment Pledge and, if consent is required, has consented thereto in writing; and

                 (vii)  the Borrower shall have delivered to
                  the Agent all other documentation and
                  shall have taken all other steps necessary for the filing, recordation and perfection of the Security Documents in accordance with Spanish Law and procedure, so that upon such filing, recordation and perfection, there will be created in the Lenders a valid and perfected first priority security interest in the Collateral described therein, as and to the extent required hereunder and thereunder and subject only to Permitted Encumbrances and such other exceptions as the Lenders may agree.

                     (f)  Evidence of RTM Contribution.  The
Agent shall have received documents evidencing the transfer of RTM's assets and certain of its liabilities relating to the Huelva Smelter, including its rights and obligations under the Revolving Credit Agreement, including any SFETs, the BEX Gold Loan, the Gold-Silver Loan Agreement and the ESP 1.62 Billion Loan Agreement, to the Borrower.

                     (g)  Opinions of Counsel.  The Agent
shall have received:

                   (i)  a favorable written opinion of Davis
                  Polk & Wardwell, counsel to the Borrower, dated as of the date of the Initial Loan, in substantially the form of Exhibit R hereto;

                  (ii)  a favorable written opinion of J&A
                  Garrigues, Spanish counsel to the
                  Borrower, dated as of the date of the
                  Initial Loan, substantially in the form of Exhibit S hereto;

                 (iii)  a written opinion of Sullivan &
                  Cromwell, counsel to the Agent, dated as of the date of the Initial Loan, substantially in the form of Exhibit W hereto; and

                  (iv)   a written opinion of Uria &
                  Menendez, Spanish counsel to the Agent,
                  dated as of the date of the Initial Loan, substantially in the form of Exhibit X hereto.

                     (h)  Notarial Deed.  The Agent shall
have received an appropriate Notarial Deed formalizing this Agreement and the Inducement Agreement in accordance with applicable Spanish law before a Spanish Notary.

                     (i)  Modification of By-Laws.  The
Agent shall have received evidence of the modification of the By-Laws of the Borrower with respect to the assignment of any shareholder rights in favor of a pledgee.

                     (j)Insurance.  The Agent shall have
received, consistent with the requirements of Section
8.01(c) hereof, an opinion of the Independent Insurance
Advisor attached hereto as Exhibit T as to appropriate levels of insurance. The Agent, on behalf of the Lenders, shall be named as a loss payee or an additional insured as recommended by the Opinion of the Independent Insurance
Advisor; provided, however, that with respect to any liability insurance policy, the Agent and each of the Lenders shall be named as a loss payee or an additional insured, as appropriate.

                     (k)  Authorizations.  The Agent shall
have received certified copies of all material registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons arising from or related to the operations of the business, the acquisition of assets, the Term Loans, the Working Capital Loans, the Swing Line Loans, the validity, perfection and priority of the security interests and the construction, operation and maintenance of the Project in accordance with the Project Development Plan as specified on Schedule 7.01(k) other than those which have been duly applied for (copies of applications having been provided to the Agent) and which are expected to be obtained in the ordinary course and except where the failure to effect or obtain such authorizations, consents, approvals, registrations, notices, exemptions and licenses could not reasonably be expected to have a Material Adverse Effect.

                     (l)  Report of the Independent
Engineer. The Agent shall have received a true and correct copy of the Report of the Independent Engineer in form and substance satisfactory to the Agent.

                     (m)Project Documents.The Borrower shall
have delivered to the Agent true and correct copies of each of the Project Documents (including the Lurgi Contract).

                     (n)  Environmental Report.  The
Borrower shall have delivered to the Agent:

                   (i)  a copy of the Environmental Report;
                  and

                  (ii)  certified copies of any agreements
                  between the Borrower and any Governmental
                  Authority or undertakings by any
                  Governmental Authority in connection with
                  Environmental Claims, Environmental Laws or any other environmental issue with respect to the Huelva Smelter or the Project.

                     (o)  Off-take, Supply and Tolling
Contracts. The Borrower shall have delivered to the Agent copies of contracts or letters of intent or other arrangements reasonably acceptable to the Agent, in form reasonably satisfactory to the Agent, for the supply of copper concentrate and oxygen, the off-take of anodes and sulfuric acid and the delivery of copper at the levels specified in Exhibit U-1 hereto.

                     (p)  Lurgi Certificate.  The Agent
shall have received a Lurgi Certificate, dated within 10
Business Days of the date of the Initial Loan.

                     (q)Computer Model.  Each of the
Borrower and the Agent shall have acknowledged receipt of the Computer Model.

                     (r)  Management Services Contract.  The
Borrower shall have delivered to the Agent a true and correct copy of the Management Services Contract.

                     (s)  Other Indebtedness.  The Agent
shall have received satisfactory evidence that (i) the Borrower has given irrevocable notices legally obligating it to repay in full the Revolving Credit Agreement, the Gold-Silver Loan Agreement and the ESP 1.62 Billion Loan Agreement and (ii) the Borrower has no liability with respect to the BEX Gold Loan, which shall be an obligation of RTM.

                     (t)  Inducement Agreement.  The Agent,
on behalf of the Lenders, shall have received a copy of the Inducement Agreement.

                     (u)  Investor Capital Investment.  The
Agent, on behalf of the Lenders shall have received satisfactory evidence of the funding of the $30,000,000 capital investment from the Investor on terms reasonably satisfactory to the Lenders.

                     (v)Payment of Fees and Expenses.  The
Agent shall have received payment of the fees referred to in
Section 4.04 and all expenses, which are then due and payable.

                     (w)Litigation.  There shall not be
pending or threatened any action or proceeding before any court or administrative agency relating to the transactions contemplated by this Agreement or any other Financing
Document or any Project Document which, in the judgment of the Agent and the Required Lenders, could materially impair the ability of the Borrower or any other party to perform its obligations hereunder or thereunder.

                     (x)  Other Documents.  The Agent shall
have received such other certificates and documents as the Agent and the Lenders reasonably may require.

                     Section 7.02.  Conditions to All Loans.
The obligations of each Lender in connection with each Loan (including the Initial Loan) are subject to the conditions precedent that, on the date of each such Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by the Required Lenders:

                     (a)Loan Request.  For each Loan, the
Agent shall have received a Working Capital Loan Request, a Swing Line Loan Request or a Term Loan Request, as the case may be, in the form and manner set forth herein for such requests.

                     (b)Use of Proceeds.  The Agent shall
have received certification from the Borrower to the effect that the proceeds of such Loan will be used in accordance with the provisions of Section 8.01(o), such certification to be included in the applicable borrowing request.

                     (c)  No Default.  No Default or Event
of Default shall have occurred and be continuing, and the Agent shall have received certification from the Borrower to that effect, such certification to be included in the applicable borrowing request.

                     (d)  Representations and Warranties;
Covenants. The representations and warranties of the Borrower contained in Article VI hereof and in any Financing Document shall have been true when made and shall be true and correct with the same effect as though such representations and warranties had been made at the time of such Loan and the Borrower shall have complied with all of its covenants and agreements under this Agreement, and the Agent shall have received certification from the Borrower to that effect, such certification to be included in the applicable borrowing request.

                     (e)  Other Documents.  The Agent shall
have received such other certificates and documents as the Agent and the Lenders reasonably may require.

                     Section 7.03.  Conditions to All Term
Loans. The obligations of each Lender in connection with each Term Loan (including the Initial Loan) are subject to the conditions precedent that, on the date of each such Term Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by the Required Lenders:

                     (a)  Status of Construction.  The Agent
shall have received from the Borrower a certificate signed by an authorized officer of the Borrower certifying as to the satisfactory status of construction contract performance and substantially in the form of Exhibit V hereto, such certificate to be delivered with the applicable borrowing request.

                     (b)  Certifications.  (i) The Agent
shall have received a Lurgi Certificate, dated no more than 31 days prior to the date of the applicable Term Loan
Request, certifying as to (A) the satisfactory status of construction contract performance, including the ability of Lurgi to continue to satisfactorily perform with respect to the time schedule contained in the Lurgi Contract and (B) the absence of a default or other action by the Borrower, the consequence of which would be to permit Lurgi to materially modify or avoid its performance under the Lurgi
Contract.

                     (ii)  For each Term Loan the proceeds
of which will be used to make the payments required upon the occurrence of a Milestone (as defined in Section 6.4.3 of the Lurgi Contract), the Agent also shall have received a Certificate of the Independent Engineer as to the matters specified in (A) and (B) above.

                     (iii)  For the Term Loan the proceeds
of which are to fund the Milestone payment specified in
Section 6.4.3.3 of the Lurgi Contract to be due upon the satisfactory completion of the work required during the general shutdown of the Huelva Smelter, the Agent shall have received (A) a certificate signed by an authorized officer of the Borrower certifying that all activities that were essential to be completed during the shutdown of the Huelva Smelter have been completed to the Borrower's satisfaction and that the Huelva Smelter is operating and (B) a certificate of the Independent Engineer certifying that such essential work has been completed satisfactorily and that the Huelva Smelter is operating at the scheduled level of output.

                     (iv)  For each Term Loan the proceeds
of which will be used to fund Additional Completion Amounts, the Agent also shall have received and accepted as reasonably satisfactory (A) a certificate of the Borrower certifying that such Additional Completion Amounts are necessary to complete the construction of the Huelva Smelter, (B) a certificate of the Borrower as to the ability of the Borrower to fund the remaining costs of construction of the Huelva Smelter to the Completion Date with the remaining Term Loan Commitment and/or Working Capital Loan Commitment, grants from the government of Spain and other available funds with supporting detail thereof to be provided upon request of the Agent and (C) a certificate of the Independent Engineer certifying as to and approving any technical aspects of such Additional Completion Amounts.
The certificate specified in the foregoing clause (B) shall, to the extent that it relies on the availability of funds from sources other than Committed Government Grants, provide evidence of the availability of such funds that is in form and substance reasonably satisfactory to the Required Lenders. The certificates specified in the foregoing clauses (A) and (C) shall also be delivered in connection with any request by the Borrower pursuant to Section 5.07(b) to withdraw funds from the Reserve Account to pay Additional Completion Amounts.

                     (v)  Each of the foregoing certificates
shall be delivered with the applicable borrowing request.

                     (c)  Other Documents.  The Agent shall
have received such other certificates and documents as the Agent and the Lenders reasonably may require.

                     Section 7.04.  Conditions to All
Working Capital Loans and Swing Line Loans. The obligations of each Lender in connection with each Working Capital Loan and Swing Line Loan (including the Initial Loan) are subject to the conditions precedent that, on the date of each such Working Capital Loan and Swing Line Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by the Required Lenders:

                     (a)  Borrowing Base Report.  For each
Working Capital Loan, the Agent shall have received from the Borrower a Borrowing Base Report dated no later than five Business Days prior to the proposed Borrowing Date. For each Swing Line Loan the Agent shall have received from the Borrower either a revised Borrowing Base Report dated no later than five Business Days prior to the proposed Borrowing Date for a Dollar Swing Line Loan and three Business Days prior to the proposed Borrowing Date for a Peseta Swing Line Loan or a certificate dated the date of delivery of the applicable borrowing request stating that based on the most recently delivered Borrowing Base Report there is sufficient Collateral for such Loan.

                     (b)  Security Documentation.  The Agent
shall have received any supplementary documentation required pursuant to the Security Documents (duly notarized if required) and all formalities relating to the creation in favor of the Lenders of a valid and perfected first priority security interest in the Collateral for such Loan shall have been completed.

                     (c)  Supplemental Security Documents.
The Agent shall have received from the Borrower updated documents incorporating lists of newly assigned receivables notarized as required by the terms of the Master Assignment
Agreement.

                     (d)  Working Capital Loan Commitment.
The Agent shall have received certification from the Borrower to the effect that the aggregate outstanding
Working Capital Loans and Swing Line Loans on the proposed
Borrowing Date do not exceed the lesser of the Borrowing
Base and the Working Capital Loan Commitment, such certification to be included in the applicable borrowing request.

                     (e)  Other Documents.  The Agent shall
have received such other certificates and documents as the Agent and the Lenders reasonably may require.


                        ARTICLE VIII

                          COVENANTS

                     Section 8.01.  Affirmative Covenants.
Until payment in full of the Loans and all reimbursement obligations and performance of all other obligations of the Borrower hereunder, the Borrower will:

                     (a)Financial Statements; Borrowing Base
Reports; etc. Furnish to the Agent and to each Lender the following documents in the English language:

                   (i)  no later than 30 days after the end
                  of each of the first two months of each
                  fiscal quarter prior to the Completion
                  Date, a balance sheet and an income
                  statement of the Borrower prepared in a
                  format and in scope as currently produced and approved by the Agent; and

                  (ii)  no later than 5 days prior to the
                  first day of each month and on the date of delivery of each Working Capital Loan Request and, if required, on the date of delivery of each Swing Line Loan Request, a Borrowing Base Report; provided that, in the case of a Swing Line Loan, the Borrower may deliver the certificate referred to in Section 7.04(a) in lieu of a Borrowing Base Report, if applicable; and

                 (iii)  no later than 20 days after the end
                  of each month prior to the Completion
                  Date, Construction Reports, Operating
                  Reports relating to the Project and a
                  statement specifying the estimated cost to complete the Project; and

                  (iv)  as soon as available but in no event
                  more than 50 days after the end of each of the first three fiscal quarters, a copy of the unaudited quarterly consolidated balance sheets, income statements and statements of cash flow of the Borrower and its Subsidiaries, prepared in accordance with Spanish GAAP, such financial statements to be accompanied after the Completion Date by an Operating Report; and

                   (v)  (A) as soon as available, but in no
                  event more than 60 days following the end of each fiscal year, financial statements relating to the Borrower and its Subsidi-aries, and (B) within 15 days of signing by the Borrower's independent public accounting firm but in no event more than 150 days following the end of each fiscal year, a copy of the annual consolidated audit report and financial statements relating to the Borrower and its Subsidiaries, certified by an independent public accounting firm, prepared in accordance with Spanish GAAP; and

                  (vi)  together with each of the financial
                  statements delivered pursuant to clauses
                  (iv) and (v)(A) of this Section 8.01(a), a certificate of the Chief Financial Officer and one other authorized officer of the Borrower stating whether, as of the last date of such financial statements, any event or circumstance exists which consti-tutes a Default or Event of Default and, if so, stating the facts with respect thereto, and whether the Borrower (and where applicable, each of the Borrower's Subsidiaries) is in compliance with each of the covenants set forth in Article VIII hereof; and

                 (vii)  if the conditions set forth in
                  Section 2.06 then require repayment of
                  Loans out of Net Cash, on each Repayment
                  Date, a certificate of the Chief Financial
                  Officer and one other authorized officer of the Borrower showing Net Cash as of each such Repayment Date; and

                (viii)  not later than 60 days following the
                  initial Forecast Date and 30 days
                  following each subsequent Forecast Date, a Forecast as specified in Section 8.03; and

                  (ix)  promptly upon any determination by
                  the Borrower that it is operating the
                  Project in a manner that materially
                  deviates from the Forecast Assumptions
                  relating to the physical operation of the Project, a notice specifying the revised
                  Forecast Assumptions, it being understood by the parties that the delivery of any such notice constitutes a Recalculation
                  Event; and

                     (x)  as soon as practicable and in any
                  case at least 30 days prior to the
                  scheduled general shutdown of the Huelva
                  Smelter (currently scheduled to commence in April 1995), a statement describing the activities scheduled to be undertaken during the shutdown and, with respect thereto, specifying essential activities that can only be undertaken during the shutdown and non-essential activities that, if necessary, can be completed after the shutdown without causing any delay in the Completion Date; and

                     (xi)  at least once during each
                  calendar month prior to the Completion
                  Date, a duly executed Lurgi Certificate;
                  and

                      (xii)  such additional information,
                  reports or statements as the Agent and the Lenders from time to time may reasonably request.

                     (b)Taxes.  Pay and discharge all taxes,
assessments and governmental charges upon it, its income and its properties, and cause each of its Subsidiaries to do so, prior to the date on which penalties are attached thereto, unless and to the extent only that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower or Subsidiary, as the case may be, (ii) adequate reserves are maintained by the Borrower in accordance with Spanish GAAP, and (iii) such failure to pay and discharge such taxes, assessments and governmental charges could not reasonably be expected to have a Material Adverse Effect.

                     (c)Insurance.  Maintain insurance with
financially sound and reputable insurance companies against such risks, on such properties and in such kinds and amounts as are described in the opinion of the Independent Insurance Advisor delivered pursuant to Section 7.01(j), except to the extent that such coverage is no longer available at reason-able cost and the alternative kinds and amounts of insurance available to the Borrower are of the kinds and in the amounts customarily carried by businesses similar to that of the Borrower. The Borrower shall provide or cause to be provided to the Agent, upon request, and in any event within 30 days after the effective date of any new or renewed insurance policy, a certificate from the insurers or insurance brokers for such insurance policy indicating the names of the insurance companies, the status of premium payments, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. The Agent, on behalf of the Lenders, shall be named as a loss payee or an additional insured as appropriate to protect their respective interests thereunder; provided, however, that with respect to any liability insurance policy, the Agent and each of the Lenders shall be named as a loss payee or additional named insured, as appropriate. The Borrower shall at all times maintain insurance on the Huelva Smelter on a replacement cost basis. The Borrower shall not do anything and shall not cause others to do anything to prejudice the insurance so maintained and shall notify the Agent immediately of (1) any material change of coverage, notice of cancellation or suspension issued or advised by or on behalf of the insurers and (2) any material fact, error or omission which may reasonably be expected to prejudice such insurance including but not limited to failure to pay any premium. In furtherance of the foregoing, the Borrower shall notify in writing such of its insurers as may be required pursuant to its insurance policies in force from time to time, of any changes of ownership or occupancy of, or increase of hazard relating to, its properties or the risks covered by such insurance. The Borrower shall provide a copy of each such notice to the Agent at the time such notice is delivered to any insurer. Except in the case of a Constructive Total Loss, all proceeds of property and casualty insurance received with respect to the Huelva Smelter shall be used by the Borrower for costs of repair or replacement in respect of the applicable property.

                     (d)Corporate Existence.  Except as
permitted by Section 8.02(d), maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify could reasonably be expected to have a Material
Adverse Effect.

                     (e)  Authorizations.  Obtain, make and
keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability of the Financing Documents and all such material authorizations with respect to the Project Documents and for the completion of the Project in accordance with the Project Development Plan.

                     (f)Maintenance of Records.  For the
Borrower and each of its Subsidiaries (i) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books reserves with respect to all taxes, assessments, charges, levies and claims; and (iii) on a current basis, set up on its books, from its earnings, appropriate reserves against doubtful accounts receivable, advances and investments and all other proper reserves (including by reason of enumeration, reserves for premiums, if any, due on required prepayments and reserves for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this
Section 8.01(f) shall be made in accordance with, or as required by, Spanish GAAP consistently applied in the opinion of such independent public accountants as shall then be regularly engaged by the Borrower.

                     (g)Inspection.  Permit, and cause each
of its Subsidiaries to permit, the Agent and the Lenders to have one or more of their officers and employees, or any other Person designated by the Agent or the Lenders, visit and inspect the Project and any of the other properties of the Borrower and its Subsidiaries and to examine the minute books, books of account and other records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Agent or the Lenders, with the Borrower's independent accountants, during normal business hours and at such other reasonable times and as often as the Agent or the Lenders reasonably may desire.

                     (h)Maintenance of Property, etc.  (i)
Maintain, keep and preserve and cause each of its Subsidiaries to maintain, keep and preserve all of its properties, including the Project, in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto in the ordinary course of business, and (ii) maintain, preserve and protect and cause each of its Subsidiaries to maintain, preserve and protect all franchises, licenses, copyrights, patents and trademarks material to its business (including completion and operation of the Project in accordance with the Project Development
Plan), so that the business carried on in connection therewith may be properly conducted at all times.

                     (i)  Conduct of Business.  (i) Pay all
of its commercial obligations when due and payable and (ii) comply in all material respects with all rules and regulations of all Governmental Authorities.

                     (j)Notification of Defaults and Adverse
Developments. Promptly notify the Agent upon the discovery by any officer of the Borrower of the occurrence of (i) any Default or Event of Default; (ii) any event, development or circumstance whereby the financial statements most recently furnished to the Agent fail in any material respect to present fairly, the financial condition and operating results of the Borrower and its Subsidiaries as of the date of such financial statements; (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or its Subsidiaries or any of their respective assets; (iv) each and every event which would be an event of default (or an event which with the giving of notice or lapse of time or both would be an event of default) under any Indebtedness of the Borrower or any of its Subsidiaries, such notice to include the names and addresses of the holders of such Indebtedness and the amount thereof; (v) any event or act of Force Majeure; (vi) loss of any material authorization, approval, consent, exemption or license with or from any Governmental Authority and other persons which are necessary for the performance by the Borrower of the transactions contemplated by the Financing Documents or the Project Documents or the completion of the Project in accordance with the Project Development Plan; (vii) default by the Borrower in any material respect under any material contract including without limitation any Project Document; (viii) any violation of labor laws, collective agreements or contracts or Environmental Laws that could reasonably be expected to have a Material Adverse Effect; (ix) the threat or actual occurrence of any Constructive Total Loss or Expropriatory Action or any other material loss or damage in respect of the Project; and (x) any other development in the business or affairs of the Borrower or its Subsidiaries if the effect thereof could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto. Upon receipt of any such notice of default or adverse development, the Agent shall forthwith give notice to each Lender of the details thereof.

                     (k)Environmental Matters.  (i) Comply,
and cause each of its Subsidiaries to comply, with all applicable Environmental Laws, (ii) notify the Agent within 10 Business Days of becoming aware of any Environmental
Claim, circumstances that could result in an Environmental
Claim or any material change concerning any environmental issue as disclosed in the Environmental Report,
(iii) provide copies of all correspondence and relevant documents to the Agent within 10 Business Days of becoming aware of an Environmental Claim or any condition or event which could result in an Environmental Claim,
(iv) implement, if and at the time required, at least one measure recommended in the Environmental Report or such alternate measure or measures as may be proposed by the Borrower and approved by the Environmental Advisor with respect to each issue identified in the Environmental
Report, and (v) promptly discharge, or enter into an arrangement to resolve, any Environmental Claim except for those contested in good faith where the Borrower has established appropriate reserves in accordance with Spanish
GAAP, except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse
Effect.

                     (l)  Environmental Reports.  Deliver to
the Agent a copy of any environmental report or any relevant portion thereof (other than routine reports prepared by regular employees of the Borrower or consultants engaged to prepare such routine reports) that may be prepared for FCX, RTM or the Borrower in connection with the construction or operation of the Project and the Huelva Smelter within 10 Business Days of completion of any such report.

                     (m)  Supply Contracts.  Maintain
contracts (or, to the extent contemplated under Section 7.01(o) for periods prior to the Contract Date, letters of intent or other arrangements reasonably satisfactory to the Required Lenders) for the supply of copper concentrate and the supply of oxygen, the off-take of anodes and sulfuric acid and the fabrication of copper at levels equal to or exceeding those specified from time to time therefor in Exhibits U-1 and U-2 hereto, as applicable, or as may otherwise be reasonably satisfactory to the Required Lenders. The Borrower shall be required to obtain the consent of the Required Lenders, which consent shall not be unreasonably withheld, to replace (unless such replacement is with a contract substantially comparable in form and substance to the contract being replaced) or materially modify any of the contracts described in Exhibits U-1 and U-2 hereto, it being understood that, among other things, the Agent shall have the opportunity to review and approve material changes in procedures for establishing treatment and refining charge pricing under such concentrate supply contracts using formula pricing, but not actual prices resulting therefrom and it being further understood that it may be necessary for the Borrower from time to time to agree to changes in such contracts reflecting then current commercial or market practices. In the case of any replacement of any such contract, the Borrower will take such steps as are necessary to assign to, or perfect a lien thereon in favor of, the Agent on behalf of the Lenders under the Security Documents.

                     (n)  Hedging Arrangements.  At all
times on or following the Completion Date, maintain (i) Interest Rate Protection Agreements sufficient to provide fixed payments or, subject to the agreement of the Agent, capped payments of interest, for not less than a two year period on 50% of the amount of the Term Loans outstanding at any time, (ii) currency hedging arrangements with respect to the Borrower's peseta/dollar exposure sufficient to hedge, through the use of customary hedging arrangements, against adverse risks at least 50% of its projected peseta/dollar exposure for at least twelve months forward at any time and
(iii) hedging arrangements to protect against adverse fluc-tuations in the price of the metal content of purchased copper concentrate. The Borrower may also enter into currency hedging arrangements in the ordinary course of its business (the "Optional Currency Hedging Arrangements") with respect to its capital expenditures, including payments pursuant to the Lurgi Contract. In the event the Borrower enters into cap agreements with respect to any of the foregoing Hedging Arrangements, the cap amount specified in such agreements will be taken into account to the extent relevant for purposes of calculating the Loan Life Cover Ratio and the Two Year Cover Ratio.

                     All Hedging Arrangements specified in
this Section 8.01(n) may be made with the Agent, any Lender or any other third party, as counterparty; provided, however, that only the net amount (as described below) of each type of such arrangements as are made with the Agent or any Lender will be secured (on a pari passu basis with the Loans) under those Security Documents securing Hedging Arrangements. The net amount of each Lender's Hedging Arrangements entitled to share in the proceeds of the Collateral shall be the sum of the net liabilities and other amounts owing under each type of Hedging Arrangement, including but not limited to Interest Rate Protection Agreements, currency hedging arrangements, metal hedging arrangements and Optional Currency Hedging Arrangements, provided by such Lender, valued on the date of calculation. In the event of any Collateral shortfall, such Lender will share in available security with the Agent and Lenders ratably as provided in Section 10.03. For purposes of this
Section 8.01(n), Hedging Arrangements may include, with the consent of the Agent, interest rate caps and interest rate collars.

                     (o)  Use of Proceeds.  (i)  Use the
proceeds of the Term Loans hereunder solely for the following purposes:

                     (A)  financing costs (including hedging
                  costs) of construction and expansion of
                  the Huelva Smelter as more fully outlined in the Project Development Plan (including payments to Lurgi pursuant to the Lurgi Contract), it being agreed by the parties that the amount of each Term Loan Request may include sufficient funds to pay the Borrower's reasonably anticipated costs for the next 30 days;

                     (B)  subject to Section 7.03(b)(iv),
                  Additional Completion Amounts;

                     (C)  refinancing of the Gold-Silver
                  Loan Agreement, the BEX Gold Loan, the
                  Revolving Credit Agreement and other
                  working capital facilities in existence on the date hereof;

                     (D)  payment of interest, closing fees
                  and other financing charges in respect of the Financing Documents; and

                     (E)  payment of mortgage and security
                  costs in respect of the Security
                  Documents.

                     (ii)  Use the proceeds of the Working
Capital Loans hereunder solely for the following purposes:

                     (A)  working capital and operating
                  costs of the Borrower;

                     (B)  refinancing of the Revolving
                  Credit Agreement;

                     (C)  payment of interest, closing fees
                  and other financing charges in respect of the Financing Documents;

                     (D)  payments to counterparties under
                  any Hedging Arrangement, Optional Currency
                  Hedging Arrangement or Interest Rate
                  Protection Agreement;

                     (E)  refinancing of existing working
                  capital facilities including the ESP 1.62
                  Billion Loan Agreement and refinancing of the Gold-Silver Loan Agreement and the BEX Gold Loan up to that portion of FCX's $30,000,000 equity contribution used to reduce other outstanding working capital loans; and

                     (F)  value added or other taxes
                  associated with payments to Lurgi pursuant to the Lurgi Contract.

                     (p)  Completion of Project.  Diligently
proceed to complete the Project in accordance with the Project Development Plan and timely perform all of its obligations when due under the Lurgi Contract except where the failure to perform is the result of Force Majeure or a bona fide dispute being negotiated between the Borrower and Lurgi or any other applicable third party and the failure to perform could not reasonably be expected to have a Material Adverse Effect.

                     (q)  Management Services Contract.
Maintain the Management Services Contract in full force and effect until the Maturity Date; provided, however, that (i)
FTX or FCX can be replaced by an independent third party reasonably satisfactory to the Required Lenders as the provider of all or a portion of the services provided under the Management Services Contract and (ii) if the Borrower demonstrates to the reasonable satisfaction of the Required
Lenders that the Management Services Contract is no longer required by the Borrower, it may be terminated; and provided, further, that FTX or FCX, as the case may be, may terminate the Management Services Contract in accordance with its terms on or after the date upon which the Lenders, or any third party acting on their behalf or otherwise as their designee, by enforcement of rights under the Security
Documents, whether by taking control of the Borrower's capital stock or otherwise, take control of the day to day operations and management of the Borrower, the Project and the Huelva Smelter.

                     Section 8.02.  Negative Covenants.
Until payment in full of the Loans and all reimbursement obligations and performance of all other obligations of the Borrower hereunder, the Borrower will not:

                     (a)Indebtedness.  Create, incur, assume
or suffer to exist any Indebtedness, or permit any Subsidiary so to do, except (i) Indebtedness to the Agent and the Lenders hereunder, (ii) the Peseta Loan, (iii) commodity hedging transactions in the ordinary course of business to hedge against metal price fluctuations and not for the purpose of speculation and other Hedging Arrangements entered into in the ordinary course of business, (iv) Indebtedness of the Borrower and any Subsidiary secured by mortgages, encumbrances or liens described in clauses (vii) and (ix) of the definition of "Permitted Encumbrances" in Section 1.01(c), (v) contingent liabilities permitted by Section 8.02(e), and (vi) other Indebtedness not exceeding $2,500,000 in the aggregate at any time outstanding and (vii) the Indebtedness specified in
Section 7.01(s)(i) until such Indebtedness is repaid.

                     (b)  Restricted Payments.  (i)  Prior
to the Contract Date, declare or make any Restricted Payment except Restricted Payments in an aggregate amount not to exceed the Unrestricted Government Grant Amount to RTM or any member of RTM's consolidated group; provided, however, that such Restricted Payment may not thereafter be used by RTM or any of its other subsidiaries directly or indirectly to make Restricted Payments to any other Person (except RTM) and, provided further, that the Borrower may not make such Restricted Payment unless prior thereto, the Agent shall have received a Lurgi Certificate, dated no more than 31 days prior to the date of the proposed Restricted Payment, and a Certificate of the Independent Engineer, accompanied by an additional certificate signed by an authorized officer of the Borrower certifying that, after all scheduled and mandatory payments hereunder and any payments necessary to cause the Reserve Account Balance to be at least equal to the Required Reserve Account Balance and after giving effect to the proposed Restricted Payment, Net Cash plus funds available for borrowing under the unused portion of the Commitments are sufficient to meet projected construction costs as provided in the Lurgi Contract.

                  (ii)  Following the Contract Date, declare
or make any Restricted Payment if (A) the Loan Life Cover Ratio is less than 1.4 to 1.0 or the Two Year Cover Ratio is less than 1.2 to 1.0 or (B) the Reserve Account Balance is less than the Required Reserve Account Balance; provided that in the event that either (x) the Loan Life Cover Ratio is less than 1.6 to 1.0 but equal to or greater than 1.4 to
1.0 or (y) the Two Year Cover Ratio is less than 1.3 to 1.0 but equal to or greater than 1.2 to 1.0, then any Restricted Payments must be made to, and retained for use by, RTM or its consolidated group and may not be used by RTM or any of its other subsidiaries to make Restricted Payments to any other Person (except RTM) and, provided further, that in the event the Borrower elects to defer all or a portion of a scheduled installment payment of principal on the Term Loan as provided in Sections 2.03(b) and (c) hereof, then the Borrower may not make any Restricted Payments during the period commencing on the scheduled payment date of any such deferred installment payment and ending on the date that any amount so deferred is repaid.

                 (iii)  Notwithstanding the provisions of
paragraphs (i) and (ii),

                     (A)  the Borrower may distribute to RTM
or its consolidated group (i) amounts received by it in cash as grants from Governmental Authorities for any purpose at any time up to a maximum aggregate amount of (x) the Unrestricted Government Grant Amount plus (y) an amount (in dollars) equal to the portion, if any, of the RTM Capital Contribution that has been applied from the Reserve Account to fund Additional Completion Amounts and (ii) an amount equal to the remaining amount of any RTM Capital Contribution released from the Reserve Account; provided, however, that such amounts may not be paid as a Restricted Payment by RTM to FCX or any other entity having an ownership interest in RTM, until such time as the Borrower is able to demonstrate to the reasonable satisfaction of the Agent that neither RTM nor its mining subsidiary, Minas de Riotinto, has any liability for actual or contingent liabilities in respect of mine closure or employee termination and pension costs (in excess of funds then reserved for such purpose), and

                     (B)  so long as no Default or Event of
Default shall have occurred and be continuing, the Borrower may make a Restricted Payment on the date of the Initial
Loan to RTM for the purpose of repaying the BEX Gold Loan.

                     (C)  the Borrower shall not make any
Restricted Payment (including pursuant to clause (A) above) if, after giving effect thereto, any Default or Event of Default would be continuing.

                  (iv)  Restricted Payments shall be made,
to the extent permitted hereunder, only within 5 Business Days following the end of a fiscal quarter and upon the delivery to the Agent of a certificate signed by an authorized officer of the Borrower certifying as to (i) Net Cash available for Restricted Payments, (ii) the source of funds for such Restricted Payments (including from Governmental Authorities), (iii) the Reserve Account Balance and whether such amount is equal to the Required Reserve Account Balance and (iv) that no Default or Event of Default has occurred or will be continuing after making such Restricted Payments.

                     (c)Mortgages and Pledges.  Create,
incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien of any kind upon or in any of its property or assets, whether now owned or hereafter acquired, except
Permitted Encumbrances.

                     (d)  Merger, Acquisition or Sales of
Assets. Enter into any merger or consolidation or acquire assets of any Person, or sell, lease, or otherwise dispose of any of its assets, except in the ordinary course of its business, or permit any Subsidiary so to do, except that (i) a Wholly owned Subsidiary may be merged or consolidated with one or more other Wholly owned Subsidiaries or into the Borrower and (ii) the Borrower may sell, lease or otherwise dispose of fixed assets in an amount not to exceed an aggregate of $2,500,000 in any one year.

                     (e)Contingent Liabilities.  Assume,
guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other
Person, or permit any Subsidiary so to do, except:

                   (i)  in connection with a merger
                  permitted by Section 8.02(d), and

                  (ii)  by the endorsement of negotiable
                  instruments for deposit or collection or similar transactions in the ordinary course of business.

                     (f)Loans and Investments.  Except as
permitted in Section 8.02(h), purchase or acquire the obligations or stock of, or any other interest in, or make loans or advances to, any Person, or permit any Subsidiary so to do, except Authorized Investments.

                     (g)Capital Expenditures.  Make any
material capital expenditures, or permit any Subsidiary so to do, except as contemplated by the Project Development
Plan and Permitted Capital Expenditures.

                     (h)  Subsidiaries.  Create or suffer to
exist any Subsidiaries, except as agreed by the Required Lenders; provided, however, that the Borrower may (a) create no more than three such new Subsidiaries and (b) contribute no more than a total of $1,500,000 in equity capital to all such new Subsidiaries.

                     (i)  Preferred Stock.  Issue or sell
any preferred stock of the Borrower without the prior consent of the Required Lenders, which consent shall not be unreasonably withheld.

                     (j)  Stock of Subsidiaries.  Sell or
otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly owned Subsidiary permitted by
Section 8.02(d) or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                     (k)Related Agreements.  Amend, modify
or waive, or permit to be amended, modified or waived (except for Change Orders or Variance Requests as provided in Section 8.04), any material provision of any Project Document unless, within not less than 15 Business Days prior to such amendment, modification or waiver, the Borrower shall have given the Agent and each of the Lenders notice thereof, including all relevant terms and conditions thereof, and the Required Lenders shall not have objected in writing thereto.

                     (l)  Transactions with Affiliates.
Effect any transaction with any Subsidiaries or Affiliates of the Borrower on a basis less favorable to the Borrower or such Subsidiary than could at the time be made or obtained in an arms' length transaction with an unrelated third party.

                     (m)  Environmental Matters.  Engage in
any new activities or business operations, other than those contemplated in the Project Documents or the Environmental Report, that would materially increase the risk of an Environmental Claim or materially increase the generation or use of Hazardous Substances by the Borrower or any of its Subsidiaries without the Agent's prior written consent.

                     Section 8.03.  Preparation of Forecast
and Cover Ratio Certificate. As of the earlier of (i) the Completion Date and (ii) September 30, 1996 and each date thereafter which is a Forecast Date, the Borrower shall prepare the Forecast required to be delivered pursuant to
Section 8.01(a)(viii) by applying to the variables contained in the Computer Model assumptions selected by the Borrower as appropriate for the applicable period (the "Forecast Assumptions") in order to calculate the Forecast Net Cash Flow to the Maturity Date, Loan Life Cover Ratio and Two Year Cover Ratio for such period. Each such Forecast may be prepared and delivered prior to the Forecast Date relating thereto. Each Forecast shall be attached to a Cover Ratio Certificate and delivered to the Agent. Upon receipt of the Cover Ratio Certificate and related Forecast, the Agent will review the Forecast and, no later than 10 Business Days after receipt of the Forecast, (a) if the Agent approves the Forecast, promptly deliver it to the Lenders for approval or
(b) if the Agent does not approve the Forecast, discuss revised assumptions with the Borrower in order to produce a revised forecast for delivery to the Lenders. Following approval thereof by the Agent, such Cover Ratio Certificate and Forecast shall be delivered to the Lenders for review and approval. Upon approval thereof by the Required Lenders which shall occur no later than 15 Business Days after receipt of the Forecast by the Lenders, the Forecast shall become effective and shall apply on and as from the relevant Forecast Date until next calculated in accordance herewith. Failure by any Lender to give or deny its approval of any Forecast within such period shall be deemed to be acceptance of such Forecast. In the event a Forecast is not approved by the Required Lenders, the Agent shall work with the Borrower and the Lenders to agree upon a revised Forecast acceptable to the Required Lenders and any such revised Forecast acceptable to the Required Lenders shall apply. In the event the Agent, the Borrower and the Required Lenders do not agree upon a revised Forecast within 5 Business Days, then the Agent and the Required Lenders shall agree upon a revised Forecast and such revised Forecast shall apply.

                     Section 8.04.  Change Orders and
Variance Requests. (a) Upon the request of the Borrower, the Agent, at its sole discretion, may approve Change Orders up to a total cumulative amount of $6,000,000 (or the peseta or Deutsche mark equivalent calculated on the date of the Borrower's request for approval of any change order), pro-vided, that no such individual Change Order may exceed $3,000,000, and, provided further, that the cumulative amount of $6,000,000 may include non-material Change Orders relating to variations falling within the discretion of the Borrower's Project Manager (as defined in the Lurgi Contract) which do not impact upon the expected Completion Date or the expected performance of the Project up to a total cumulative amount of $500,000 which change orders shall not require the approval of the Agent. The foregoing is subject to (i) the delivery of a certificate from Lurgi confirming that the Change Order will not result in a material change in any term or covenant of the Lurgi Con-tract on which the Lenders rely or, if a material change will result, describing such material change, (ii) a certificate signed by an authorized officer of the Borrower specifying the additional cost, if any, of the Change Order and the source of funds to meet any such additional cost and
(iii) the delivery of a certificate from the Independent Engineer certifying as to and approving the technical aspects of the Change Order.

                     (b)  Change Orders not covered in
Section 8.04(a) must be approved by the Required Lenders, subject to the requirements of Section 8.04(a).

                     (c)  The Agent and the Required
Lenders, as the case may be, will respond promptly, and in any event, within seven Business Days, to requests for approval of Change Orders and any request not objected to within seven Business Days of the Agent's receipt thereof will be deemed approved.

                     (d)  The Borrower's Project Manager (as
defined in the Lurgi Contract) will have discretionary approval for requests for variations in Project design or construction (each, a "Variance Request") to the extent each such Variance Request does not increase the costs of the Project, delay the Completion Date or materially impact the scope of the Project or its expected performance.

                     Section 8.05.  Technical Non-
Compliance. In the event that Technical Non-Compliance (as defined below) has occurred and is continuing on September 30, 1996, the Borrower may seek to demonstrate to the satisfaction of the Required Lenders that Technical Non-Compliance will not impact the ability of the Borrower to maintain on an ongoing basis the Loan Life Cover Ratio and the Two Year Cover Ratio at the levels specified in para-graph 3 of Exhibit E. As used herein the term "Technical Non-Compliance" shall mean the failure of the Borrower to meet any requirement specified in paragraph 2 of Exhibit E by September 30, 1996 and the Borrower is in compliance with ratio levels specified in paragraph 3 of Exhibit E, in which case the prepayment described in Section 2.06(d) shall not be required.

                     Section 8.06.  Partial Release of
Pledged Shares. Upon the occurrence of the Contract Date, shares representing the capital stock of the Borrower shall be released from the lien created by the Pledge of Shares such that from and after the Contract Date the Pledge of Shares shall continue to provide for a pledge to the Agent of shares representing 51% of the capital stock of the Borrower.



                         ARTICLE IX

                      EVENTS OF DEFAULT

                     Section 9.01.  Events of Default.  If
one or more of the following events (each, an "Event of Default") shall occur:

                     (a)Default shall be made in the payment
                  of any installment of principal of or
                  interest on any Working Capital Loan,
                  Swing Line Loan or Term Loan when due and payable, whether at maturity, by notice of intention to prepay or otherwise, and such default, in the case of principal, shall continue unremedied for three Business Days and, in the case of interest, shall continue unremedied for five Business Days; or

                     (b)  Default shall be made in the
                  payment of the Agent fees or upfront fees referred to in Section 4.04(d), the Working Capital Commitment Fee, the Term
                  Loan Commitment Fee or any other fee or
                  amount payable hereunder when due and
                  payable and such default shall continue
                  unremedied for five Business Days; or

                     (c)Default shall be made in the due
                  observance or performance of any term,
                  covenant, or agreement contained in
                  Section 8.02; provided, however, that if the cause of such default is beyond the control of the Borrower, such default shall have continued unremedied for a period of 30 days after any officer of the Borrower becomes aware, or should have become aware, of such default; or

                     (d)Default shall be made in the due
                  observance or performance of any other
                  term, covenant or agreement contained in this Agreement, and such default shall have continued unremedied for a period of 30 days after any officer of the Borrower becomes aware, or should have become aware, of such default; or

                     (e)Any representation or warranty made
                  or deemed made by the Borrower, RTM or FCX herein or in any Financing Document or any statement or representation made by the Borrower, RTM or FCX in any certificate, report or opinion delivered in connection herewith or in connection with any other Financing Document shall prove to have been false or misleading in any material respect when made; or

                     (f)Any obligation (other than its
                  obligation hereunder) of the Borrower for the payment of Indebtedness in excess of $5,000,000 shall not be paid when due (taking into account any applicable grace period) or shall become or be declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

                     (g)  An involuntary case or other
                  proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief including but not limited to "suspension de pagos o quiebra" with respect to it or its debts under any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days; or

                     (h)The Borrower shall commence a
                  voluntary case or proceeding including but not limited to "suspension de pagos o quiebra" under any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the Borrower shall consent to the entry of a decree or order for relief in respect of an involuntary case or proceeding including but not limited to "suspension de pagos o quiebra" under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the Borrower shall file a petition or answer or consent seeking reorganization or relief including but not limited to "suspension de pagos o quiebra" under any applicable law, or the Borrower shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any substantial part of its property, or the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; or

                     (i)One or more judgments against the
                  Borrower or attachments against its
                  property, which in the aggregate exceed
                  $5,000,000, shall remain unpaid, unstayed on appeal, undischarged, or undismissed for a period of 45 days following the date on which the Borrower is notified of such judgment; or

                     (j)  The Borrower shall fail to
                  undertake the Completion Tests set forth in Exhibit E prior to September 30, 1996;
                  or

                     (k)From and after September 30, 1996,
                  the Borrower shall fail to maintain the
                  Loan Life Cover Ratio at a level equal to or greater than 1.25 to 1.0 after giving effect to a grace period of 60 days; or

                     (l)FCX shall fail to (i) (x) maintain
                  at least a 95% indirect ownership interest in the Borrower prior to the Contract Date and (y) maintain at least a 50% direct and indirect ownership interest in the Borrower at all times after the Contract Date or (ii) either (x) remain the largest single shareholder (aggregating all its direct and indirect interests) of the Borrower or (y) have nominees for election to the board of directors of the Borrower which constitute a majority of the members of the board of directors of the Borrower or otherwise be able to direct the affairs of the Borrower; or

                     (m)Default shall be made in the due
                  observance or performance of any material term of any Security Document or the liens purported to be created by the Security Documents shall fail in any material respect to be valid or perfected or fail in any material respect to have the priority contemplated thereby, except as a result of any failure to complete any necessary recordation of the Security Documents in circumstances which do not otherwise result in an Event of Default hereunder; or

                     (n)Recordation of the Security
                  Documents pursuant to the requirements of Spanish law shall not be completed within 30 days of execution of the Security Documents and such failure to complete the recordation shall be attributable to the Borrower; or

                     (o)Default shall be made in the due
                  observance or performance of any material term of the Inducement Agreement; or

                     (p)  A Constructive Total Loss or an
                  Expropriatory Action shall have occurred with respect to the Huelva Smelter and such event shall continue unremedied for 60 days;

then (i) upon the happening of any of the foregoing Events of Default which shall be continuing, the Agent may, and upon the request of the Required Lenders the Agent shall, terminate the obligation of the Lenders to make any further
Loans under this Agreement upon notice to that effect delivered by the Agent to the Borrower and (ii) upon the happening of any of the foregoing Events of Default which shall be continuing, the Loans shall become and be immediately due and payable upon notice to that effect delivered by the Agent to the Borrower; provided, that upon the happening of any Event of Default specified in Sec-tion 9.01(g) or (h), the Loans shall become immediately due and payable and the obligation of the Lenders to make any further Loans hereunder shall terminate without declaration or other notice to the Borrower. The Borrower expressly waives any presentment, demand, protest or other notice of any kind.


                          ARTICLE X

                  THE AGENT AND THE LENDERS

                     Section 10.01.  The Agency.  Each
Lender appoints Barclays Bank PLC as its Agent hereunder and as its Collateral Agent under the Security Documents and irrevocably authorizes the Agent to take such judicial or extrajudicial action on its behalf and to exercise such powers hereunder and thereunder as are specifically dele-gated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto, including the execution and delivery by the Agent on behalf of such Lender of the Security Documents and any documents related thereto and the exercise by the Agent of powers delegated to the Agent and the Lenders thereby, and the Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Agent and the Lenders shall be that of agent and principal only and nothing herein or therein shall be construed to constitute the Agent a trustee for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. The parties agree that the Agent may delegate certain of its obligations hereunder to certain of its Affiliates each of which will be entitled to the protective clauses of this Agreement as if it were the Agent and be bound by the duties and obligations of the Agent.

                     Section 10.02.  The Agent's Duties.
The Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices and other communications received from the Borrower pursuant to the terms of this Agreement and the other Financing Documents and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein or therein, the Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Agent shall not be bound by any waiver, amendment, supplement, or modifica-tion of this Agreement or the other Financing Documents which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to this Agreement or any other Financing Document nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

                     Section 10.03.  Sharing of Payment and
Expenses. All funds for the account of the Lenders received by the Agent in respect of payments made by the Borrower pursuant to, or from any Person on account of, this Agreement or any other Financing Document, including proceeds realized on any Collateral, shall be distributed forthwith by the Agent among the Lenders, in like currency and funds as received, ratably in proportion to their Adjusted Pro Rata Shares or their Pro Rata Shares, as applicable, in accordance with the applicable provisions of this Agreement. In the event that any Lender shall receive from the Borrower or any other source any payment of, on account of, or for or under this Agreement or any other Financing Document (whether received pursuant to the exer-cise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obliga-tion or otherwise as permitted by law) other than in proportion to its Adjusted Pro Rata Share or its Pro Rata Share, as applicable, then such Lender shall purchase from each other Lender so much of its interest in obligations of the Borrower as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender's Adjusted Pro Rata Share or Pro Rata Share, as applicable; provided, that no Lender shall purchase any interest of any Lender that does not, to the extent that it may lawfully do so, set-off against the balance of any deposit accounts maintained with it the obligations due to it under this Agreement; and provided, further, that nothing herein contained shall obligate any Lender to apply any set-off or banker's lien or collateral security permitted hereby first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes, but any such application of proceeds shall be in proportion to the total obligations of the Borrower to such Lender. In the event that any purchasing Lender shall be required to return any excess payment received by it, the purchase shall be rescinded and the purchase price restored to the extent of such return, but without interest. If in connection with any allocation of payments pursuant to this Section 10.03 there should occur any dispute concerning the amount of net liabilities owing to any Lender in respect of a Hedging Arrangement, at the request of the Required Lenders, the Agent shall obtain three independent valuations of such liabilities from financial institutions generally regarded as experienced and active participants in relevant markets, and the amount of net liabilities considered in the calculation of the Lenders' Adjusted Pro Rata Shares shall be the average of the net liabilities as calculated by each of such financial institutions.

                     Section 10.04.  The Agent's
Liabilities. Each of the Lenders and the Borrower agrees that (i) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Agent, and (iii) the Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

                     Section 10.05.  The Agent as a Lender.
The Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" or "Lenders", unless the context otherwise indicated, include the Agent in its individual capacity. The Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were any other Lender and without any duty to account therefor to the other Lenders.

                     Section 10.06.  Lender Credit Decision.
Neither the Agent nor any of its officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made herein or in any other Financing Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construc-tion, adequacy, enforceability or value of this Agreement or any other Financing Document or any other document or instru-ment related hereto or thereto. Except as specifically provided herein and in the other Financing Documents to which the Agent is a party, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condi-tion or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into the Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to authorize the Agent to execute on its behalf the Security Documents, as required. Each Lender also acknowledges that it will independently and without reliance upon the Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Financing Document.

                     Section 10.07.  Indemnification.  Each
Lender agrees (which agreement shall survive payment of the Loans) to indemnify the Agent, to the extent not reimbursed by the Borrower, ratably in accordance with their respective Commitments or, in the event the Commitments have been terminated, their respective outstanding Loans (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Financing Docu-ment, or any action taken or omitted to be taken by the Agent hereunder or thereunder; provided, that no Lender shall be liable for any portion of such liabilities, obliga-tions, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Finan-cing Document or any amendments or supplements hereto or thereto, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                     Section 10.08.  Successor Agent.  The
Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time by the Required Lenders by giving written notice thereof to the Agent, the other Lenders and the Borrower at least 10 Business Days' prior to the effective date of such removal. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to approval by the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, or the Required Lenders' giving notice of removal, as the case may be, the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent subject to approval by the Borrower, which shall be a commercial bank organized under the laws of any OECD country and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned or removed Agent, and the resigned or removed Agent shall be discharged from its duties and obligations under this Agreement. After any Agent's resignation or removal here-under as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                     Section 10.09.  Power of Attorney.  The
Agent acknowledges for the benefit of the Lenders that as between the Agent and each Lender the rights of the Agent to exercise rights and remedies under this Agreement or the Security Documents with respect to the Commitments, the Loans, or the Collateral shall be subject to the consent of the Required Lenders or the Lenders as may be specified herein or in the Security Documents notwithstanding the grant by each Lender to the Agent in the power of attorney of the right to take all such actions as attorney-in-fact for such Lender.


                         ARTICLE XI

         CONSENT TO JURISDICTION; JUDGMENT CURRENCY

                     Section 11.01.  Consent to
Jurisdiction. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and each other Financing Document. The Borrower hereby appoints CT System, with offices on the date hereof at 1633 Broadway, New York, New York, as its authorized agent on whom process may be served in any action which may be instituted against it by the Agent in its own name and on behalf of the Lenders in any state or federal court in the Borough of Manhattan, The City of New York, arising out of or relating to any Loan or this Agreement and each other Financing Document. Service of process upon such authorized agent and written notice of such service to the Borrower shall be deemed in every respect effective service of process upon the Borrower, and the Borrower hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York.
The Borrower hereby irrevocably waives, to the extent permitted by law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwith-standing the foregoing, nothing herein shall in any way affect the right of the Agent in its own name and on behalf of any Lender to bring any action arising out of or relating to the Loans or this Agreement and each other Financing Document in any competent court elsewhere having jurisdiction over the Borrower or its property.

                     Section 11.02.  Judgment Currency.  If
for the purposes of obtaining judgment in any court in any country it becomes necessary to convert into any other currency ("the judgment currency") an amount due in United
States dollars, then the conversion shall be made at the rate of exchange prevailing at the close of business on the Business Day before the day on which the judgment is given.

                     If there is a change in the rate of
exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due the Borrower will pay such additional amounts (if any) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement in United States dollars.

                     Any amount due from the Borrower under
this Section 11.02 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any other
Financing Document.

                     The term "rate of exchange" means the
spot rate at which the Agent in accordance with its normal practice is able on the relevant date to purchase United
States dollars with the judgment currency and includes any premium and costs of exchange payable.


                         ARTICLE XII

                        MISCELLANEOUS

                     Section 12.01.  APPLICABLE LAW.  THIS
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED
STATES OF AMERICA.

                     Section 12.02.  Right of Set-off.  Upon
(a) the occurrence and during the continuance of any Event of Default and (b) the making of the request, or the granting of the consent, specified by Section 9.01 to authorize the Agent to declare the Loans due and payable pursuant to the provisions of Section 9.01, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
The rights of each Lender under this Section 12.02 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                     Section 12.03.  Expenses.  The Borrower
agrees to pay (i) all reasonable out-of-pocket expenses of the Agent (including the reasonable fees and expenses of Sullivan & Cromwell, as Special New York counsel to the Agent and Uria & Menendez, as special Spanish counsel to the Agent) in connection with the negotiation, preparation, operation and administration and execution of this Agreement and the other Financing Documents and any amendments or supplements hereto or thereto, including but not limited to Notary, Official Commercial Stockbroker and Registration Fees and (ii) all reasonable out-of-pocket expenses incurred by the Agent and any Lender, including reasonable fees and disbursements of counsel, in connection with enforcement or similar actions with respect to any provisions of this Agreement, the other Financing Documents or any amendment or supplement hereto or thereto, including but not limited to Notary, Official Commercial Stockbroker and Registration fees. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Financing Documents and any supplements and amendments hereto or thereto.

                     Section 12.04.  Amendments.  Any
provision of this Agreement or the other Financing Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided, that no such amendment, waiver or modification shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obliga-tion, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of interest on any Loan, including any fees hereunder or for any reduction or termination of any Commitment, (iv) postpone the date fixed for any payment of principal of any Loan pursuant to Section 2.03, 3.03 or 3.07, (v) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) release all or substantially all of the Collateral or (vii) amend or waive the provisions of this Section 12.04. Any amendment to this Agreement of a term or provision that has been included in or incorporated into a Security Document will be sufficient to bind the parties thereto notwithstanding any failure to amend such Security Document or any resulting inconsistency.

                     Section 12.05.  Cumulative Rights and
No Waiver. Each and every right granted to the Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Agent or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

                     Section 12.06.  Notices.  Any
communication, demand or notice to be given hereunder or with respect to the Loans will be duly given when delivered in writing or by telecopy to a party at its address as indicated below, except that notices from the Borrower pursuant to Section 2.02, 3.02 and 3.04 will not be effective until received by the Agent.

                     A communication, demand or notice given
pursuant to this Section 12.06 shall be addressed:

                     If to the Borrower, at

                     Rio Tinto Metal, S.A.
                     Zurbano, 76
                     28010 Madrid
                     Spain

                     Telecopy:  341-442-6411
                     Attention: Jose Luis Gomez-Quilez

                     With copies to:

                     Freeport-McMoRan Copper & Gold Inc.
                     1615 Poydras Street
                     New Orleans, Louisiana 70112

                     Telecopy:  (504) 582-4511
                     Attention: R. Foster Duncan


                     If to the Agent or any Lender, at its
address as indicated on the signature pages hereof, with a copy to:

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, New York  10004

                     Telecopy:  (212) 558-3588
                     Attention: Erik D. Lindauer

                     Unless otherwise provided to the
contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telex, telecopy or facsimile transmission.

                     Section 12.07.  Separability.  In case
any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                     Section 12.08.  Assignments and
Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lenders.

                     (b)  Any Lender may at any time grant
to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; and in no event shall a Lender that sells a participation be obligated to the Participant under the participation agreement to take or refrain from taking any action except any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of Sec-tion 12.04 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.03, 5.04 and 12.03 with respect to its participating interest.

                     (c)  Any Lender may at any time assign
to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Lender, substantially in the form of Exhibit AA hereto, with (and subject to) the signed consent of the Borrower and the Agent (which consent shall not be unreason-ably withheld and with the creation of additional costs to the Borrower, including taxes, being considered a reasonable basis to withhold consent); provided, that any such assignment shall be in a minimum amount of $5,000,000 and shall constitute an assignment of a ratable portion of each of such Lender's Working Capital Loan Commitment and Loans and Term Loan Commitment and Loans; and, provided further, that the foregoing consent requirement shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Lender to any other Lender, to an affiliate of any Lender or to a Federal Reserve Bank. Upon execution and delivery of such an instrument and payment by such Assignee to such trans-feror Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obliga-tions hereunder to a corresponding extent, and no further consent or action by any party shall be required.

                     (d)  No Assignee, Participant or other
transferee of any Lender's rights shall be entitled to receive any greater payment under Section 5.03 or 5.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 5.04 requiring such Lender to desig-nate a different lending office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

                     (e)  If any Reference Lender assigns
its Commitment and Loans to an unaffiliated institution, the Agent shall, in consultation with the Borrower and with the consent of the Required Lenders, appoint another bank to act as a Reference Lender hereunder.

                     Section 12.09.  WAIVER OF JURY.  THE
BORROWER, THE AGENT AND EACH OF THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

                     Section 12.10.  Confidentiality.
Except as may be required to enforce the rights and duties established hereunder (including establishing and maintaining the Agent's and the Lenders' perfected security interest in the Collateral), the parties hereto shall preserve in a confidential manner all information received from the other pursuant to this Agreement, the Financing
Documents and the transactions contemplated hereunder and thereunder, and shall not disclose such information except to those persons with which a confidential relationship is maintained (including regulators, legal counsel, accountants, or designated agents), or where required by law.

                     Section 12.11.  Indemnity.  The
Borrower agrees to indemnify the Agent and each of the Lenders and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations hereunder or thereunder or the consummation of the transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of any Indemnitee.

                     The provisions of this Section 12.11
shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or cancellation of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Lenders. All amounts due under this
Section 12.11 shall be payable in immediately available funds upon written demand therefor.

                     Section 12.12.  Execution in
Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

                     IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be duly executed as of the date first above written.


                     RIO TINTO METAL, S.A.


                     By: /s/ Jose Luis Gomez Quilez
                         --------------------------
                        Name:  Jose Luis Gomez Quilez
                        Title: Director Economico


                     BARCLAYS BANK PLC, as Agent for the
                     Lenders


                     By: /s/ J.B. Cooper
                        ---------------
                        Name: J.B. Cooper
                        Title: Assistant Director

                     Address for Notices:

                     St. Mary's Court
                     100 Lower Thames Street
                     London EC3R 6JN
                     England

                     Attn:  Structured Finance Division
                     Fax:  071-775-8845


                      BARCLAYS BANK PLC



                     By: /s/ J.B. Cooper
                        -----------------
                        Name: J.B. Cooper
                        Title: Assistant Director

                     Address for Notices:

                     St. Mary's Court
                     100 Lower Thames Street
                     London EC3R 6JN
                     England

                     Attn:  Structured Finance Division
                     Fax:  071-775-8845


                     ABN AMRO BANK N.V.



                     By: /s/ I. Mataix
                         --------------
                        Name: I. Mataix
                        Title: Manager



                     By: /s/ A. Gatius
                         --------------
                        Name: A. Gatius
                        Title: Manager

                     Address for Notices:

                  ABN AMRO BANK N.V.
                     Sucursal en Espana
                     Serrano 55
                     28006, Madrid

                     Attn:  C. Simon/I. Andino
                     Fax:  341-520-9107


                     NATIONAL WESTMINSTER BANK PLC



                     By: /s/ Ian M. Plester
                         -------------------
                        Name: Ian M. Plester
                        Title: Vice President

                     Address for Notices:

                     National Westminster Bank Plc
                     Kings Cross House
                     Phase 2
                     200 Pentonville Road
                     London N1 9HL

                     Attn: Commercial Loans Manager
                     Fax:  44-71-239-8257


                     DEUTSCHE BANK AG,
                     New York Branch



                     By: /s/ Sandra E. Bell
                        --------------------
                        Name: Sandra E. Bell
                        Title: Director



                     By: /s/ Brett A. Parker
                         --------------------
                        Name: Brett A. Parker
                        Title: Associate

                     Address for Notices:

                  DEUTSCHE BANK AG
                     31 West 52nd Street
                     New York, NY 10019
                     USA

                     Attn:  Sandra Bell
                     Fax:   0101 212 474 8256



                     BANQUE NATIONALE DE PARIS



                     By: /s/ Orsini
                         -----------
                        Name: Orsini
                        Title: Senior Vice President



                     By: /s/ Coindreau
                         --------------
                        Name: Coindreau
                        Title: Senior Vice President

                     Address for Notices:

                     Banque Nationale de Paris
                     27, Boulevard des Italiens
                     Paris, France

                     Attn:  Mr. Jean Alain Orsini
                       Mr. Bruno Weill
                     Fax:  19.33.1.40.14.89.25



                     LANDESBANK BERLIN - GIROZENTRALE



                     By: /s/ Fred Mugge
                         ---------------
                        Name: Fred Mugge
                        Title: Senior Vice President



                     By: /s/ Michael Lipczynski
                         -----------------------
                        Name: Michael Lipczynski
                        Title: Assistant Vice President

                     Address for Notices:

                     Bundesallee 171
                     10889 Berlin - Wilmersdorf
                     Federal Republic of Germany

                     Attn:  Corporate Special Finance
                     Fax:   (49) 30/869-3050



                     DE NATIONALE INVESTERINGSBANK N.V.



                     By: /s/ H.E.W. Kwak
                         ----------------------
                        Name: Herbert E.W. Kwak
                        Title: Senior Account Manager



                     By: /s/ F.U. van der Lee
                         ---------------------
                        Name: F.U. van der Lee
                        Title: General Manager

                     Address for Notices:

                     De Nationale Investeringsbank N.V.
                     P.O. Box 380
                     2501 BH The Hague
                     The Netherlands

                     Attn:  Mr. E.J. Wesseling (101447)
                     Fax:   +31 70 365 1071



                          EXHIBIT A

             Form of Master Assignment Agreement

                          EXHIBIT B

               Eligible Account Documentation

                          EXHIBIT C

                Form of Borrowing Base Report

                                                      [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN

           Attention:  Structured Finance Division
                       Mining Finance

                     This Borrowing Base Report is delivered
to you in accordance with Sections 7.04(a) and 8.01(a)(ii) of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders.

                     The undersigned hereby certifies the
following information as of the date hereof:

A.  Borrowing Base Calculation:

                     1.  (a) Total value of Eligible
                        Inventory$ ___________

                         (b) Eligible Inventory
                  available for Borrowing
                        Base (75% of item A.1(a))$ ___________

                     2.  (a) Total value of Eligible
                        Accounts denominated
                        in dollars  $ ___________

              (b) Eligible Accounts
                        denominated in dollars
                        available for Borrowing
                        Base (75% of item A.2(a))$ ___________

                     3.  (a) Total value of Eligible
                             Accounts denominated in
                        pesetas____________pta.

                         (b) Eligible Accounts
                        denominated in pesetas
                        available for Borrowing
                        Base (75% of item A.3(a))
____________pta.

                     4.  (a) Total value of Eligible
                             Accounts denominated in
                        other currencies (from
                        Worksheet, subject to
                        a maximum of $13,333,333)$ ____________

                         (b) Eligible Accounts
                        denominated in other
                        currencies available for
                        Borrowing Base (75% of
                        item A.4(a)) (subject to
                        a maximum of $10,000,000)$ ____________

                     5.    Cash and Authorized
                      Investments in which Lenders
                      have valid and perfected
                      first priority security
                      interest       $ ___________

B.  Borrowing Base

                     1.    Borrowing Base for Working
                      Capital Loans (total of
                      items A.1(b), A.2(b), A.4(b)
                and A.5)$

                     2. Borrowing Base for Dollar
                      Swing Line Loans (total of
                      items A.1(b) and A.2(b))$

                     3. Borrowing Base for Peseta
                      Swing Line Loans (item
                      A.3(b))$

C.  Amounts Available for Borrowing:

                     1. Total outstanding Working
                      Capital Loans$ ___________

                     2. Total outstanding Swing
                      Line Loans$ ___________

                     3. Total of items C.1 and C.2$ ___________

                     4. Total Working Capital Loan
                      Commitment$ ___________

                     5.    Maximum amount available for
                      Working Capital Loans (the
                      lesser of item B.1
                      and item C.4)$

                     6.* (a) Maximum amount available
                        for Dollar Swing Line
                        Loans (the lesser of
                        item B.2 and $10,000,000)$

                         (b) Maximum amount available
                        for Peseta Swing Line
                        Loans (the lesser of
                        item B.3 and $10,000,000)$

                     The undersigned hereby represents and
warrants that this Borrowing Base Report and accompanying schedules is a correct and complete statement of all the undersigned's Eligible Inventory, Eligible Accounts, cash and Authorized Investments assigned to the Lenders, that the Eligible Inventory, Eligible Accounts, cash and Authorized Investments covered hereby are subject to a perfected first priority security interest in favor of the Agent for the benefit of the Lenders pursuant to the applicable Security Documents, that all Eligible Accounts covered hereby meet the requirements of the definition of Eligible Accounts in the Credit Agreement, that all Eligible Inventory covered hereby meets the requirements of the definition of Eligible Inventory in the Credit Agreement, that all Authorized Investments covered hereby meet the requirements of the definition of Authorized Investments in the Credit Agreement and that the undersigned has delivered herewith to the Agent all documentation required under the Credit Agreement and the Master Assignment Agreement in respect of newly assigned Eligible Accounts and all other supplementary security documentation required by the Credit Agreement or the Security Documentation.

                                    RIO TINTO METAL, S.A.


                                    By ___________________________
                                       Title:


               * The maximum aggregate Swing Line Loans at any one time outstanding may not exceed $10,000,000 or its equivalent.

          Borrowing Base Worksheet for Eligible Accounts



Calculation of dollar value of Eligible Accounts denominated in other currencies:

Face Amount of        Conversion
Eligible Accounts    X   Rate*  =$ Value


____________ pta**

____________ DM

____________ Ffr

____________ lira

____________ pound

____________ Other

                     __________
Total Value of Eligible Accounts
Denominated in Other Currencies    $__________









               * Conversions from any currency into dollars shall be made at the selling rate ("cambio vendedar") on the display designated as page "FXFX" or page "FXFY", as appropriate, on the Reuters Monitor Money Rates Service at or around 11:00 a.m., Madrid time, on the date of conversion.

               ** These accounts are in addition to the peseta-denominated Eligible Accounts available for the Borrowing Base for Peseta Swing Line Loans. The same peseta-denominated Eligible Accounts cannot be used as part of the Borrowing Base for both Peseta Swing Line Loans and Working Capital Loans.

         Borrowing Base Worksheet for Eligible Inventory


Calculation of dollar value of Eligible Inventory:

                          Quantity  X  $ Value*  =Total

A.                Anodes

                    Copper
                    Gold
                    Silver

B.                Cathodes

                    Copper

C.                Copper
                  Concentrate

                    Copper
                      concentrate

D.                Wire-rod

                    Copper

E.                Slimes

                    Gold
                    Silver



               * Dollar values to be calculated, in the case of (i) copper, by reference to the LME Grade A cash, P.M. unofficial price,
                                 (ii) gold, by reference to the London P.M.
                                 daily fix price, (iii) silver, by
                                 reference to the London daily fix price
                                 and (d) copper concentrate, by reference to the acquisition price of all of the fully paid copper concentrate in the Borrower's inventory. Conversions from any currency into dollars shall be made at the selling rate ("cambio vendedar") on the display designated as page "FXFX" or page "FXFY", as appropriate, on the Reuters Monitor Money Rates Service at or around 11:00 a.m., Madrid time, on the date of conversion.

Total Value of Eligible Inventory    $

                          EXHIBIT D

         Form of Certificate of Independent Engineer

                                                      [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN

           Attention:  Structured Finance Division
                         Mining Finance

                     This certificate is delivered to you in
accordance with Section 7.03(b)(ii) of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A. ( the "Borrower"), the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders.

The undersigned hereby certifies to you as follows:

                     (i)As of the date hereof the status of
                  construction of the Project is in
                  compliance with the terms and conditions of the Lurgi Contract and the Borrower is and will be able to continue to comply with the terms and conditions of the Lurgi Contract, including the time schedule for construction contained therein.

                     (ii)  As of the date hereof the
                  Borrower is not in default under the Lurgi
                  Contract nor has the Borrower taken any
                  action or omitted to take any action as a result of which Lurgi would be permitted to materially modify or avoid its performance under the Lurgi Contract.

                     HATCH ASSOCIATES LIMITED



                     By ___________________________
                                 Title:

                          EXHIBIT E

                  Huelva Expansion Project
                       Completion Test


Completion will be achieved when all of the following events have occurred:

1.The Borrower has advised the Agent in writing that the turnkey construction contract with Lurgi has been completed satisfactorily and that all performance tests relating to the Lurgi contract have been passed to the complete satisfaction of the Borrower in all material respects.

2.The Independent Engineer has certified that:

(a)Physical construction and the installation of all facilities relating to the concentrate handling, flash smelting furnace, converter and anode sections, electric furnace, acid plants, refinery tankhouse and all the supply and infrastructural requirements of the Project have been completed in all material aspects in accordance with the Huelva Expansion Program, except for such changes which have been agreed in writing by the Agent.

(b)The Borrower has provided in writing an audited statement that all costs incurred in achieving physical completion as set out in (a) above, as well as the ISA Technology Fee, have been paid or will be paid in the ordinary course of business, subject to normal contract retentions.

(c)Over a consecutive period of 90 days the Project operations have produced on a sustainable basis not less than 90% of planned throughput of new blister copper in the form of anodes of a quality on a proportional basis relating to the volumes under each contract not less than that specified in the anode off-take agreement(s) then applicable as described in Exhibit U-1 of the Agreement. Within the stated 90-day period the Project operations have produced over a consecutive period of 30 days not less than 90% of design throughput and over a consecutive period of 5 days not less than 100% of design throughput.

(d)Over a consecutive period of 90 days the Project operations have produced on a sustainable basis not less than 90% of planned throughput of copper cathode of a quality not less than that capable of satisfying the LME Grade A contract. Within the stated 90-day period the Project operations have produced over a consecutive period of 30 days not less than 90% of design throughput and over a consecutive period of 5 days not less than 100% of design throughput.

(e)As stated in the Huelva Expansion Program the increased management and staffing levels have been attained and the work force has been adequately trained.

3.(a)The Borrower shall have submitted to the Agent a com-pletion certificate substantially in the form attached as Exhibit E-1 to the Agreement and signed by an authorized officer of the Borrower, certifying that the Loan Life Cover Ratio is equal to or greater than 1.6 to 1.0 and the Two Year Cover Ratio is equal to or greater than 1.3 to 1.0, such cover ratios to be calculated as described in Sec-tion 8.03 of the Agreement.

(b)The Independent Engineer shall have submitted to the Agent a certificate, substantially in the form attached as Exhibit E-2 to the Agreement, certifying that the Independent Engineer agrees with all technical assumptions used in calculation of the ratios set forth in the Borrower's completion certificate specified in clause (a) in light of the status of the Project as of the date of such certificate.

4.The due recordation of the Security Documents shall have been completed in accordance with Spanish Law.

                         EXHIBIT E-1

          Form of Borrower's Completion Certificate

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                          Mining Finance


                     This certificate is delivered to you in
accordance with Exhibit E of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders. The undersigned hereby certifies to you that as of the date hereof the Loan Life Cover Ratio is equal to or greater than 1.6 to 1.0 and the Two Year Cover Ratio is equal to or greater than 1.3 to 1.0 and that these cover ratios have been calculated in accordance with Section 8.03 of the Credit Agreement.


                     RIO TINTO METAL, S.A.



                     By ___________________________
                                 Title:





       E-1-1


                         EXHIBIT E-2

 Form of Completion Certificate of the Independent Engineer

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                          Mining Finance


                     This certificate is delivered to you in
accordance with Exhibit E of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders.

                     The undersigned hereby certifies to you
that as of the date hereof:

(a)Physical construction and the installation of all facilities relating to the concentrate handling, flash smelting furnace, converter and anode sections, electric furnace, acid plants, refinery tankhouse and all the supply and infrastructural requirements of the Project have been completed in all material aspects in accordance with the Huelva Expansion Program, except for such changes which have been agreed in writing by the Agent.

(b)The Borrower has provided in writing an audited statement that all costs incurred in achieving physical completion as set out in (a) above, as well as the ISA Technology Fee, have been paid or will be paid in the ordinary course of business, subject to normal contract retentions.

(c)Over a consecutive period of 90 days the Project operations have produced on a sustainable basis not less than 90% of planned throughput of new blister copper in the form of anodes of a quality on a proportional basis relating


       E-2-1

to the volumes under each contract not less than that specified in the anode off-take agreement(s) then applicable. Within the stated 90-day period the Project operations have produced over a consecutive period of 30 days not less than 90% of design throughput and over a consecutive period of 5 days not less than 100% of design throughput.

(d)Over a consecutive period of 90 days the Project operations have produced on a sustainable basis not less than 90% of planned throughput of copper cathode of a quality not less than that capable of satisfying the LME Grade A contract. Within the stated 90-day period the Project operations have produced over a consecutive period of 30 days not less than 90% of design throughput and over a consecutive period of 5 days not less than 100% of design throughput.

(e)As stated in the Huelva Expansion Program the increased management and staffing levels have been attained and the work force has been adequately trained.

(f)The undersigned agrees with all technical assumptions used in calculation of the ratios set forth in the Borrower's Completion Certificate specified in clause 3(a) of Exhibit E of the Credit Agreement in light of the status of the Project as of the date of such certificate. Copies of the Borrower's Completion Certificate and the technical assumptions used in calculation of the ratios set forth therein are attached as annexes hereto.

                     HATCH ASSOCIATES LIMITED


                     By ___________________________
                                 Title:



       E-2-2


                          EXHIBIT F

                       Scope of Work


a)                The Lurgi Contract.

b)                Non-Lurgi Contract work:

                  *  Inspection, alignment, renovation of
                     existing tankhouse cells.

                  *  Replace approximately 83 m3 catalyst, 6
                     m3 packing - RTM 1 + 2.

                  *  Repair antiacid floor tiles - RTM 1 +
                     2.

                  *  Rehabilitate SO2 blower - RTM 1.

                          EXHIBIT G

               Form of Cover Ratio Certificate

                                                      [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN

                     Attention:  Structured Finance Division
                      Mining Finance

                     This Cover Ratio Certificate is
delivered to you in accordance with the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders.

                     The undersigned hereby certifies the
following information as of the date hereof:

                     1.
                     Attached as Annex I hereto is the
                     Forecast, calculated in accordance with
                     Section 8.03 of the Credit Agreement.

                     2.
                  The Loan Life Cover Ratio is __________.

                     3.
                  The Two Year Cover Ratio is ___________.

                     4.
                  [In accordance with Section 2.06 of the
                  Credit Agreement, subject to the
                  provisions of Section 8.05, no Mandatory
                  Prepayments to repay outstanding Term
                  Loans are required.]

                     [In accordance with Section 2.06 of the
                     Credit Agreement, subject to the
                     provisions of Section 8.05, the amount
                     of Mandatory Prepayments to repay
                     outstanding Term Loans is
                     $__________________, such Mandatory
                     Prepayments to be paid on the next
                     subsequent Repayment Date(s) until
                     fully paid.]


                     RIO TINTO METAL, S.A.



                     By:__________________
                     Title:

                          EXHIBIT H

               Form of Assignment of Contracts

                          EXHIBIT I

                Form of Inducement Agreement

                          EXHIBIT J

                  Form of Lurgi Certificate

                     [Date]


Rio Tinto Metal, S.A.
Zurbano, 76
28010 Madrid
Spain

Attention: Jose Luis Gomez-Quilez


                     This certificate is delivered to you
for your sole use in connection with your requirements for obtaining advances pursuant to Section 7.03(b) and Section 8.01(a)(xi) of a Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A. (the "Borrower"), the Lenders parties thereto and Barclays Bank PLC, as Agent for said
Lenders.   The undersigned hereby certifies to you as
follows:

                     (i)As of the date hereof the status of
                  construction of the Project is in
                  compliance with the terms and conditions of the Lurgi Contract and the undersigned is and will be able to continue to comply with the terms and conditions of the Lurgi Contract, including the time schedule for construction contained therein and as modified in the monthly progress reports of the undersigned.

                     (ii)  As of the date hereof the
                  Borrower is not in default under the Lurgi
                  Contract nor is the undersigned aware of any action or omission by the Borrower as a result of which the undersigned would be permitted to materially modify or avoid its performance under the Lurgi Contract.

                     LURGI ESPANOLA, S.A.



                     By ___________________________
                                 Title:

                          EXHIBIT K

                      Form of Mortgage

                          EXHIBIT L

                  Form of Pledge of Shares

                          EXHIBIT M

          Form of Pledge on Authorized Investments

                          EXHIBIT N

             Form of Pledge Without Displacement

                          EXHIBIT O

               Form of Swing Line Loan Request

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                          Mining Finance


                     Reference is made to the Term Loan and
Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for
said Lenders.   The undersigned hereby gives you notice,
irrevocably, pursuant to Section 3.04(b) of the Credit Agreement, of its request for a borrowing of a Swing Line Loan under the Credit Agreement and, in that connection, sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 3.04(b) of the Credit Agreement:

                     (i)The Borrowing Date of the Proposed
                  Borrowing is _____________.

                     (ii)The aggregate amount of the
                  Proposed Borrowing is [$ ___________] [
                  ____________ pesetas]. Such amount, when added to the aggregate amount of outstanding Swing Line Loans on the proposed Borrowing Date will not exceed
                  $10,000,000 or the equivalent thereof in pesetas. Such amount, when added to the aggregate amount of outstanding Working
                  Capital Loans and Swing Line Loans on the proposed Borrowing Date, will not exceed the lesser of the Borrowing Base and the Total Working Capital Loan Commitment.

                     (iii) The initial Interest Period for
                  the Proposed Borrowing is ____ days.

                     [(iv) The undersigned has delivered to
                  you on or prior to the date hereof a
                  Borrowing Base Report dated no later than five Business Days prior to the proposed
                  Borrowing Date.*]

                     [(iv) The undersigned has delivered to
                  you on or prior to the date hereof a
                  Borrowing Base Report dated no later than three Business Days prior to the proposed
                  Borrowing Date.**]

                     [(iv)  Based on the most recently
                  delivered Borrowing Base Report there is sufficient Collateral for the Proposed
                  Borrowing.***]

                     The undersigned hereby certifies that
the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                     (a)The proceeds of the Proposed
                  Borrowing will be used in accordance with the provisions of Section 8.01(o)(ii) of the Credit Agreement to finance working capital needs of the undersigned for a period of one month or less.

                     (b)No Default or Event of Default has
                  occurred and is continuing or would result from the Proposed Borrowing or the application of the proceeds thereof.

                     (c)The representations and warranties
                  of the undersigned contained in Article VI of the Credit Agreement and in each Financing Document to which the



               *    For use in the case of a Dollar Swing Line Loan.

               **   For use in the case of a Peseta Swing Line Loan.

               ***  For use in the case of any Swing Line Loan with respect to which a new Borrowing Base Report is
                                 not required under Section 7.04(a) of the Credit Agreement.

                  undersigned is a party are true and
                  correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date.

                     (d)The undersigned is in compliance
                  with all of its covenants and agreements contained in the Credit Agreement.


                                    Very truly yours,

                                    RIO TINTO METAL, S.A.



                                    By ____________________________
                                                Title: [Chief Financial Officer]


                                    By ____________________________
                                                Title:  [Authorized Officer]

                          EXHIBIT P

                  Form of Term Loan Request

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                        Mining Finance


                     Reference is made to the Term Loan and
Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for
said Lenders.   The undersigned hereby gives you notice,
irrevocably, pursuant to Section 2.02(a) of the Credit Agreement, of its request for a borrowing of Term Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                     (i)The Borrowing Date of the Proposed
                  Borrowing is _____________.

                     (ii)The aggregate amount of the
                  Proposed Borrowing is $ ___________. Such amount, when added to the aggregate amount of outstanding Term Loans on the proposed Borrowing Date, will not exceed the Total Term Loan Commitment.

                     (iii) The initial Interest Period for
                  the Proposed Borrowing is ____ months.

                     (iv)  The undersigned is delivering to
                  you with this Term Loan Request (a) a
                  certificate of the undersigned dated the date hereof as to the status of construction in the form of Exhibit V to the Credit Agreement and (b) a Lurgi
                  Certificate dated no more than 31 days
                  prior to the date hereof in the form of
                  Exhibit J to the Credit Agreement.

                     [(v)  The undersigned is also
                  delivering to you with this Term Loan
                  Request a certificate of the Independent
                  Engineer dated the date hereof complying with Section 7.03(b)(ii) of the Credit
                  Agreement.*]

                     [(vi)  The undersigned is also
                  delivering to you with this Term Loan
                  Request (a) a certificate of the
                  undersigned, dated the date hereof and in the form of Exhibit Y to the Credit Agreement, certifying that all activities that were essential to be completed during the shutdown of the Huelva Smelter have been completed to the Borrower's satisfaction and that the Huelva Smelter is operating and (b) a certificate of the Independent Engineer, dated the date hereof and in the form of Exhibit Z to the Credit Agreement, certifying that such essential work has been completed satisfactorily and that the Huelva Smelter is operating at the scheduled level of output.**]

                     [(vii)  The undersigned is also
                  delivering to you with this Term Loan
                  Request a certificate of the undersigned,



               * To be included if proceeds of the Proposed Borrowing will be used to make payments received upon the occurrence of a Milestone (as defined in Section 6.4.3 of the Lurgi Contract).

               ** To be included if proceeds of the Proposed Borrowing are to fund the Milestone payment specified in Section 6.4.3.3 of the Lurgi Contract to be due upon the satisfactory completion of the work required during the general shutdown of the Huelva Smelter.

                  dated the date hereof, complying with
                  Section 7.03(v)(iv) of the Credit
                  Agreement.*]

                     The undersigned hereby certifies that
the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                     (a)The proceeds of the Proposed
                  Borrowing will be used in accordance with the provisions of Section 8.01(o)(i) of the Credit Agreement.

                     (b)No Default or Event of Default has
                  occurred and is continuing or would result from the Proposed Borrowing or the application of the proceeds thereof.

                     (c)The representations and warranties
                  of the undersigned contained in Article VI of the Credit Agreement and in each Financing Document to which the undersigned is a party are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date.

                     (d)The undersigned is in compliance
                  with all of its covenants and agreements contained in the Credit Agreement.


                     Very truly yours,

                     RIO TINTO METAL, S.A.



                     By ____________________________
                                 Title: [Chief Financial
                     Officer]


                     By ____________________________



               * To be included if proceeds of the Proposed Borrowing are to fund Additional
                                 Completion Amounts.

                                 Title:  [Authorized Officer]

                          EXHIBIT Q

            Form of Working Capital Loan Request

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                        Mining Finance


                     Reference is made to the Term Loan and
Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders.
 The undersigned hereby gives you notice, irrevocably, pursuant to Section 3.02(a) of the Credit Agreement, of its request for a borrowing of Working Capital Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 3.02(a) of the Credit Agreement:

                     (i)The Borrowing Date of the Proposed
                  Borrowing is _____________.

                     (ii)The aggregate amount of the
                  Proposed Borrowing is $ ___________. Such amount, when added to the aggregate amount of outstanding Working Capital Loans and Swing Line Loans on the proposed Borrowing Date, will not exceed the lesser of the Borrowing Base and the Total Working Capital Loan Commitment.

                     (iii) The initial Interest Period for
                  the Proposed Borrowing is ____ months.

                     (iv)  The undersigned has delivered to
                  you on or prior to the date hereof a
                  Borrowing Base Report dated no later than five Business Days prior to the proposed
                  Borrowing Date.

                     The undersigned hereby certifies that
the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                     (a)The proceeds of the Proposed
                  Borrowing will be used in accordance with the provisions of Section 8.01(o)(ii) of the Credit Agreement.

                     (b)No Default or Event of Default has
                  occurred and is continuing or would result from the Proposed Borrowing or the application of the proceeds thereof.

                     (c)The representations and warranties
                  of the undersigned contained in Article VI of the Credit Agreement and in each Financing Document to which the undersigned is a party are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date.

                     (d)The undersigned is in compliance
                  with all of its covenants and agreements contained in the Credit Agreement.


                     Very truly yours,

                     RIO TINTO METAL, S.A.



                     By ____________________________
                                 Title: [Chief Financial Officer]


                     By ____________________________
                                 Title:  [Authorized Officer]

                          EXHIBIT R

          Form of Opinion of Davis Polk & Wardwell



                     [Date]



To the Lenders and the Agent
  referred to below
c/o Barclays Bank PLC, as Agent
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN

Ladies and Gentlemen:

                     This opinion is furnished to you
pursuant to Section 7.01(g)(i) of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement"), among Rio Tinto Metal, S.A., a corporation organized under the laws of Spain (the "Company"), the Lenders parties thereto and Barclays Bank PLC, as Agent. We have acted as special New York counsel (a) for the Company in connection with the preparation, execution and delivery of the Credit Agreement and other Financing Documents and
(b) for Rio Tinto Minera, S.A., a corporation organized under the laws of Spain ("RTM"), and Freeport-McMoRan Copper & Gold Inc., a corporation organized under the laws of Delaware ("FCX"), in connection with the preparation, execution and delivery of the Inducement Agreement, dated as of date hereof (the "Inducement Agreement"), from RTM and FCX to the Agent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                     In connection with this opinion, we
have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

                     (1)FCX is a corporation duly organized
and validly existing under the laws of the State of Delaware.

                     (2)FCX has full corporate power and
authority to execute, deliver and perform the Inducement Agreement and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders which has not been obtained is required as a condition to the validity or performance of, or the exercise by the Agent or the Lenders of any of their rights or remedies in respect of, the Inducement Agreement.

                     (3)  No authorizations, consents,
approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware are necessary for the execution and delivery of the Financing Documents by the Company, RTM and FCX, as the case may be, the performance by each of the Company, RTM and FCX of its obligations thereunder, as applicable, and the exercise by the Agent and the Lenders of their remedies thereunder (except for any such authorizations, consents, approvals, registrations, notices, exemptions and licenses which may become necessary in the future to effect enforcement of remedies).

                     (4)The Credit Agreement constitutes the
valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                     (5)The Inducement Agreement has been
duly executed and delivered by FCX and constitutes the valid and binding obligation of each of RTM and FCX enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                     (6)There is no statute, regulation or
rule under the Federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware and no provision of FCX's Certificate of Incorporation or by-laws which would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of the Inducement Agreement or the incurrence of the obligations provided for therein.

                     (7)The Company is not, and, after
giving effect to the transactions contemplated by the Financing Documents, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                     The foregoing opinion is subject to the
following qualifications:

                     (a)We express no opinion as to the
                  effect (if any) of any law of any
                  jurisdiction (except the State of
                  New York) in which any Lender is located which may limit the rate of interest that such Lender may charge or collect.

                     (b)We express no opinion as to Section
                  11.02 of the Credit Agreement.

                     The foregoing opinion is limited to the
Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Spanish law, we have, with your approval, relied upon the opinion, dated as of the date hereof, of J&A Garrigues delivered to you pursuant to Section 7.01(g)(ii) of the Credit Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of J&A Garrigues. We believe you and we are justified in relying on such opinion for such matters.

                     With your approval, we have relied as
to certain matters on information obtained from public officials, officers of the Company, RTM and FCX and other sources believed by us to be responsible and we have assumed that the signatures on all documents examined by us are genuine, an assumption that we have not independently verified.

                     This letter is delivered by us as
special New York counsel to the Company, RTM and FCX to you and is solely for your benefit.

                     Very truly yours,

                          EXHIBIT S

              Form of Opinion of J&A Garrigues

                          EXHIBIT T

        Opinion of the Independent Insurance Advisor

                         EXHIBIT U-1

        Minimum Requirements for Supply and Off-take
         Contracts and Letters of Intent at Closing


                     Delivery of executed contracts or
letters of intent pertaining to the following is required at
Closing:


Copper Concentrate     75% of forecast requirements prior
 (Supply)              to January 1, 1997.

Anodes (off-take)      75% of forecast tonnage production
                       intended for sale when forecast
                       tonnage production intended for sale
                       is in excess of 10,000 tpa prior to
                       January 1, 1997.
Sulfuric Acid          90% of forecast production for 1994
                       and, thereafter, 50% of forecast
                       production prior to January 1, 1997.

Oxygen                 Sufficient supplies of oxygen to
                       meet the Borrower's requirements
                       prior to January 1, 1997.

Cathodes               Tolling Agreement with Metalcable,
                       S.A.


N.B. Percentages relate to total forecast consumption or production as detailed in the Project Development Plan.



       U-1-1




                         EXHIBIT U-2

        Minimum Requirements for Supply and Off-take
                Contracts by January 1, 1997

                     Executed contracts pertaining to the
following are required by January 1, 1997 and as at the Forecast Date relating to the applicable Contract Date and each Forecast Date thereafter:


                                                Tonnage


Copper Concentrate    Next 1 year          :        90%
                      Following 1 year  :           80%
                      Life of Loan         :      66.6%

                      Over the next two years, the average
                      of 70% of forecast tonnage of copper
                      concentrate to have contracted T/Cs
                      and R/Cs.

Anodes                Next 1 year          :        80%
                      Following 1 year  :           70%

                      Discount price formula to be con-
                      tracted.

Sulfuric Acid         Next 1 year          :        80%
                      Following 4 years :           40%

                      Contract price and/or disposal cost
                      to be contracted.
Oxygen                Sufficient oxygen to supply the Bor-
                      rower's requirements for a minimum
                      period of twelve months.


N.B. Percentages relate to total forecast consumption or production as detailed in the Project Development Plan.



       U-2-1




                          EXHIBIT V

               Form of Officer's Certificate:
                   Status of Construction

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                        Mining Finance


                     This certificate is delivered to you in
accordance with Section 7.03(a) of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said
Lenders.   The undersigned hereby certifies to you that as
of the date hereof the Borrower is in compliance with the terms and conditions of the Lurgi Contract and that the status of construction of the Project meets the specifications of the Lurgi Contract, including the time schedule for construction contained therein as modified in the monthly progress reports of Lurgi.


                     RIO TINTO METAL, S.A.



                     By ____________________________
                                 Title:

                          EXHIBIT W

           Form of Opinion of Sullivan & Cromwell


                     ____________, 1994



Barclays Bank PLC, as Agent,
   St. Mary's Court,
                   100 Lower Thames Street,
                      London  EC3R 6JN.

Dear Sirs:

                     In connection with the preparation of

the (i) Term Loan and Working Capital Agreement, dated as of

November 4, 1994 (the "Credit Agreement"), among Rio Tinto

Metal, S.A., a corporation organized under the laws of Spain

(the "Company"), each of the Banks identified on the

signature pages thereof and Barclays Bank PLC, as agent (the

"Agent"), and (ii) Inducement Agreement, dated as of

______________, 1994 (the "Inducement Agreement"), among

Freeport-McMoRan Copper & Gold Inc., a corporation organized under the laws of the State of Delaware ("FCX"), Rio Tinto

Minera, S.A., a corporation organized under the laws of

Spain ("RTM"), and the Agent, we, as your counsel, have

examined such certificates and other documents, and such

questions of law, as we have considered necessary or

appropriate for the purposes of this opinion.  Upon the

basis of such examination, we advise you that, in our

opinion:

                     (1)The documents delivered to you at

                  the closing today appear on their face to

                  be appropriately responsive in all

                  material respects to the conditions

                  precedent to the effectiveness of the

                  Credit Agreement and the obligation of

                  each Lender to make its Initial Loan (as

                  defined in the Credit Agreement) specified

                  in Section 7.01 of the Credit Agreement.

                     (2)Assuming that each of the Credit

                  Agreement  and the Inducement Agreement

                  has been duly authorized, executed and

                  delivered by each of the parties thereto,

                  (i) the Credit Agreement constitutes a

                  valid and legally binding obligation of

                  the Company and (ii) the Inducement

                  Agreement constitutes a valid and legally

                  binding obligation of RTM and FCX, each

                  enforceable in accordance with its terms,

                  subject to bankruptcy, insolvency,

                  fraudulent transfer, reorganization,

                  moratorium and similar laws of general

                  applicability relating to or affecting

                  creditors' rights and to general equity

                  principles.

                     With your approval, we have assumed

that the Company has been duly incorporated and is an

existing corporation in good standing under the laws of

Spain and that the execution and delivery of the Credit

Agreement by the Company, and the performance by the Company of its obligations thereunder, will comply with all

applicable law and with each requirement or restriction

imposed by the Company's governing articles or laws

(Escritura de Constitucion y Estatutos) or by any court or

governmental body having jurisdiction over the Company, its

properties or its activities, and will not result in a

default under or breach of any agreement or instrument

binding on the Company.

                     We have assumed further that (i) RTM

has been duly incorporated and is an existing corporation in good standing under the laws of Spain, (ii) FCX has been

duly incorporated and is an existing corporation in good

standing under the laws of the State of Delaware and (iii)

the execution and delivery of the Inducement Agreement by

RTM and FCX, and the performance by RTM and FCX of their

obligations thereunder, will comply with all applicable law

and with each requirement or restriction imposed by RTM's

governing articles or laws (Escritura de Constitucion y

Estatutos) and FCX's articles of incorporation or by any

court or governmental body having jurisdiction over RTM or

FCX, their properties or their activities, and will not result in a default under or breach of any agreement or instrument binding on RTM or FCX.

                     The foregoing opinion is limited to the

Federal laws of the United States and the laws of the State

of New York, and we are expressing no opinion as to the

effect of the laws of any other jurisdiction.  With respect

to all matters of Spanish law, we have, with your approval,

relied upon the opinion, dated ____________, 1994 of Uria &

Menendez delivered to you pursuant to Section 7.01(g)(iv) of the Credit Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to

such matters as are contained in such opinion of Uria &

Menendez.  We believe you and we are justified in relying on such opinion for such matters.

                     We have assumed that the signatures on

all documents examined by us are genuine, an assumption that we have not independently verified.

                     This letter is delivered by us as your

counsel, and is solely for your benefit.

                     Very truly yours,

                          EXHIBIT X

             Form of Opinion of Uria & Menendez

                          EXHIBIT Y

        Form of Shutdown Certificate of the Borrower

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                          Mining Finance


                     This certificate is delivered to you in
accordance with Section 7.03(b)(iii) of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders. The undersigned hereby certifies to you that as of the date hereof all activities that were essential to be completed during the shutdown of the Huelva Smelter have been completed to the satisfaction of the undersigned and that the Huelva Smelter is operating.


                     RIO TINTO METAL, S.A.



                     By ____________________________
                                 Title:

                          EXHIBIT Z

  Form of Shutdown Certificate of the Independent Engineer

                     [Date]


Barclays Bank PLC, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London EC3R 6JN



          Attention:  Structured Finance Division,
                          Mining Finance


                     This certificate is delivered to you in
accordance with Section 7.03(b)(iii) of the Term Loan and Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said Lenders. The undersigned hereby certifies to you that as of the date hereof all activities that were essential to be completed during the shutdown of the Huelva Smelter have been completed satisfactorily and that the Huelva Smelter is operating at the scheduled level of output.


                     HATCH ASSOCIATES LIMITED



                     By ____________________________
                                 Title:

                         EXHIBIT AA

              Form of Assignment and Acceptance



                                                      [Date]


                     Reference is made to the Term Loan and
Working Capital Agreement, dated as of November 4, 1994 (the "Credit Agreement"), among Rio Tinto Metal, S.A., a corporation organized under the laws of the Kingdom of Spain (the "Borrower"), each of the financial institutions identified on the signature pages thereof (each, a "Lender" and, collectively, the "Lenders") and Barclays Bank PLC, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

                     ____________________________ (the
"Assignor") and ______________________________ (the
"Assignee") agree as follows:

                     1.  The Assignor hereby sells and
assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the effective date of the Assignment and Acceptance (the "Assignment and Acceptance Effective Date") (as determined below) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee's Term Loan Commitment and Working Capital Loan Commitment (and related outstanding Loans thereunder) shall be as set forth on Schedule I hereto.

                     2.  The Assignor (i) represents and
warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit
Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit
Agreement or any other document furnished pursuant thereto.

                     3.  The Assignee confirms and agrees as
follows: (i) that it has received a copy of this Assignment and Acceptance Agreement, together with copies of the financial statements referred to in Section 8.01(a) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(ii) that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) that it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) that its address for notices is set forth beneath its name on the signature pages hereof.

                     4.  The Assignment and Acceptance
Effective Date shall be _____________. Following the execution of this Assignment and Acceptance, it shall be delivered to the Agent for acceptance by the Agent together with a recording fee in the amount $3,000.00.

                     5.  [This Assignment and Acceptance is
subject to the prior written consent of the Borrower.]*
Upon such [consent by the Borrower and] acceptance, as of the Assignment and Acceptance Effective Date (i) the Assignee shall be a party to the Credit Agreement, and shall have the rights and obligations of a Lender with a Commitment as set forth herein and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                     6.  Upon such acceptance and recording
by the Agent, from and after the Assignment and Acceptance


               * To be inserted if the Assignee is not a Lender, an Affiliate of a Lender or a Federal Reserve Bank immediately prior to the Assignment and Acceptance Effective Date.

Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.
The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment and Acceptance Effective Date directly between themselves.

                     7.  THIS ASSIGNMENT AND ACCEPTANCE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

                     8.  The Assignee agrees not to sell any
assignments of, or grant participations in, its Commitments or its Loans except in accordance with the Credit Agreement.

                     [ASSIGNOR]


                     By:___________________________
                        Name:
                        Title:


                     [ASSIGNEE]


                     By:___________________________
                        Name:
                        Title:


                     Address for Notices:

                     ______________________________
                     ______________________________
                     ______________________________

[Approved this ____ day
of _______________, 19__

RIO TINTO METAL, S.A.


By:______________________
   Name:
   Title:              ]*



               * To be inserted if the Assignee is not a Lender, an Affiliate of a Lender or a Federal Reserve Bank immediately prior to the Assignment and Acceptance Effective Date.

Accepted this ____ day
of _______________, 19__

BARCLAYS BANK PLC,
as Agent


By:______________________
   Name:
   Title:

                         SCHEDULE I
                             TO
                  ASSIGNMENT AND ACCEPTANCE
                  DATED _____________, 19__



TOTAL FACILITY:           $290,000,000

I.                TERM LOANS

                  A. Total Term Loans:     $225,000,000

                  B. Percentage of Total
                     Term Loans Assigned:     ___________%

                  C. Amount Assigned:

                     Term Loans$___________

                     Term Loan Commitment   $___________

                  D. As of the date hereof, after giving
                     effect to this assignment:

                     Assignor's Term Loans:   $___________

                     Assignor's Term
                     Loan Commitment:     $___________


                     Assignee's Term Loans    $___________

                     Assignee's Term
                     Loan Commitment$___________

II.               WORKING CAPITAL LOANS

                  A. Total Working Capital Loans:$65,000,000

                  B. Percentage of Total Working
                     Capital Loans Assigned:   ___________%

                  C. Amount Assigned:

                     Working Capital Loans$___________

                     Working Capital
                     Loan Commitment   $___________

                  D. As of the date hereof, after giving
                     effect to this assignment:

                     Assignor's Working
                     Capital Loans:   $___________

                     Assignor's Working
                     Capital Loan Commitment:
$___________


                     Assignee's Working
                     Capital Loans    $___________

                     Assignee's Working
                     Capital Loan Commitment$___________

                         Schedule I

                         COMMITMENTS

                     Term Loan        Working          Total       Percentage
                     Commitment       Capital        Commitment        of
                                        Loan                         Total
                                     Commitment                     Facility

BARCLAYS BANK PLC  $76,248,513.69  $22,027,348.39 $98,275,862.08    33.8882%
ABN AMRO BANK
N.V.               $35,582,639.71  $10,279,429.25 $45,862,068.96    15.8145%

NATIONAL
WESTMINSTER
  BANK PLC         $35,582,639.71  $10,279,429.25 $45,862,068.96    15.8145%

DEUTSCHE BANK AG,
  NEW YORK BRANCH  $23,275,862.07  $ 6,724,137.93 $30,000,000.00    10.3448%
LANDESBANK BERLIN  $23,275,862.07  $ 6,724,137.93 $30,000,000.00    10.3448%

B.N.P. ESPANA,
S.A.               $15,517,241.38  $ 4,482,758.62 $20,000,000.00     6.8966%
DE NATIONALE
INVESTERINGSBANK
N.V.              $ 15,517,241.38  $ 4,482,758.62 $ 20,000,000.00    6.8966%


TOTAL             $225,000,000.00  $65,000,000.00 $290,000,000.00  100.0000%







                      Schedule 1.01(c)

                      Project Documents


Lurgi Contract



                      Schedule 6.01(o)

                  Environmental Protection





                      Schedule 6.01(v)

                      Supply Contracts


1.                Concentrate sales agreement between P.T.
                  Freeport Indonesia and Rio Tinto Minera,
                  S.A. dated as of September 22, 1992.*

2.                Concentrate sales agreement between
                  Sociedade Mineira de Neves Corvo
                  (SOMINCOR) and Rio Tinto Minera, S.A.
                  dated as of July 7, 1988 and amended as of November 30, 1992.*

3.                Concentrate sales agreement between Minera
                  Escondida Limitada and Rio Tinto Minera,
                  S.A. dated as of March 12, 1990.*

4.                Anode Supply Agreement between Rio Tinto
                  Metal, S.A. and Union Miniere dated as of October 21, 1994.

5. Sulphuric Acid purchase agreement between FMC Foret, S.A. and Rio Tinto Minera, S.A.
                  dated as of July 22, 1993.*

6. Oxygen Supply agreement between Rio Tinto Minera, S.A. and Sociedad Espanola del Oxigeno S.A. (SEO) dated as of August 17, 1982 and amended between Rio Tinto Metal, S.A. and SEO dated as of November 4, 1994.

7.                Tolling Agreement between Rio Tinto Metal,
                  S.A. and Metalcable, S.A. dated as of
                  October 28, 1994.




               * This contract has been duly and validly assigned by RTM to the Borrower.





                      Schedule 7.01(k)

                       Authorizations


1. Certificate issued by the Industrial Registry ("Registro Industrial") dependent from the Industry Secretary of the Junta de Andalucia ("Consejeria de Industria de la Junta de Andalucia") stating that Rio Tinto Metal, S.A. is authorized to carry out copper smelting and refining activities and the production of sulphuric acid.

2. Certificate issued by the Property Registry ("Registro de la Propiedad") in Huelva stating that the administrative concessions and the real estate properties to be mortgaged under the Mortgage on Real Estate are recorded in the name of Rio Tinto Metal S.A.

3.                Administrative concessions.

4.                Authorization to carry out the
                  construction, expansion and operation of the copper smelting and refining complex at Huelva issued by the Industry Secretary of the Junta de Andalucia.

5.                Authorization to carry out the
                  construction, expansion and operation of the copper smelting and refining complex at Huelva issued by the Huelva Port
                  Authority.

6.                Authorization to carry out the
                  construction, expansion and operation of the copper smelting and refining complex at Huelva issued by the Huelva Town Hall.

7. Financial Operation Number (NOF) issued by the Bank of Spain in relation to the granting of the Term Loan and Working
                  Capital Agreement.

8.                Authorization to mortgage the
                  administrative concessions issued by the
                  Huelva Port Authority.